EXHIBIT 10.2

SECURITIES PURCHASE AGREEMENT

(SERIES A CONVERTIBLE PREFERRED SHARES)

BY AND AMONG

THE PURCHASERS LISTED ON SCHEDULE I HERETO

AND

EVOLENT HEALTH, INC.

DATED AS OF JANUARY 20, 2023

TABLE OF CONTENTS

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LIST OF SCHEDULES

SCHEDULE I	List of Purchasers

LIST OF EXHIBITS

EXHIBIT A	Series A Preferred Shares and Purchase Price

EXHIBIT B	Certificate of Designation (Series A Convertible Preferred Shares)

EXHIBIT C	Investors Rights Agreement (Series A Convertible Preferred Shares)

EXHIBIT D	Registration Rights Agreement (Series A Convertible Preferred Shares)

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SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (Series A Convertible Preferred Shares) (this “Agreement”), dated as of January 20, 2023, is made by and among (i) the Purchasers named in Schedule I hereto (collectively, “the “Purchasers”) and (ii) Evolent Health, Inc., a Delaware corporation (the “Company” and together with the Purchasers and any Affiliated Transferee that becomes a party to this Agreement, the “Parties”). Capitalized terms used but not defined herein shall have the meanings set forth in the Investor Rights Agreement (Series A Convertible Preferred Shares), dated as of the date hereof, by and among the Company and the Purchasers named in Schedule I therein (the “Investor Rights Agreement”).

PRELIMINARY STATEMENTS

A. The Company desires to issue and sell to the Purchasers an aggregate of 175,000 authorized but unissued shares of Cumulative Series A Convertible Preferred Shares in the Company, par value $0.01 per share, with an initial Stated Value of $1,000 per share (the “Series A Preferred Shares”), on the terms and subject to the conditions set forth in this Agreement.

B. Each Purchaser desires to purchase the number of Series A Preferred Shares set forth opposite such Purchaser’s name on Exhibit A under the heading “Series A Preferred Shares,” on the terms and subject to the conditions set forth in this Agreement.

C. The terms of the Series A Preferred Shares are set forth in the Certificate of Designation, attached hereto as Exhibit B (the “Certificate of Designations”).

D. The rights of, and restrictions on, the holders of the Series A Preferred Shares are set forth in the Investors Rights Agreement, attached hereto as Exhibit C, and the Registration Rights Agreement, attached hereto as Exhibit D (the “Registration Rights Agreement”).

E. This Agreement is being entered into, and the issue of the Series A Preferred Shares is being concurrently consummated, on the Issue Date (which Issue Date, for the avoidance of doubt, is the “Closing Date” referenced in such Commitment Letter) in accordance with the terms and conditions of the Commitment Letter.

The Parties agree as follows:

ARTICLE I

SALE AND PURCHASE OF SECURITIES

Section 1.1 Sale and Purchase of Securities.

(a) Sale and Purchase. Subject to all of the terms and conditions of this Agreement, and in reliance on the representations, warranties, covenants and other agreements set forth herein, at the Closing (as defined below), (i) the Company will issue and sell to the Purchasers the Series A Preferred Shares for $960.00 per share of Series A Preferred Shares, representing 96% of the initial Stated Value of each share of Series A Preferred Shares, and in aggregate, an amount of $168,000,000 (such amount being the sum of the amounts set forth opposite each Purchaser’s name on Exhibit A under the heading “Purchase Price”) (the “Purchase Price”) and

(ii) each Purchaser will, severally, and not jointly, purchase such number of Series A Preferred Shares and pay the portion of the Purchase Price set forth opposite such Purchaser’s name on Exhibit A by wire transfer in immediately available funds. The obligations of the Purchasers to purchase the Series A Preferred Shares hereunder are several, and not joint, and no Purchaser will have any liability to any Person for the performance or non-performance by any other Purchaser in connection therewith.

(b) Series A Preferred Shares. (i) The Series A Preferred Shares will (A) be issued at the Closing to each Purchaser, fully paid, non-assessable and free and clear of any Liens and otherwise in accordance with the terms of this Agreement, (B) be registered to each Purchaser in the Company’s stock records, in the amounts purchased by each such Purchaser, and (C) have the designations, rights, preferences, powers, restrictions and limitations set forth in the Certificate of Designation and (ii) the holders of the Series A Preferred Shares will have the rights and be subject to the restrictions set forth in the Investors Rights Agreement and the Registration Rights Agreement, in each case to the extent such holder is a party (or has duly executed a joinder) thereto.

Section 1.2 Closing. The consummation of the sale and purchase of the Series A Preferred Shares in accordance with the terms of this Agreement (the “Closing”) will take place on the Issue Date at the offices of King & Spalding LLP, 1185 Avenue of the Americas, New York, New York 10036, promptly following execution of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in (x) the confidential disclosure letter delivered by the Company to the Purchasers in connection with the execution of this Agreement (the “Company Disclosure Letter”), attached hereto, it being agreed that disclosure of any item in such schedules will be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent on the face of such disclosure, and (y) any report, schedule, form, statement or other document (including exhibits) filed with, or furnished to, the SEC after January 1, 2021 and prior to the Issue Date (the “Company SEC Reports”), other than any cautionary risk factor disclosures in any such Company SEC Reports contained in the “Risk Factors” section thereof or any forward-looking statements within the meaning of the Securities Act or the Exchange Act, the Company represents and warrants to the Purchasers as of the Issue Date that:

Section 2.1 The Series A Preferred Shares.

(a) Except (x) as set forth in Section 2.13, (y) as contemplated by the Minuet Acquisition Agreement or the Preferred Stock Documentation, and (z) for the Series A Preferred Shares, the 2024 Convertible Notes (as defined in the Credit Agreement) and the 2025 Convertible Notes (as defined in the Credit Agreement), as of the Issue Date (after giving effect to the filing and effectiveness of the Certificate of Designation with the Delaware Secretary of State), there are (i) no outstanding shares of capital stock of, or other equity or voting interests in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interests (or voting debt) in, or

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any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests in, the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as “Company Securities”) and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities. Except as contemplated by the Minuet Acquisition Agreement or the Preferred Stock Documentation, there are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities, or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities. Except as contemplated by the Minuet Acquisition Agreement or the Preferred Stock Documentation, none of the Company or any Subsidiary of the Company is a party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities.

(b) The Series A Preferred Shares will, as of the Issue Date, and the Conversion Shares will, when issued, (i) be duly authorized by all necessary corporate action on the part of the Company, validly issued, fully paid and non-assessable, (ii) be issued in compliance with all applicable federal and state securities laws, (iii) not be subject to any preemptive or similar right, purchase or call option or right of first refusal or similar right, and (iv) be free and clear of any Liens (other than Liens created as a result of applicable securities Laws, the Investor Rights Agreement or those created by the Purchaser). As of the Issue Date, the Series A Preferred Shares, with respect to distribution rights and rights upon the Company’s liquidation, winding up or dissolution, shall rank senior in priority of payment to all existing equity securities of the Company and will have the terms and conditions and entitle the holders thereof to the rights set forth in the Certificate of Designation. The Conversion Shares issuable upon conversion of the Series A Preferred Shares have been duly reserved for issuance.

Section 2.2 Private Offering; No General Solicitation.

(a) Subject to compliance by the Purchasers with the representations and warranties set forth in Article III, it is not necessary in connection with the issuance of the Series A Preferred Shares or the Conversion Shares to the Purchasers in the manner contemplated by this Agreement, to register the Series A Preferred Shares or the Conversion Shares under the Securities Act.

(b) None of the Company or its Affiliates or any Person acting on any of their behalf (other than the Purchasers and their respective Affiliates, as to whom the Company makes no representation or warranty) directly or indirectly, has offered, sold or solicited any offer to buy and will not, directly or indirectly, offer, sell or solicit any offer to buy, any security of a type or in a manner that would be integrated with the offering or issuance of the Series A Preferred Shares or the Conversion Shares. None of the Company or its Affiliates or any Person acting on any of their behalf (other than the Purchasers and their respective assignees, as to whom the Company

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makes no representation or warranty) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D) or in any matter involving a public offering (within the meaning of Section 4(a)(2) of the Securities Act) in connection with the offering of the Series A Preferred Shares.

Section 2.3 Financial Condition. The Company has heretofore furnished to the Holders the unaudited consolidated pro forma balance sheet of the Company and its Subsidiaries as of September 30, 2022, prepared after giving pro forma effect to the consummation of the Transactions as if the Transactions had occurred as of such date (the “Pro Forma Financial Statement”). The Pro Forma Financial Statement shall have been prepared by the Company based on good faith estimates and assumptions believed by the Company to be reasonable at the time made and at the time so furnished; provided, that the Pro Forma Financial Statement shall not be required to be prepared in compliance with Regulation S-X of the Securities Act or include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)). Any forecasts of financial performance of the Company and its Subsidiaries furnished to the Holders have been prepared in good faith by the Company and based on assumptions believed by the Company to be reasonable at the time made and at the time so furnished, it being understood that actual results may vary from such forecasts and that such variations may be material.

Section 2.4 No Change. Since November 17, 2022, there has been no circumstance, event or occurrence, and no fact is known to the Company that has resulted in or could reasonably be expected to result in a Material Adverse Effect.

Section 2.5 Corporate Status. The Company and each of its Subsidiaries (a) is a duly organized or formed and validly existing corporation, limited liability company or other registered entity in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it does business or owns assets, except where the failure to be so qualified, authorized or in good standing could not reasonably be expected to result in a Material Adverse Effect.

Section 2.6 Corporate Power and Authority. The Company has the corporate power and authority to execute, deliver and perform the Preferred Stock Documentation, and the Company has the corporate power and authority and legal right to issue the Series A Preferred Shares and Conversion Shares. The execution, delivery and performance of the Preferred Stock Documentation have been duly authorized and approved by the Board of Directors, and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of the Preferred Stock Documentation. The Company has duly executed and delivered the Preferred Stock Documentation, and this Agreement, the Investor Rights Agreement and the Registration Rights Agreement constitute the legal, valid and binding obligations of the Company, each enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

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Section 2.7 No Violation. None of (a) the execution, delivery and performance by the Company of the Preferred Stock Documentation and compliance with the terms and provisions thereof, (b) the issuance of the Series A Preferred Shares or the Conversion Shares, (c) the consummation of the other Transactions, or (d) the consummation of the other transactions contemplated hereby or thereby on the relevant dates therefor will (i) contravene in any material respect any applicable provision of any material Applicable Law of any Governmental Authority, (ii) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Company pursuant to, (A) the terms of any material indenture, loan agreement, lease agreement, mortgage or deed of trust or (B) any other Material Contracts, in the case of either clause (A) and (B), to which the Company is a party or by which it or any of its property or assets is bound or (iii) violate any provision of the Organization Documents of the Company, except with respect to any conflict, breach or contravention or default referred to in clauses (ii)(A) or (ii)(B), to the extent that such conflict, breach, contravention or default could not reasonably be expected to have a Material Adverse Effect.

Section 2.8 Litigation, Labor Controversies, etc. There is no litigation, action, proceeding or labor controversy (including, without limitation, strikes, lockouts or slowdowns) against the Company or any of its Subsidiaries that is pending or, to the knowledge of the Company, threatened in writing except (x) as could not reasonably be expected to have a Material Adverse Effect, (y) as could not reasonably be expected to result in monetary judgments or relief, individually or in the aggregate, in excess of $15,000,000 or (z) which does not purport to affect the legality, validity or enforceability of the Preferred Stock Documentation, the Minuet Acquisition Agreement or the Transactions.

Section 2.9 Approvals, Consents, etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person, and no consent or approval under any contract or instrument (other than (i) the approval of the Conversion Shares for listing on NYSE, subject to official notice of issuance, (ii) the filing with the SEC of such current reports and other documents, if any, required to be filed with the SEC under the Exchange Act or Securities Act in connection with the Transactions or the Registration Rights Agreement, and (iii) those that have been duly obtained or made and which are in full force and effect, or if not obtained or made, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect) is required for the consummation of the Transactions or the due execution, delivery or performance by the Company of the Preferred Stock Documentation, or for the due execution, delivery or performance of the Preferred Stock Documentation, in each case by any of the parties thereto. There does not exist any judgment, order, injunction or other restraint issued or filed that would purport to affect the legality, validity or enforceability of the transactions contemplated by the Preferred Stock Documentation, the consummation of the Transactions, the issuance of the Series A Preferred Shares or the Conversion Shares or the performance by the Company or any of its Subsidiaries of their obligations under the Preferred Stock Documentation.

Section 2.10 Investment Company Act. The Company is not required to be registered, or will be required to be registered after giving effect to the Transactions and the transactions contemplated under the Preferred Stock Documentation, as an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940.

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Section 2.11 Tax Returns and Payments. The Company has filed all applicable federal and state income Tax returns and all other material Tax returns, domestic and foreign, required to be filed by them and has paid all material Taxes and assessments payable by them that have become due, other than those not yet delinquent or being diligently contested in good faith by appropriate proceedings and by proper proceedings which stay the enforcement of any Lien as to which the Company has maintained adequate reserves in accordance with GAAP.

Section 2.12 Compliance with ERISA. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (a) each Pension Plan is in compliance with ERISA, the Code and any Applicable Law; (b) no ERISA Event has occurred (or is reasonably likely to occur); (c) each Pension Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service, and nothing has occurred subsequent to the issuance of such determination letter which would reasonably be expected to prevent, or cause the loss of, such qualification; (d) no failure by the Company or any ERISA Affiliate to make any required contribution to a Multiemployer Plan when due has occurred; (e) neither the Company nor any ERISA Affiliate has incurred (or is reasonably expected to incur) any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code; and (f) no Lien imposed under the Code or ERISA on the assets of either the Company or any ERISA Affiliate exists (or is reasonably likely to exist). Except as could not reasonably be expected to have a Material Adverse Effect, no employee welfare benefit plan within the meaning of § 3(1) or § 3(2)(B) of ERISA of the Company provides benefit coverage subsequent to termination of employment except as required by Title I, Subtitle B, Part 6 of ERISA or applicable state insurance laws. With respect to any Foreign Plan, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (a) all employer and employee contributions required by applicable law or by the terms of such Foreign Plan have been made or, if applicable, accrued in accordance with normal accounting practices; (b) the accrued benefit obligations of each Foreign Plan (based on those assumptions used to fund such Foreign Plan) with respect to all current and former participants do not exceed the assets of such Foreign Plan; (c) each Foreign Plan that is required to be registered has been registered and has been maintained in good standing and applicable regulatory authorities; and (d) each Foreign Plan is in compliance in all material respects with applicable law and regulations and with the terms of such Foreign Plan.

Section 2.13 Capitalization. As of the Issue Date (after giving effect to the filing and effectiveness of the Company’s certificate of incorporation, as amended (the “Amended Charter”), and the Certificate of Designation with the Delaware Secretary of State), the authorized capital stock of the Company will consist of (i) 750,000,000 shares of Class A common stock, par value $0.01 per share (the “Common Stock”), (ii) 100,000,000 shares of Class B common stock, par value $0.01 per share (the “Class B Common Stock”), and (iii) 175,000 shares of preferred stock, par value $0.01 per share, which have been designated as Series A Preferred Shares, with an initial Stated Value of $1,000 per share. As of the Issue Date (after giving effect to the filing and effectiveness of the Amended Charter and the Certificate of Designation with the Delaware Secretary of State), (i) 101,610,495 shares of Common Stock will be issued and outstanding, with

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no shares of Common Stock held in treasury, (ii) no shares of Class B Common Stock will be issued and outstanding, with no shares of Class B Common Stock held in treasury, and (iii) no shares of Series A Preferred Shares will be issued and outstanding prior to the consummation of the transactions contemplated by this Agreement, with no shares of Series A Preferred Shares held in treasury.

Section 2.14 Intellectual Property. The Company and each of its Subsidiaries owns, or possesses the right to use, all of the material trademarks, service marks, trade names, copyrights, patents, patent rights, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses. To the knowledge of the Company, the use of such material intellectual property does not infringe upon any intellectual property rights held by any other Person, except as could not reasonably be expected to have a Material Adverse Effect. Except as specifically set forth on Schedule 2.15 and as could not reasonably be expected to have a Material Adverse Effect, no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Company threatened in writing.

Section 2.15 Environmental.

(a) Except as would not reasonably be expected to result in a Material Adverse Effect: (i) the Company and each of its Subsidiaries are in compliance with all material Environmental Laws in all jurisdictions in which the Company or such Subsidiary, as the case may be, are currently doing business (including obtaining, maintaining in full force and effect, and complying with all Permits required under Environmental Laws to operate the business of the Company and its Subsidiaries as currently conducted); (ii) neither the Company nor any of its Subsidiaries is subject to any material Environmental Claim or any other material liability under any Environmental Law that is pending or, to the knowledge of the Company, threatened in writing; (iii) to the knowledge of the Company, there are no conditions relating to the formerly owned Real Property that could reasonably be expected to give rise to any material Environmental Claim against the Company or any of its Subsidiaries and (iv) no Lien in favor of any Governmental Authority securing, in whole or in part, material Environmental Claims has attached to any Real Property of the Company or any of its Subsidiaries.

(b) Neither the Company nor any of its Subsidiaries has treated, stored, transported, released (as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980) or disposed of Hazardous Materials at, from, on or under any currently or formerly owned Real Property, facility relating to its business, or, to the knowledge of the Company, any other location, in each case, in a manner that could reasonably be expected to give rise to an Environmental Claim that could result in a Material Adverse Effect.

(c) This Section 2.15 contains the sole and exclusive representations and warranties of the Company with respect to matters arising under or relating to Environmental Laws, Environmental Claims, Hazardous Materials, Releases, or any other environmental, health or safety matters.

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Section 2.16 Ownership of Properties. The Company owns (a) in the case of owned Real Property, good, indefeasible and marketable fee simple title to such Real Property, (b) in the case of owned personal property, good and valid title to such personal property and (c) in the case of leased Real Property or personal property, valid, subsisting, marketable, insurable and enforceable (except as may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws applicable to creditors’ rights generally and by generally applicable equitable principles, whether considered in an action at law or in equity) leasehold interests (as the case may be) in such leased property, in each case, free and clear in each case of all Liens, except for Permitted Liens (as defined in the Credit Agreement).

Section 2.17 No Default. Neither the Company nor any of its Subsidiaries is in default under or with respect to, or a party to, any Material Contract (other than any such Material Contract in respect of Indebtedness) that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Upon the effectiveness of the Preferred Stock Documentation and Amendment No. 1 to the Credit Agreement, neither the Company nor any of its Subsidiaries is in default under or with respect to any Material Contract in respect of Indebtedness the breach of which could reasonably be expected to have a Material Adverse Effect.

Section 2.18 Solvency. On the Issue Date after giving effect to the Transactions, the Company and its Subsidiaries, on a consolidated basis, are Solvent.

Section 2.19 Licensed Insurance Entities. No Licensed Insurance Entity is (i) party to any credit agreement, loan agreement, indenture, guarantee, letter of credit, note, bond or other arrangement providing for or otherwise relating to any Indebtedness owed to any third party for borrowed money or any extension of credit (or commitment for any extension of credit), or (ii) subject to any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of any such Licensed Insurance Entities. Notwithstanding anything in this Agreement to the contrary, the existence of restrictions or requirements under Applicable Laws with respect to Licensed Insurance Entities shall not be deemed to constitute a Lien or contravene any provision hereof, including this Section 2.19.

Section 2.20 Compliance with Laws; Authorizations. The Company and each of its Subsidiaries (a) has complied and is complying with all Applicable Laws, (b) is in possession of and has all requisite Permits, governmental licenses, authorizations, consents and approvals required under Applicable Laws and (c) to the extent due and owing has fully paid all applicable user fees, to operate its business and relating to the Products as currently conducted except, in each case, to the extent that failure to do so could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 2.21 Contractual or Other Restrictions. Other than the Preferred Stock Documentation, the Credit Documents (as defined in the Credit Agreement) and to the extent permitted by Section 9.10 of the Credit Agreement, neither the Company nor any of its Subsidiaries, other than the Licensed Insurance Entities, is a party to any agreement or arrangement or subject to any Applicable Law that limits its ability to pay dividends to, or otherwise make Investments in or other payments to the Company or any of its Subsidiaries or that otherwise limits its ability to perform the terms of the Preferred Stock Documentation.

Section 2.22 Collective Bargaining Agreements. Neither the Company nor any of its Subsidiaries is party to any collective bargaining or similar agreements with any labor union, labor organization or other bargaining agent in respect of the employees of the Company or any of its Subsidiaries.

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Section 2.23 Insurance. The properties of the Company are insured with financially sound and reputable insurance companies which are not Affiliates of the Company or any of its Subsidiaries against loss and damage in such amounts, with such deductibles and covering such risks as are customarily carried by Persons of comparable size and of established reputation engaged in the same or similar businesses and owning similar properties in the general locations where the Company operates.

Section 2.24 Reserved.

Section 2.25 Foreign Assets Control Regulations; Anti-Money Laundering and Anti Corruption Practices. The Company and each of its Subsidiaries is (x) in compliance in all material respects with all U.S. economic sanctions laws, executive orders and implementing regulations (“Sanctions”) as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and (y) in compliance in all material respects with all applicable anti money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. Neither the Company, nor any of its Affiliates, (i) is a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person or (iii) is controlled by (including without limitation, by virtue of such Person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any Person or entity on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, the Preferred Stock Documentation would be prohibited under U.S. law. The Company and its Subsidiaries are in compliance in all material respects with all applicable Anti-Corruption Laws. Neither the Company nor any Subsidiary thereof, nor to the knowledge of the Company, any director, officer, agent, employee, or other person acting on behalf of the Company or any of its Subsidiaries, has taken any action, directly or indirectly, that would result in a violation in any material respect of applicable Anti-Corruption Laws. The Company and each of its Subsidiaries has instituted and will continue to maintain policies and procedures reasonably designed to promote compliance with applicable Anti-Corruption laws.

Section 2.26 Patriot Act. The Company, each of its Subsidiaries and each of their controlled Affiliates are in compliance in all material respects with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and Anti-Money Laundering Laws, rules and regulations. No part of the proceeds of the sale of Series A Preferred Shares contemplated hereby will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

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Section 2.27 Health Care Matters.

(a) Compliance with Health Care Laws; Permits. The Company, each of its Subsidiaries and each Licensed Insurance Entity is and has for the last six (6) years been in compliance in all material respects with all Health Care Laws applicable to it, its products and its properties or other assets or its business or operation. The Company, each of its Subsidiaries and each Licensed Insurance Entity and, any Person acting on their behalf, has in effect all Permits, including, without limitation, all Permits necessary for it to own, lease or operate its properties and other assets and to carry on its business and operations, as presently conducted, except where the failure to have any such Permit would not be material to any of the Company, its Subsidiaries or the Licensed Insurance Entities. All such Permits are in full force and effect and there exists no default under, or material violation of, any such Permit and none of the Company, any of its Subsidiaries or any Licensed Insurance Entity has received notice of any current or proposed limitation, suspension, termination or revocation of any such Permit. No action, demand, requirement or investigation by any Governmental Authority (excluding, for the avoidance of doubt, routine audits that occur in the ordinary course of business) and no material suit, action or proceeding by any other person, in each case with respect to any of the Company, any Subsidiary or any Licensed Insurance Entity is pending or, to the knowledge of such Person, threatened.

(b) Filings. All material reports, documents, claims, notices or approvals required to be filed, obtained, maintained or furnished pursuant to any Health Care Law to any Governmental Authority have been so filed, obtained, maintained or furnished, and all such material reports, documents, claims and notices were complete and correct in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing).

(c) Material Statements. None of the Company, its Subsidiaries or any Licensed Insurance Entity has made an untrue statement of a material fact or fraudulent statement to any Governmental Authority, or, to the knowledge of any of the Company, its Subsidiaries or any Licensed Insurance Entity, (i) failed to disclose a material fact required to any Governmental Authority, or (ii) committed an act, or made a statement that, at the time such act occurred or such statement was made, would reasonably be expected to constitute a violation of any Health Care Law. None of the Company, its Subsidiaries or any Licensed Insurance Entity, officer, nor to the knowledge of any of the Company, its Subsidiaries or any Licensed Insurance Entity, any affiliate, employee or agent of any of the Company, its Subsidiaries or any Licensed Insurance Entity, has made any untrue statement of a material fact regarding material claims incurred but not reported.

(d) Contracts. Each Licensed Insurance Entity has the requisite contract, license, enrollment, or other Permit to fulfill its obligations as (i) a Medicare Advantage organization in the Medicare program, (ii) a managed care organization in the respective Medicaid program in the state or states in which such Licensed Insurance Entity operates, (iii) a provider service network in the state or states in which such Licensed Insurance Entity operates, or (iv) as a health maintenance organization, managed care organization, or health insurance plan providing commercial health insurance in the state or states in which such Licensed Insurance Entity operates. There is no investigation, audit, claim, or other action pending, or to the knowledge of any of the Company, its Subsidiaries or any Licensed Insurance Entity, threatened which could reasonably be expected to result in a revocation, suspension, termination, probation, restriction or limitation, or non-renewal of the contract or other Permit necessary for a Licensed Insurance Entity

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to operate as a managed care organization under the Medicare program, the respective Medicaid program in the state or states in which such entity operates, or as a managed care organization providing commercial health insurance in the state or states in which such Licensed Insurance Entity operates.

(e) Accreditation. Each of the Company, its Subsidiaries and any Licensed Insurance Entity has received and maintains accreditation in good standing and without limitation or impairment by all applicable accrediting organizations, to the extent required by Applicable Laws.

(f) Proceedings. To the knowledge of the Company, there are no facts, circumstances or conditions that would reasonably be expected to form the basis for any material investigation, suit, claim, audit, action (legal or regulatory) or proceeding (legal or regulatory) by a Governmental Authority against or affecting any of the Company, its Subsidiaries or any Licensed Insurance Entity relating to any of the Health Care Laws. As of the Issue Date, none of the Company, its Subsidiaries or any Licensed Insurance Entity (1) is a party to a corporate integrity agreement, (2) has any reporting obligations pursuant to a settlement agreement, or (3) has any material reporting obligations pursuant to a plan of correction or other remedial measure entered into with any Governmental Authority in connection with any actual or alleged noncompliance with Health Care Laws.

(g) Prohibited Transactions. During the past six (6) years, none of the Company, its Subsidiaries or any Licensed Insurance Entity has, directly or indirectly: (1) given or agreed to give, or is aware that there has been made or that there is any illegal agreement to make, any illegal gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any past, present or potential patient, supplier, contractor, or any other person in material violation in any material respect of any Health Care Law; (2) made or agreed to make, or is aware that there has been made or that there is any agreement to make, any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent where either the contribution, payment or gift or the purpose of such contribution, payment or gift is or was illegal in any material respect under the laws of any Governmental Authority having jurisdiction over such payment, contribution or gift; (3) established or maintained any unrecorded fund or asset for any purpose or made any misleading, false or artificial entries on any of its books or records for any reason to the extent any such action would reasonably be expected to result in a Material Adverse Effect; or (4) made, or agreed to make, or is aware that there has been made or that there is any agreement to make, any payment to any person with the intention or understanding that any part of such payment would be in material violation in any material respect of any Health Care Law.

(h) Exclusion. None of the Company, its Subsidiaries or any Licensed Insurance Entity is or, to the knowledge of any of the Company, its Subsidiaries or any Licensed Insurance Entity, has been threatened to be, (i) excluded from any federal health care program pursuant to 42 U.S.C. § 1320a-7b and related regulations, (ii) “suspended” or “debarred” from selling products to the U. S. government or its agencies pursuant to the Federal Acquisition Regulation, relating to debarment and suspension applicable to federal government agencies generally (42 C.F.R. Subpart 9.4), or other Applicable Laws, or (iii) made a party to any other action by any Governmental Authority that may prohibit it from selling products to any governmental or other purchaser pursuant to any federal, state or local laws or regulations.

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(i) HIPAA Compliance. To the extent applicable to any of the Company, its Subsidiaries or any Licensed Insurance Entity and for so long as (1) any of the Company, its Subsidiaries or any Licensed Insurance Entity is a “covered entity” as defined in 45 C.F.R. § 160.103, (2) any of the Company, its Subsidiaries or any Licensed Insurance Entity is a “business associate” as defined in 45 C.F.R. § 160.103, (3) any of the Company, its Subsidiaries or any Licensed Insurance Entity is subject to or covered by the HIPAA Administrative Requirements codified at 45 C.F.R. Parts 160 & 162 and/or the HIPAA Security and Privacy Requirements codified at 45 C.F.R. Parts 160 & 164, and/or (4) any of the Company, its Subsidiaries or any Licensed Insurance Entity sponsors any “group health plans” as defined in 45 C.F.R. § 160.103, such Person has: (i) developed and implemented appropriate safeguards to comply with HIPAA and (ii) is and has been for the past six (6) years in material compliance with HIPAA.

(j) Corporate Integrity Agreement. None of the Company, its Subsidiaries or any Licensed Insurance entity, nor any officer, director, partner, agent, or managing employee of the Company, its Subsidiaries, or any Licensed Insurance Entity, is party to or bound by any individual integrity agreement, corporate integrity agreement, corporate compliance agreement, deferred prosecution agreement, or other formal or informal agreement with any Governmental Authority arising from actual or alleged noncompliance any Applicable Laws.

Section 2.28 Federal Regulation. The proceeds of the sale of the Series A Preferred Shares hereunder will not be used for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as in effect on the Issue Date and from time to time thereafter in effect or for any purpose that violates the provisions of the regulations of the Board, and the Company shall not own or hold any “margin stock” as of the Issue Date which, in the aggregate, would constitute a substantial part of the assets of the Company (taken as a whole) and not more than 25% of the value (as determined by any reasonable method) of the assets of the Company is represented by margin stock. The Company is not subject to regulation under any law or regulation which limits its ability to incur Indebtedness, other than Regulation X of the Board.

Section 2.29 Company SEC Reports. Since January 1, 2021 through the date of this Agreement, the Company has filed or furnished all forms, reports and documents with the SEC that have been required to be filed or furnished by it pursuant to applicable Laws prior to the date of this Agreement. Each Company SEC Report complied, as of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseding filing), in all material respects with the applicable requirements of the Sarbanes-Oxley Act of 2002, the Securities Act or the Exchange Act, as the case may be, each as in effect on the date that such Company SEC Report was filed (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseding filing). True, correct and complete copies of all Company SEC Reports (other than information permitted to be redacted pursuant to the Securities Act or the Exchange Act) are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC. As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), no Company SEC Report contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

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Section 2.30 Company Financial Statements; Internal Controls.

(a) Company Financial Statements. The consolidated financial statements (including any related notes and schedules) of the Company filed with the Company SEC Reports: (i) were prepared in accordance Regulation S-X under the Exchange Act and with GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q); (ii) complied, as of their respective date of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto and (iii) fairly present, in all material respects, the consolidated financial position of the Company as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited financial statements, to normal and recurring year-end and audit adjustments). Neither the Company nor any of its Subsidiaries is a party to or bound by, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract (including any contract or arrangement relating to any transaction or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, on the other hand), including any structured finance, special purpose or limited purpose entity or Person, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated under the Securities Act), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company SEC Reports (including any audited financial statements and unaudited interim financial statements of the Company included therein).

(b) Disclosure Controls and Procedures. The Company has established and maintains, and at all times since January 1, 2021, has maintained, “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act) that are (i) with respect to disclosure controls and procedures, reasonably designed to ensure that all material information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such material information required to be disclosed is accumulated and communicated to the management of the Company, as appropriate, to allow timely decisions regarding required disclosure and to enable the chief executive officer and chief financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports, and (ii) with respect to internal control over financial reporting, sufficient in all material respects to provide reasonable assurance (A) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (B) that transactions are executed only in accordance with the authorization of management and (C) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s properties or assets, in each case that could have a material effect on the Company’s financial statements.

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(c) Internal Controls. The Company has established and maintains a system of internal accounting controls that are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. Except as set forth in the Company SEC Reports, neither the Company nor, to the knowledge of the Company, the Company’s independent registered public accounting firm, has identified or been made aware of: (i) any material weakness in the system of internal control over financial reporting used by the Company and its Subsidiaries that has not been subsequently remediated; or (ii) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries. Since January 1, 2021, neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received any written complaint, allegation, assertion, or claim (or otherwise has been informed) that the Company or any of its Subsidiaries has engaged in improper or illegal accounting or auditing practices or maintains improper or inadequate internal accounting controls.

(d) As of the date of this Agreement, there are no outstanding or unresolved comments in any comment letters from the staff of the SEC relating to the Company’s SEC Reports and received by the Company prior to the date of this Agreement. None of the Company’s SEC Reports filed on or prior to the date of this Agreement, is, to the Company’s knowledge, subject to ongoing SEC review or investigation.

Section 2.31 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities (accrued, absolute, contingent or otherwise) of a nature required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP, as in effect on the date of this Agreement, or notes thereto, other than liabilities: (a) reflected or otherwise reserved against in the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2021, or in the consolidated financial statements of the Company and its Subsidiaries (including the notes thereto) included in the Company SEC Reports filed prior to the date of this Agreement; (b) arising pursuant to this Agreement, Amendment No. 1 to the Credit Agreement or the Minuet Acquisition Agreement; (c) incurred in the ordinary course of business (none of which is a liability resulting from noncompliance with any applicable Laws or licenses, breach of contract, breach of warranty, tort, infringement, misappropriation, dilution, claim or lawsuit); or (d) that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

Section 2.32 Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on NYSE, and the Company has taken no action designed to (or which, to the knowledge of the Company, is reasonably likely to) have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from NYSE, nor has the Company received any notification that the SEC or NYSE is contemplating terminating such registration or listing.

Section 2.33 Related Party Transactions. Except for compensation or other employment arrangements in the ordinary course of business, there are no contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate of the Company (including any director or executive officer) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders that have not been disclosed in the Company SEC Reports.

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Section 2.34 Brokers. Other than Goldman Sachs & Co. LLC, there is no financial advisor, investment banker, broker, finder or agent that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement or the other Preferred Stock Documentation.

Section 2.35 No Other Investor Representations or Warranties. Except for the representations and warranties expressly set forth in Article III, the Company hereby acknowledges that neither the Purchasers, nor any other Person, (a) has made or is making any other express or implied representation or warranty with respect to any Purchaser or any of their Affiliates or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including with respect to any information provided or made available to the Company or any of its Representatives or any information developed by the Company or any of its Representatives in connection with the Transactions or (b) will have or be subject to any liability or indemnification obligation to the Company resulting from the delivery, dissemination or any other distribution to the Company or any of its Representatives, or the use by the Company or any of its Representatives, of any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material developed by or provided or made available to the Company or any of its Representatives, including in due diligence materials, “data rooms” or management presentations (formal or informal), in connection with the Transactions. The Company, on behalf of itself and on behalf of its Affiliates, expressly waives any such claim relating to the foregoing matters, except with respect to fraud.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser severally, and not jointly, represents and warrants to the Company as of the Issue Date that:

Section 3.1 Existence. Such Purchaser is duly organized or incorporated, validly existing and in good standing (to the extent such concept exists) under the laws of the jurisdiction of its organization or incorporation.

Section 3.2 Power; Authorization. Such Purchaser has the power, capacity and authority, and the legal right, to make, deliver and perform the Preferred Stock Documentation to which it is a party. Such Purchaser has taken all necessary organizational or corporate action to authorize the execution, delivery and performance of the Preferred Stock Documentation to which it is a party. Each of the Preferred Stock Documentation to which it is a party has been duly executed and delivered on behalf of such Purchaser. Each of the Preferred Stock Documentation to which it is a party upon execution, assuming the due authorization, execution and delivery by the Company, will constitute, a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

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Section 3.3 Consents. No Governmental Approval or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the execution, delivery, performance, validity or enforceability of the Preferred Stock Documentation to which it is a party by such Purchaser, except Governmental Approvals, consents, authorizations, filings and notices that have been obtained or made and are in full force and effect. No Governmental Approval or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the consummation of the Transactions by such Purchaser, except (a) the approval of the Conversion Shares for listing on NYSE, subject to official notice of issuance, (b) the filing by the Company with the SEC of such current reports and other documents, if any, required to be filed with the SEC under the Exchange Act or Securities Act in connection with the Transactions, (c) Governmental Approvals, consents, authorizations, filings and notices that have been obtained or made and are in full force and effect and (d) those, the failure of which to obtain or make would not reasonably be expected to have a material adverse effect on such Purchaser’s ability to perform its obligations under the Preferred Stock Documentation to which it is a party.

Section 3.4 No Legal Bar. The execution, delivery and performance by such Purchaser of the Preferred Stock Documentation to which it is a party will not (a) contravene in any material respect any applicable provision of any material Applicable Law of any Governmental Authority, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Purchaser pursuant to, the terms of any Contractual Obligation or (c) violate any provision of the Organization Documents of such Purchaser, except with respect to any conflict, breach or contravention or default referred to in clause (a) or (b), to the extent that such conflict, breach, contravention or default could not reasonably be expected to have a material adverse effect on such Purchaser’s ability to perform its obligations under the Preferred Stock Documentation to which it is a party.

Section 3.5 Investment Matters.

(a) Such Purchaser is, and was at the time such Purchaser was offered the Series A Preferred Shares, (i) a qualified institutional buyer, (ii) an institutional accredited investor (as such term is defined in Rule 501(a)(1), (2), (3), (7) or (8) of Regulation D) or (iii) a non-U.S. Person (as such term is defined in Regulation S) and will not acquire the Series A Preferred Shares for the account or benefit of any U.S. Person (as such term is defined in Regulation S).

(b) Such Purchaser is acquiring the Series A Preferred Shares for its own account, for investment purposes only and not with a view to any distribution thereof that would not otherwise comply with the Securities Act or any other applicable securities Laws.

(c) Such Purchaser understands that (i) the Series A Preferred Shares have not been registered under the Securities Act or any other applicable securities Laws and the Series A Preferred Shares are being issued by the Company in transactions exempt from the registration requirements of the Securities Act and any other applicable securities Laws and (ii) all or any part

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of the Series A Preferred Shares may not be offered or sold except pursuant to effective registration statements under the Securities Act or pursuant to applicable exemptions from registration under the Securities Act and in compliance with applicable state Laws. Such Purchaser understands that (A) the Series A Preferred Shares and the Conversion Shares will be subject to transfer restrictions as specified in the Certificate of Designations and the Investor Rights Agreement and pursuant to the Securities Act and applicable securities laws and (B) a restrictive legend to such effect will be placed on any certificates and associated with any book entry positions representing such Series A Preferred Shares or Conversion Shares.

(d) Such Purchaser understands that the exemption from registration afforded by Rule 144 promulgated under the Securities Act (“Rule 144”) (the provisions of which are known to such Purchaser) depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

(e) Such Purchaser became aware of the offer of Series A Preferred Shares solely by means of direct contact between the Company and such Purchaser, and not by any other means. Such Purchaser acknowledges and agrees that such Purchaser was not solicited, and the Series A Preferred Shares were not offered to such Purchaser, by means of any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D) or in any matter involving a public offering (within the meaning of Section 4(a)(2) of the Securities Act).

(f) Such Purchaser did not employ any broker or finder in connection with the transactions contemplated in this Agreement and no fees or commissions are payable to such Purchaser, except as otherwise expressly provided for in this Agreement or in the Preferred Stock Documentation.

(g) No portion of the funds or assets that will be used by such Purchaser to pay its respective portion of the Purchase Price or to acquire or hold the Series A Preferred Shares, constitute or will constitute the assets of any (i) employee benefit plan subject to Title I of ERISA, (ii) plan described in and subject to Section 4975 of the Code (each such employee benefit plan and plan described in clauses (i) and (ii) referred to herein as an “ERISA Plan”), (iii) plan, account or other arrangement subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code that could cause the underlying assets of the Company to be treated as assets of such plan, account or arrangement (a “Similar Law Plan”) or (iv) entity whose underlying assets are deemed to include “plan assets” of any such ERISA Plan or Similar Law Plan pursuant to Section 3(42) of ERISA and any regulations that may be promulgated thereunder or otherwise.

(h) Such Purchaser (i) is, and for so long as it holds any Series A Preferred Shares, will be, a “venture capital operating company” or wholly owned by a “venture capital operating company” or (ii) does not have, and for so long as it holds any Series A Preferred Shares, will not have, “significant equity participation” by benefit plan investors. The term “venture capital operating company” has the meaning assigned to such term in the Department of Labor Regulation Section 2510.3-101.

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(i) Such Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Series A Preferred Shares and has so evaluated the merits and risks of such investment. Such Purchaser understands that it must bear the economic risk of its investment in the Series A Preferred Shares indefinitely and is able to bear such risk and is able to afford a complete loss of such investment.

(j) Such Purchaser acknowledges that it has received and reviewed all materials such Purchaser deemed necessary for the purpose of making an investment decision with respect to the Series A Preferred Shares, including information regarding the Transactions, and such Purchaser has evaluated the risks of investing in the Series A Preferred Shares and understands there are substantial risks of loss incidental to the investment, including a complete loss of investment, and has determined that it is a suitable investment for such Purchaser. Neither such review nor any other due diligence investigations conducted at any time by Purchaser and its representatives shall modify, amend or affect Purchaser’s right (i) to rely on the Company’s representations and warranties contained in Article II (as qualified by the Company Disclosure Letter and the Company SEC Documents) or (ii) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in this Agreement.

Section 3.6 Sufficiency of Funds. Such purchaser has or has commitments to have and, when required to deliver payment pursuant to this Agreement, will have, sufficient funds to pay the Purchase Price.

Section 3.7 No Other Company Representations or Warranties. Except for the representations and warranties expressly set forth in Article II (as qualified by the Company Disclosure Letter and the Company SEC Documents), such Purchaser hereby acknowledges it is not relying on any other representations and warranties and that neither the Company nor any of its Subsidiaries, nor any other Person, (a) has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including with respect to any information provided or made available to such Purchaser or any of its Representatives or any information developed by such Purchaser or any of its Representatives or (b) will have or be subject to any liability or indemnification obligation to such Purchaser resulting from the delivery, dissemination or any other distribution to such Purchaser or any of its Representatives, or the use by such Purchaser or any of its Representatives, of any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material developed by or provided or made available to such Purchaser or any of its Representatives, including in due diligence materials, “data rooms” or management presentations (formal or informal), in anticipation or contemplation of any of the Transactions or any other transactions or potential transactions involving the Company and such Purchaser. Such Purchaser, on behalf of itself and on behalf of its Affiliates, expressly waives any such claim relating to the foregoing matters, except with respect to fraud. Such Purchaser hereby acknowledges (for itself and on behalf of its Affiliates and Representatives) that it has conducted, to its satisfaction, its own independent investigation of the business, operations, assets and financial condition of the Company and its Subsidiaries and, in making its determination to proceed with the Transactions, such Purchaser and its Affiliates and Representatives have relied on the results of their own independent investigation.

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ARTICLE IV

CONDITIONS

Section 4.1 Conditions to the Several, and not Joint, Obligations of the Purchasers.

The purchase on the Issue Date of the Series A Preferred Shares by the Purchasers shall be subject to the satisfaction or waiver by the Purchasers of the following conditions:

(a) Since November 17, 2022, there shall not have occurred and be continuing any Material Adverse Effect.

(b) Immediately prior to, immediately after or substantially concurrently with the purchase of the Series A Preferred Shares, the Companies shall have entered into Amendment No. 1 to the Credit Agreement, and the Companies shall have received the initial proceeds under the Amendment No. 1 Incremental Term Loans (as defined in Amendment No. 1 to the Credit Agreement).

(c) The Minuet Acquisition shall have been consummated, or substantially simultaneously with the purchase of the Series A Preferred Shares, shall be consummated, in all material respects in accordance with the terms of the Minuet Acquisition Agreement, after giving effect to any modifications, amendments, consents or waivers not prohibited by this paragraph. The Minuet Acquisition Agreement shall not have been amended or waived or modified by the Company or any of its Affiliates in a manner materially adverse to the Purchasers, without the consent of each Purchaser (such consent not to be unreasonably withheld, delayed or conditioned) (it being understood that (i) any substantive modification, amendment, consent or waiver to the definition of Material Adverse Effect (as defined in the Minuet Acquisition Agreement as in effect on the date thereof) shall be deemed to be materially adverse to the Purchasers, (ii) any increase in the purchase price of the Minuet Acquisition will be deemed not to be materially adverse to the Purchasers so long as such increase is funded by common equity contributions from the direct or indirect equity holders of the Company, and (iii) any reduction in the purchase price of the Minuet Acquisition shall not be deemed to be materially adverse to the Purchasers if applied to reduce the Amendment No. 1 Incremental Term Loans (as defined in Amendment No. 1 to the Credit Agreement)).

(d) The Purchasers shall have received (i)(x) the unaudited consolidated balance sheets and related unaudited consolidated statements of income and cash flows of Minuet and its consolidated subsidiaries as at December 31, 2020, and December 31, 2021, and (y) the unaudited consolidated balance sheets and related unaudited consolidated statements of income and cash flows of Minuet and its consolidated subsidiaries, in each case, for each fiscal quarter ended after the date of the most recent unaudited financial statements delivered pursuant to clause (i)(x) above and at least 45 days prior to the Issue Date (and the Purchasers acknowledge that, as of November 17, 2022, it has received the financial statements described in clause (i)(x) above for the fiscal years ended December 31, 2020, and December 31, 2021, and the financial statements described in clause (i)(y) above for each period ended on or prior to September 30,

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2022), and (ii) a pro forma consolidated balance sheet as of the last day of the most recent fiscal quarter for which unaudited financial statements are required to be delivered pursuant to clause (i) above, prepared after giving pro forma effect to the consummation of the Transactions as if the Transactions had occurred as of such date, which need not be prepared in compliance with Regulation S-X of the Securities Act, or include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)).

(e) (i) The Acquisition Agreement Representations (as defined in the Credit Agreement) shall be true and correct in all material respects to the extent required by the Certain Funds Provisions (as defined in the Commitment Letter) and (ii) the Specified Representations shall be true and correct in all material respects on, or as of, the Issue Date (except in the case of any Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be); provided that to the extent that any Specified Representation is qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, (A) the definition thereof shall be the definition of “Material Adverse Effect” (as defined in the Minuet Acquisition Agreement) for purposes of the making or deemed making of such Specified Representation on, or as of, the Issue Date (or any date prior thereto) and (B) the same shall be true and correct in all respects.

(f) The Purchasers shall have received, at least two (2) Business Days prior to the Issue Date, all documentation and other information about the Company and its Subsidiaries as has been reasonably requested in writing at least ten (10) Business Days prior to the Issue Date by the Purchasers that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

(g) The Company has executed and delivered, on or prior to the Issue Date, the Preferred Stock Documentation, and the Purchasers shall have received customary closing certificates (certifying solely as to resolutions, organizational documents, good standing and incumbency of the Company).

(h) All fees required to be paid on the Issue Date pursuant to the Commitment Letter and reasonable and documented out-of-pocket expenses required to be paid on the Issue Date pursuant to the Commitment Letter, to the extent invoiced at least three (3) Business Days prior to the Issue Date, shall, upon the issuance of the Series A Preferred Shares, have been paid (which amounts may be offset against the proceeds of the Series A Preferred Shares).

(i) The Company shall have submitted a supplemental listing application to NYSE, and received notification from NYSE that the listing of additional shares review process has been completed, and NYSE shall not have made any objection (not subsequently withdrawn) that the consummation of the Transactions would violate NYSE listing rules applicable to the Company and that if not withdrawn would result in the delisting of the Common Stock.

(j) The Certificate of Designation shall have been duly filed with the Secretary of State of the State of Delaware and a certified copy shall have been delivered to the Purchasers.

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ARTICLE V

ADDITIONAL COVENANTS

Section 5.1 Expenses. The Company hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses (in the case of legal counsel, limited to the reasonable and documented costs and expenses of Proskauer Rose LLP (as counsel to the Purchasers)) of the Purchasers in connection with the preparation, negotiation, execution and delivery of the Preferred Stock Documentation and the documents and instruments referred to herein and therein and the consummation of the transactions contemplated hereby and thereby.

Section 5.2 Further Assurances. The Parties will execute and deliver such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

Section 5.3 Compliance with Laws. The Company agrees to, and agrees to cause its Subsidiaries to, conduct their business in compliance in all material respects with (i) applicable Sanctions and (ii) anti-money laundering laws and regulations.

Section 5.4 Publicity. The Company and each Purchaser shall consult with each other before issuing, and give each other the opportunity to review and comment upon any press release or other public statements with respect to this Agreement or the Transactions and shall not issue any such press release or make any such public statement without the other party’s prior written consent (which shall not be unreasonably, withheld, conditioned or delayed), except (a) as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system (and then only after as much advance notice and consultation as is feasible) or (b) such public statements principally directed to employees, suppliers, customers, partners or vendors that reconvey previous press releases or public statements.

Section 5.5 Indemnification. To induce the Purchasers to enter into this Agreement and the other agreements and documents comprising the Preferred Stock Documentation, the Company agrees to pay, indemnify and hold harmless each Purchaser, their respective Related Parties, and the successors and permitted assignees of each of the foregoing (each, an “Indemnified Person”), from and against any and all other actual liabilities, obligations, losses, damages, penalties, actions, judgments, suits, and reasonable out-of-pocket costs, expenses or disbursements of any kind or nature whatsoever, including reasonable and documented fees, disbursements and other charges of one counsel, arising as a result of the execution, delivery, enforcement, performance and administration of this Agreement, the Commitment Letter, the transactions contemplated hereby and thereby, the Investor Rights Agreement, the Certificate of Designation or any use of the proceeds of the Series A Preferred Shares (all the foregoing, collectively, the “indemnified liabilities”); provided, that the Company shall have no obligation hereunder to any Purchaser nor any of their Related Parties with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the party to be indemnified or one of their Related Parties; or (ii) disputes among the Purchasers and/or their transferees. The agreements in this Section 5.4 shall survive termination of this Agreement. To the fullest extent permitted by Applicable Law, the Company shall not assert, and the Company hereby waives, any claim against any Purchaser and their respective Related Parties, on any theory of liability, for special, indirect, consequential

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or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the Commitment Letter, the transactions contemplated hereby and thereby, the Investor Rights Agreement, the Certificate of Designation or any use of the proceeds of the Series A Preferred Shares. This Section 5.4 shall not apply to Taxes other than any Taxes that represent losses, claims, damages, etc., arising from a non-Tax claim.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Survival. All representations and warranties made by the Company and the Purchasers contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement, shall not survive the Closing. All covenants made herein shall survive the Closing according to their respective terms.

Section 6.2 Entire Agreement; Parties in Interest. This Agreement (including the exhibits and schedules hereto), the Certificate of Designation, the Registration Rights Agreement, the Investors Rights Agreement and the Commitment Letter (to the extent the obligations that are expressly stated in the Commitment Letter to survive termination thereof as set forth therein), constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof. This Agreement will be binding upon and inure solely to the benefit of each Party and their respective successors, legal representatives and permitted assigns, and nothing in this Agreement, express or implied, is intended to or will confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement except for the provisions of Section 6.3 which will be enforceable by the beneficiaries contemplated thereby.

Section 6.3 No Recourse. Notwithstanding anything to the contrary in this Agreement, this Agreement may only be enforced by a Party against, and any Proceedings that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may only be made by such Party against, another Party or, if applicable, such other Party’s Affiliated Transferees that become party to this Agreement, and no current, former or future Affiliates of a Party or any Affiliated Transferee (except for any Affiliated Transferees in their capacity as such), or any of the foregoing Persons’ respective Representatives (collectively, the “Related Parties”) will have any liability for any liabilities of such Party for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the purchase of the Series A Preferred Shares hereunder, the Minuet Acquisition or the other Transactions or in respect of any oral representations made or alleged to be made in connection herewith or therewith. In no event will a Party or any of its Affiliates, and each Party agrees not to and to cause its Affiliates not to, seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover losses or other damages in connection therewith from, any Related Party.

Section 6.4 Governing Law. This Agreement and all questions relating to the interpretation or enforcement of this Agreement will be governed by and construed in accordance with the Laws of the State of New York without regard to the Laws of the State of New York or any other jurisdiction that would call for the application of the substantive Laws of any jurisdiction other than New York.

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Section 6.5 Jurisdiction. Each Party hereby irrevocably and unconditionally, for itself and its property, submits to the exclusive jurisdiction of the courts of the State of New York sitting in New York County (Borough of Manhattan) (or any appellate court thereof) or of the United States District Court for the Southern District of New York (or any appellate court thereof) (such courts in such jurisdictional priority, the “Forum”), in any Proceeding arising out of or relating to this Agreement or any transaction contemplated hereby, and agrees that all claims in respect of such Proceeding may be heard and determined in the Forum, and each of the Parties hereby irrevocably and unconditionally (a) agrees not to commence any such Proceeding except in the Forum, (b) agrees that any claim in respect of any such Proceeding may be heard and determined in the Forum, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in the Forum, and (d) waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such Proceeding in the Forum. Each Party hereby agrees that service of summons, complaint or other process in connection with any Proceedings contemplated hereby may be made by registered or certified mail addressed to such Party at the address specified pursuant to Section 6.8, and that service so made will be effective as if personally made in the State of New York.

Section 6.6 Waiver of Jury Trial. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING BETWEEN OR AMONG THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.7 Remedies.

(a) Except as otherwise provided herein, all remedies available under this Agreement, at law or otherwise, will be deemed cumulative and not alternative or exclusive of other remedies. The exercise by any Party of a particular remedy will not preclude the exercise of any other remedy.

(b) Each Party hereby acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms, and that remedies at law would not be adequate to compensate such other Parties not in default or in breach. Accordingly, each Party agrees that the other Parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they may be entitled, at law or in equity. The Parties waive any defense that a remedy at law is adequate and any requirement to prove special damages, post bond or provide similar security in connection with actions instituted for injunctive relief or specific performance of this Agreement.

Section 6.8 Notice.

(a) Except as otherwise provided in this Agreement, any notice or other communication required or permitted to be delivered to any Party under this Agreement will be in writing and delivered by (i) email or (ii) registered mail via a national courier service to the following email address or physical address, as applicable:

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If to the Company:

Evolent Health, Inc.

800 N. Glebe Road

Suite 500

Arlington, VA 22203

Attention: John Johnson, Chief Financial Officer

Email: JPJohnson@evolenthealth.com

with a copy (which will not constitute notice) to:

King & Spalding LLP

1185 Avenue of the Americas

New York, NY 10036

Attention: Elizabeth Morgan; Zachary Cochran

Email: EMorgan@kslaw.com; ZCochran@kslaw.com

The Purchasers (as applicable):

c/o Ares Capital Corporation

245 Park Avenue, 44th Floor

New York, NY 10167

Email: agency@aresmgmt.com

with a copy (which will not constitute notice) to:

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036

Attention: Justin Breen; Scott Patrick Thurman

Email: jbreen@proskauer.com; sthurman@proskauer.com

(b) Notice or other communication pursuant to Section 6.8(a) will be deemed given or received when delivered, except that any notice or communication received by email transmission on a non-Business Day or on any Business Day after 5:00 p.m. addressee’s local time or overnight delivery on a non-Business Day will be deemed to have been given and received at 9:00 a.m. addressee’s local time on the next Business Day. Any Party may specify a different address, by written notice to the other Parties. The change of address will be effective upon the other Parties’ receipt of the notice of the change of address.

Section 6.9 Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, the Purchasers and the Company, or in the case of a waiver, by the Party against whom the waiver is to be effective. No knowledge, investigation or inquiry, or failure or delay by the Company or any Purchaser in exercising any right hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. No waiver of any right or remedy hereunder will be deemed to be a continuing waiver in the future or a waiver of any rights or remedies arising thereafter.

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Section 6.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which constitutes an original, and all of which taken together constitute one instrument. A signature delivered by facsimile or other electronic transmission (including e-mail) will be considered an original signature.

Section 6.11 Assignment. This Agreement will be binding upon and will inure to the benefit of the Parties and their respective permitted assigns and successors. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the Parties without the prior written consent of the other Parties, except that each Purchaser may, without the consent of the Company or the other Purchaser, assign all or a portion of its rights, interests and obligations hereunder to one or more Persons who are an Affiliated Transferee; provided that any such assignment to an Affiliated Transferee will not relieve any Purchaser of any of its funding obligations hereunder on the Issue Date. In the event of an assignment to an Affiliated Transferee, such Affiliated Transferee shall become a party to this Agreement by execution of a joinder hereto in form and substance reasonably acceptable to the Company. Any assignment or transfer in violation of this Section 6.11 shall be null and void.

Section 6.12 Severability. In the event that any provision of this Agreement, or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void, invalid or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such illegal, void, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that achieves, to the extent possible, the economic, business and other purposes of such illegal, void, invalid or unenforceable provision.

Section 6.13 Certain Company Acknowledgements. The Company acknowledges on its behalf and on behalf of its Subsidiaries that:

(a) Certain of the Purchasers and their respective Affiliates are full service securities or investment firms engaged, either directly or through their respective Affiliates, in various activities, including securities trading, commodities trading, investment management, investment banking, financial advisory, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of such activities, such Purchasers and Affiliates may actively engage in commodities trading or trade the debt and equity securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of the Company and other Subsidiaries of the Company for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and financial instruments. Each Purchaser or its Affiliates may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of the Company or other Subsidiaries of the Company or engage in commodities trading with any thereof.

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(b) The Purchasers and their respective Affiliates are involved in a broad range of transactions and may have economic interests that conflict with those of the Company and its Subsidiaries. Each Purchaser is and will act under this Agreement as an independent contractor. Nothing in this Agreement or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty of the Purchasers to the Company, any of its Subsidiaries or any Affiliate or equity holder thereof. The transactions contemplated by this Agreement are arm’s-length commercial transactions between the Purchasers, on the one hand, and the Company on the other hand. In connection with the Transactions and with the process leading to the Transactions each of the Purchasers is acting solely as a principal and not as agent or fiduciary of the Company or any of its Subsidiaries or member of management, equity holders or creditors thereof or any other Person. The Purchasers have not assumed an advisory or fiduciary responsibility or any other obligation in favor of the Company or any of its Subsidiaries with respect to the Transactions or the process leading thereto (irrespective of whether any of the Purchasers or any of their respective Affiliates has advised or is currently advising the Company or any of its Affiliates or equity holders on other matters), except for the obligations expressly set forth in this Agreement. The Company has consulted its own legal, tax, accounting, regulatory and financial advisors to the extent it has deemed appropriate. The Company is responsible for making its own independent judgment with respect to the Transactions and the process leading thereto.

Section 6.14 PATRIOT Act. The Purchasers hereby notify the Company that, pursuant to the requirements of the PATRIOT Act, the Purchasers may be required to obtain, verify and record information that identifies the Company, including its name, address and other information that will allow the Purchasers to identify, the Company in accordance with the PATRIOT Act.

Section 6.15 Termination of Commitment Letter. As provided in the Commitment Letter, effective upon the Issue Date, the Commitment Letter will terminate and be of no further force and effect and the parties thereto will have no further obligations thereunder, except for, in each case, the obligations that are expressly stated therein to survive termination thereof as set forth therein.

Section 6.16 Rights of Third Parties. Except for the Related Parties of the Parties, who shall be third party beneficiaries of Section 5.5 and Section 6.3 or as otherwise expressly stated in this Agreement, this Agreement does not confer any rights on any person other than the Parties.

ARTICLE VII

DEFINITIONS

Section 7.1 Certain Definitions. The following words and phrases have the meanings specified in this Section 7.1:

“Affiliated Transferee” means, as to any Purchaser, a Person that is (a) a wholly-owned Affiliate of such Purchaser, including another Purchaser, or (b) any investment funds, entities or accounts managed or controlled by such Purchaser or a wholly-owned Affiliate of such Purchaser.

“Anti-Corruption Laws” has the meaning assigned to such term in the Credit Agreement.

“Anti-Money Laundering Laws” has the meaning assigned to such term in the Credit Agreement.

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“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Board of Directors” means, as to any Person, the board of directors (or comparable managers) of such Person, or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Certificate of Designation” means that certain Certificate of Designation of Cumulative Series A Preferred Shares of the Company.

“Contractual Obligation” means, with respect to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Conversion Shares” means the shares of Common Stock issuable upon a conversion of the Series A Preferred Shares pursuant to Section 4.01 of the Certificate of Designation.

“Environmental Claim” and “Environmental Laws” has the meaning assigned to such term in the Credit Agreement.

“ERISA Affiliate” and “ERISA Event” have the respective meanings assigned to such terms in the Credit Agreement.

“Foreign Plan” has the meaning assigned to such term in the Credit Agreement.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Hazardous Materials” has the meaning assigned to such term in the Credit Agreement.

“Health Care Laws” has the meaning assigned to such term in the Credit Agreement.

“HIPAA” has the meaning assigned to such term in the Credit Agreement.

“Issue Date” means the date of this Agreement.

“Licensed Insurance Entity” has the meaning assigned to such term in the Credit Agreement.

“Material Adverse Effect” has the meaning assigned to such term in the Minuet Acquisition Agreement.

“Material Contract” has the meaning assigned to such term in the Credit Agreement.

“Minuet” means, collectively, National Imaging Associates, Inc., a Delaware corporation, and its Subsidiaries.

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“Minuet Acquisition” means the acquisition by Evolent of substantially all the assets of Minuet in the manner and as contemplated by the Minuet Acquisition Agreement.

“Minuet Acquisition Agreement” means that certain Stock and Asset Purchase Agreement, dated as of November 17, 2022, among, inter alios, the Company, Evolent, Magellan Health, Inc., a Delaware corporation, and Magellan Healthcare, Inc., a Delaware corporation.

“Multiemployer Plan” has the meaning assigned to such term in the Credit Agreement.

“OFAC” has the meaning assigned to it in Section 2.25.

“PATRIOT Act” has the meaning assigned to such term in the Credit Agreement.

“Pension Plan” has the meaning assigned to such term in the Credit Agreement.

“Permits” has the meaning assigned to such term in the Credit Agreement.

“Plan” means a Pension Plan or Multiemployer Plan.

“Preferred Stock Documentation” means this Agreement, the Registration Rights Agreement, the Investors Rights Agreement and the Certificate of Designation, and the documents and instruments entered in connection herewith or therewith.

“Proceeding” means any claim, action, demand, suit, litigation, investigation, inquiries or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending claim, investigation, litigation or proceeding).

“Real Property” has the meaning assigned to such term in the Credit Agreement.

“Release” has the meaning assigned to such term in the Credit Agreement.

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Representatives” means, with respect to any Person, such Person’s officers, directors, partners, limited partners, investors, lenders, rating agencies, managed accounts, employees, investment bankers, attorneys, accountants and other advisors, agents and representatives.

“Sanctions” has the meaning assigned to it in Section 2.25.

“SDN List” has the meaning assigned to it in Section 2.25.

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“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“Securities Act” means the Securities Act of 1933 of the United States of America, as amended.

“Solvent” shall mean, with respect to any Person, at any date, that (a) the sum of such Person’s debt (including Contingent Liabilities) does not exceed the present fair saleable value of such Person’s present assets, (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on such date, (c) such Person has not incurred and does not intend to incur debts including current obligations beyond its ability to pay such debts as they become due (whether at maturity or otherwise) and (d) such Person is “solvent” within the meaning given that term and similar terms under Applicable Laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any Contingent Liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Representations” means those representations and warranties made by the Company in Section 2.5(a), 2.6, 2.7(iii), 2.28, 2.10, 2.18, 2.25, and 2.26.

“Stated Value” shall have the meaning given in the Certificate of Designation.

“Transactions” means (a) the entry into Amendment No. 1 to Credit Agreement, and the incurrence of the Amendment No. 1 Incremental Term Loans (as defined in the Credit Agreement) and the other transactions contemplated thereby, (b) issuance of the Series A Preferred Shares contemplated hereby, (c) the Minuet Acquisition, and the other transactions contemplated by the Minuet Acquisition Agreement, and (d) the payment of fees and expenses incurred in connection with the foregoing.

Section 7.2 Construction. The Parties intend that each representation, warranty, covenant and agreement contained in this Agreement will have independent significance. The headings are for convenience only and will not be given effect in interpreting this Agreement. References to sections, articles or exhibits are to the sections, articles and exhibits contained in, referred to by or attached to this Agreement, unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “include,” “includes” and “including” in this Agreement mean “include/includes/including without limitation.” All references to $, currency, monetary values and dollars set forth herein mean U.S. dollars. The use of the masculine, feminine or neuter gender or the singular or plural form of words will not limit any provisions of this Agreement. References to a Person also include its permitted assigns and successors. A statement that an item is listed, disclosed or described means that it is correctly listed, disclosed or described, and a statement that a copy of an item has been delivered means a correct and accurate copy of such item has been delivered. Any reference to a statute refers to the statute, any amendments or successor legislation and all rules and regulations promulgated under or implementing the statute, as in effect at the relevant time. The word “extent” in the phrase “to the extent” will mean the degree to which a subject or other thing extends, and

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such phrase will not mean simply “if.” All references to the knowledge of the Company or any Subsidiary of the Company or facts known by any such Person shall mean actual knowledge of any Responsible Officer of such Person. Whenever this Agreement refers to a number of days, such number will refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. Any reference herein to any Law, contract, agreement or other instrument, including the governing documents of any Person will be construed as referring to such Law, contract, agreement or instrument as amended or modified or, in the case of a Law, codified or reenacted, in each case, in whole or in part, and as in effect from time to time. The Parties acknowledge and agree that (a) each Party and its counsel has reviewed, or has had the opportunity to review, the terms and provisions of this Agreement, (b) any rule of construction to the effect that any ambiguities are resolved against the drafting Party will not be used to interpret this Agreement and (c) the provisions of this Agreement will be construed fairly as to all Parties and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of such previous drafts of this Agreement or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

THE COMPANY:

EVOLENT HEALTH, INC.

By:	/s/ Seth Blackley
Name:	Seth Blackley
Title:	CEO

PURCHASERS:

ARES CAPITAL CORPORATION

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

CION ARES DIVERSIFIED CREDIT FUND

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

ARES CENTRE STREET PARTNERSHIP, L.P.
By: Ares Centre Street GP, Inc. as general partner

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

ARES PRIVATE CREDIT SOLUTIONS II, L.P.
By: Ares Capital Management LLC, its investment manager

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

ARES PRIVATE CREDIT SOLUTIONS (OFFSHORE) II, L.P.
By: Ares Capital Management LLC, its investment manager

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

ARES JASPER FUND, L.P.
By: Ares Centre Street GP, Inc., as general partner

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

ARES ND CREDIT STRATEGIES FUND LLC
By: Ares Capital Management, its account manager

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

ARES CREDIT STRATEGIES INSURANCE DEDICATED FUND SERIES INTERESTS OF THE SALI MULTI-SERIES FUND, L.P.
By: Ares Management LLC, its investment subadvisor
By: Ares Capital Management LLC, as subadvisor

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

ARES SENIOR DIRECT LENDING MASTER FUND II DESIGNATED ACTIVITY COMPANY
By: Ares Capital Management LLC, its investment manager

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

ARES SENIOR DIRECT LENDING PARALLEL FUND (L) II, L.P.
By: Ares SDL II Capital Management LLC, its Manager

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

ARES SENIOR DIRECT LENDING PARALLEL (U) II, L.P.
By: Ares SDL II Capital Management LLC, its Manager

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

ARES SFERS CREDIT STRATEGIES FUND LLC
By: Ares Capital Management LLC, its servicer

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

ARES COMMERCIAL FINANCE LP
By: Ares Commercial Finance Management LP, as manager

By:	/s/ Ryan T. Magee
Name:	Ryan T. Magee
Title:	Authorized Signatory

ARES DIRECT FINANCE I LLP
By: Ares Capital Management LLC, its investment manager

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

AO MIDDLE MARKET CREDIT L.P.
By: OCM Middle Market Credit G.P. Inc., its general partner

By:	/s/ K. Patel
Name:	K. Patel
Title:	Director

By:	/s/ Jeremy Ehrlich
Name:	Jeremy Ehrlich
Title:	Director

LUOMUS FUND, L.P.
By: Ares PE Co-Invest GP LLC, its general partner

By:	/s/ Matthew Jill
Name:	Matthew Jill
Title:	Authorized Signatory

MINKE IMC INC.

By:	/s/ Jatinder Mall
Name:	Jatinder Mall
Title:	Vice President

Schedule I

Purchasers

•	Ares Capital Corporation

•	CION Ares Diversified Credit Fund

•	Ares Centre Street Partnership, L.P.

•	Ares Private Credit Solutions, II, L.P.

•	Ares Private Credit Solutions (Offshore) II, L.P.

•	Ares Jasper Fund, L.P.

•	Ares ND Credit Strategies Fund LLC

•	Ares Credit Strategies Insurance Dedicated Fund Series Interest of the SALI Multi-Series Fund, L.P.

•	Ares Senior Direct Master Fund II Designated Activity Company

•	Ares Senior Direct Lending Parallel Fund (L) II, L.P.

•	Ares Senior Direct Lending Parallel Fund (U) II, L.P.

•	Ares SFERS Credit Strategies Fund LLC

•	Ares Commercial Finance LP

•	Ares Direct Finance I LP

•	AO Middle Market Credit L.P.

•	Luomus Fund, L.P.

•	Minke IMC Inc.

Schedule I

EXHIBIT A

Series A Preferred Shares and Purchase Price

Purchaser	Series A Preferred Shares	Purchase Price
Ares Capital Corporation	3,834	$3,680,640.00
CION Ares Diversified Credit Fund	64	$61,440.00
Ares Centre Street Partnership, L.P.	50	$48,000.00
Ares Private Credit Solutions II, L.P.	55,075	$52,872,000.00
Ares Private Credit Solutions (Offshore) II, L.P.	80,925	$77,688,000.00
Ares Jasper Fund, L.P.	1	$960.00
Ares ND Credit Strategies Fund LLC	50	$48,000.00
Ares Credit Strategies Insurance Dedicated Fund Series Interest of the SALI Multi-Series Fund, L.P.	150	$144,000.00
Ares Senior Direct Master Fund II Designated Activity Company	39	$37,440.00
Ares Senior Direct Lending Parallel Fund (L) II, L.P.	5	$4,800.00
Ares Senior Direct Lending Parallel Fund (U) II, L.P.	6	$5,760.00
Ares SFERS Credit Strategies Fund LLC	50	$48,000.00
Ares Commercial Finance LP	250	$240,000.00
Luomus Fund, L.P.	9,000	$8,640,000.00
Ares Direct Finance I LP	1	$960.00
AO Middle Market Credit L.P.	10,500	$10,080,000.00
Minke IMC Inc.	15,000	$14,400,000.00

Total	175,000	$168,000,000.00

EXHIBIT B

Certificate of Designation

CERTIFICATE OF DESIGNATION

OF

CUMULATIVE SERIES A CONVERTIBLE PREFERRED SHARES

OF

EVOLENT HEALTH, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

Pursuant to Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), Evolent Health, Inc., a corporation duly organized and validly existing under the DGCL (the “Company”), in accordance with the provisions of Section 103 thereof, does hereby submit the following:

WHEREAS, the Certificate of Incorporation of the Company authorizes the issuance of up to 50,000,000 shares of Preferred Stock, par value $0.01 per share, of the Company, and expressly authorizes the Board of Directors of the Company, subject to limitations prescribed by Applicable Law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designations, rights, preferences, powers, restrictions and limitations of the shares of such series; and

WHEREAS, it is the desire of the Board of Directors to establish and fix the number of shares to be included in a new series of Preferred Stock and the designations, rights, preferences, powers, restrictions and limitations of the shares of such new series.

NOW, THEREFORE, BE IT RESOLVED that, on January 17, 2023, the Board of Directors does hereby provide authority for the Company to issue a series of Preferred Stock to be known as the Cumulative Series A Convertible Preferred Shares (the “Series A Preferred Shares”) and does hereby in this Certificate of Designation establish and fix and herein state and express the designations, rights, preferences, powers, restrictions and limitations of the shares of Series A Preferred Shares as follows:

ARTICLE I

DEFINITIONS, CALCULATIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

Unless stated otherwise or otherwise defined herein, capitalized terms used but not otherwise defined in this Certificate of Designation shall have the meaning, mutatis mutandis, as set forth in the Investors Rights Agreement (as defined below). As used in this Certificate of Designation, the following capitalized terms will have the following meanings:

“Accrued Dividends” means, as of any date of determination, with respect to each outstanding share of Series A Preferred Shares, the aggregate amount of Regular Dividends that have accrued on such share pursuant to Section 2.02(a) and that have not been paid in cash pursuant to Section 2.02(b) (or compounded pursuant to Section 2.02(a)) from the immediately preceding Regular Dividend Payment Date to such date of determination.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the 1.00% per annum, then Adjusted Term SOFR shall be deemed to be 1.00% per annum.

“Bylaws” means Third Amended and Restated By-laws of the Company, as amended, restated, supplemented or otherwise modified from time to time.

“Certificate of Designation” means this Certificate of Designation of Series A Preferred Shares of the Company.

“Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Company, as amended, restated, supplemented or otherwise modified from time to time, including by this Certificate of Designation.

“Credit Agreement” means that certain Credit Agreement, dated as of August 1, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Issue Date, and as amended by that certain Amendment No. 1 to Credit Agreement on the Issue Date), by and among, inter alios, the Company, Evolent Health LLC, a Delaware limited liability company, TPG Growth Iceman Parent, Inc., Delaware corporation, and Provider Group, Inc., a Delaware corporation, Ares Capital Corporation, a Maryland corporation, as administrative agent, and ACF Finco I LP, a Delaware limited partnership, as collateral agent.

“Change of Control” has the meaning assigned to such term in the Credit Agreement as in effect on the Issue Date.

“Change of Control Redemption Price” means the greater of (i)(x) if such redemption occurs prior to the second anniversary of the Issue Date, 150.00% of the Current Liquidation Preference per share, and (y) if such redemption occurs on or after the second anniversary of the Issue Date, 135.00% of the Current Liquidation Preference per share, and (ii) the value of the Class A Common Stock issuable upon conversion of a share of Series A Preferred Shares, which value shall be determined based on the value attributed to the Class A Common Stock in connection with such Change of Control.

“Class A Common Stock” means the Class A Common Stock, par value $0.01 per share, of the Company.

“Company” has the meaning set forth in the preamble.

“Conversion Price” initially means $40.00; provided, however, that such initial Conversion Price is subject to adjustment pursuant to Section 5.03. Each reference in this Certificate of Designation to the Conversion Price as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Conversion Price immediately before the close of business on such date.

“Current Liquidation Preference” means, at any date of determination and with respect to each outstanding share of Series A Preferred Shares, the sum of (a) the Stated Value thereof, plus (b) the aggregate amount of all accrued and accumulated Regular Dividends thereon that have been compounded in accordance with Section 2.02(a).

“DGCL” has the meaning set forth in the preamble.

“Dividend” means any Regular Dividend or Participating Dividend, as applicable.

“Dividend Payment Date” means each Regular Dividend Payment Date with respect to a Regular Dividend and each date on which any declared Participating Dividend is scheduled to be paid on the Series A Preferred Shares.

“Dividend Rate” means, subject to Section 7.02, with respect to Regular Dividends that accrue for each period ending on a Regular Dividend Payment Date, Adjusted Term SOFR for such period plus 6.00% per annum.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Individual Holder Conversion Cap” means, with respect to any Holder as of any date, the maximum number of shares of Class A Common Stock, as reasonably determined by the Company with the consent of the Holder, which consent shall not be unreasonably withheld, conditioned or delayed, that could be issued by the Company to such Holder pursuant to an Optional Conversion without such issuance being subject to a premerger notification requirement pursuant to the HSR Act.

“Investors Rights Agreement” means that certain Investors Rights Agreement (Series A Convertible Preferred Shares), dated as of the Issue Date, by and among the Company and the investors party thereto, as amended and/or restated from time to time in accordance with the terms thereof.

“Issue Date” means January 20, 2023.

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“Market Disruption Event” means any of the following events:

(a) any suspension of, or limitation imposed on, trading of the Class A Common Stock by The New York Stock Exchange (or any successor or other securities exchange determined by the Company for the trading of the Class A Common Stock) (the “Relevant Exchange”) during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange, and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange as to securities generally, or otherwise relating to the Class A Common Stock or options contracts relating to the Class A Common Stock on the Relevant Exchange; or

(b) any event that disrupts or impairs (as determined by the Company in its reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange in general to effect transactions in, or obtain market values for, the Class A Common Stock on the Relevant Exchange or to effect transactions in, or obtain market values for, options contracts relating to the Class A Common Stock on the Relevant Exchange.

“Material Event Redemption” means, as applicable, a Change of Control Redemption, a Refinancing Redemption or a Holder Redemption.

“Optional Redemption Price” means 165.00% of the Current Liquidation Preference per share.

“Redemption Date” means:

(a) in respect of any redemption pursuant to Section 4.07, the date set by the Company as the date on which such redemption shall occur and subject to extension until the satisfaction, or waiver by the Company of any conditions precedent;

(b) in respect of any redemption pursuant to Section 4.08(a), the date on which the Change of Control occurs;

(c) in respect of any redemption pursuant to Section 4.08(b), the date on which the event triggering the Refinancing Redemption occurs; and

(d) in respect of any redemption pursuant to Section 4.08(c), the date selected by the Company in accordance with Section 4.08(c).

“Redemption Price” means, as applicable, the Change of Control Redemption Price, the Refinancing Redemption Price, the Holder Redemption Price or the Optional Redemption Price.

“Refinancing Event” means a refinancing or replacement of the entirety of the indebtedness under the Credit Agreement prior to the maturity thereof that is provided solely by lenders who are not Affiliates or Approved Funds of Ares Capital Management LLC.

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“Refinancing Redemption Price” means the sum of (i) 165.00% of the Current Liquidation Preference per share, plus (ii) solely in the event that the applicable Refinancing Event is consummated prior to the second anniversary of the Issue Date, the aggregate amount of Regular Dividends per share which would have otherwise have been payable or accrued on the Series A Preferred Shares from the Redemption Date until the second anniversary of the Issue Date (with Adjusted Term SOFR for such period calculated based on the Term SOFR Reference Rate for a tenor of ninety (90) days on the day that is two (2) U.S. Government Securities Business Days prior to the Redemption Date).

“Regular Dividend” means the dividends to be made by the Company in respect of the Series A Preferred Shares in accordance with Section 2.02(a).

“Regular Dividend Payment Date” means March 31, June 30, September 30 and December 31, of each year, commencing on March 31, 2023; provided that if any Regular Dividend Payment Date is not a Business Day, the Regular Dividend Payment Date will be the immediately following Business Day.

“Relevant Exchange” has the meaning set forth in the definition of the term Market Disruption Event.

“Series A Preferred Shares” has the meaning set forth in the preamble.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Stated Value” means, at any date of determination, and with respect to each outstanding share of the Series A Preferred Shares, $1,000 (adjusted as appropriate in the event of any stock dividend, stock split, stock distribution, recapitalization or combination with respect to the Series A Preferred Shares; provided, however, that the Stated Value shall not be adjusted for Regular Dividends compounded in accordance with Section 2.02(a)).

“Term SOFR” means, as of any date of determination, the Term SOFR Reference Rate for a tenor of ninety (90) days on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of the applicable calendar quarter, as such rate is published by the Term SOFR Administrator; provided, however, that (x) if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date (as defined in the Credit Agreement as in effect on the Issue Date) with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

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“Term SOFR Adjustment” means a percentage per annum equal to 0.15%.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Holder Majority in their reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR. “Trading Day” means a Business Day on which the Relevant Exchange is scheduled to be open for business and on which there has not occurred a Market Disruption Event.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

Section 1.02 Other Interpretive Provisions. With reference to this Certificate of Designation:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any document entered into in connection with this Certificate of Designation shall refer to such document as a whole and not to any particular provision thereof.

(c) Article, Section, Exhibit and Schedule references are to the document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(g) Section headings herein and in the other documents entered into in connection with this Certificate of Designation are included for convenience of reference only and shall not affect the interpretation of this Certificate of Designation or any other document.

Section 1.03 References to Agreements, Laws, etc. Unless otherwise expressly provided herein, (a) references to Organization Documents and agreements shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted by this Certificate of Designation; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

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Section 1.04 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.05 Timing of Payment of Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.

Section 1.06 Corporate Terminology. Any reference to officers, shareholders, stock, shares, directors, boards of directors, corporate authority, articles of incorporation, bylaws or any other such references to matters relating to a corporation made herein or in any other documented entered into in connection with this Certificate of Designation with respect to a Person that is not a corporation shall mean and be references to the comparable terms used with respect to such Person.

Section 1.07 Acts of Holders.

(a) Except as herein otherwise expressly provided, any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Certificate of Designation to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by the Holders or such Holder, as applicable, in person. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Company.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by Applicable Law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Holders deem sufficient.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any share of Series A Preferred Shares shall bind every future Holder of the same share of Series A Preferred Shares and the Holder of every share of Series A Preferred Shares issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Holders or the Company in reliance thereon, whether or not notation of such action is made upon the certificate representing such share of Series A Preferred Shares, unless such consent is revoked by the Holder in accordance with Section 8.03 hereof.

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(d) The Company may set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be 10 days prior to the first solicitation of such consent, except that when the action being submitted to the Holders is required to be submitted to the Holders under the DGCL, then such record date shall be the date provided for under the DGCL.

(e) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular share of Series A Preferred Shares may do so with regard to all or any part of the Current Liquidation Preference of such share of Series A Preferred Shares or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such Current Liquidation Preference. Any notice given or action taken by a Holder or its agents with regard to different parts of such Current Liquidation Preference pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

ARTICLE II

DESIGNATION AND DIVIDENDS

Section 2.01 Designations. A total of 175,000 shares of Preferred Stock will be designated as a series known as Cumulative Series A Convertible Preferred Shares.

Section 2.02 Dividends.

(a) From and after the date of issuance of each share of the Series A Preferred Shares, Holders shall be entitled to receive in respect of each such share of Series A Preferred Shares, only if and when declared by the Company’s Board of Directors or any authorized committee thereof, cumulative dividends accruing on a daily basis at the Dividend Rate on the Current Liquidation Preference of such share of Series A Preferred Shares as in effect from time to time, payable in cash in arrears on each Regular Dividend Payment Date, and, to the extent not paid on any Regular Dividend Payment Date, automatically compounded (regardless of whether or not declared), quarterly in arrears on such Regular Dividend Payment Date. Regular Dividends will be calculated on the basis of actual days elapsed over a year of 360 days consisting of 12 30- day months.

(b) At any time and from time to time when there are Accrued Dividends, the Company’s Board of Directors, or any authorized committee thereof, may declare and cause the Company to pay in cash, to the Holders on a record date fixed in accordance with Section 213 of the DGCL (which record date shall be not less than three nor more than 60 days prior to the next occurring Regular Dividend Payment Date), a dividend per share of Series A Preferred Shares equal to all or a portion of such Accrued Dividends on such share of Series A Preferred Shares to the next occurring Regular Dividend Payment Date.

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(c) Except as set forth in Section 2.02(a) in respect of the compounding of Accrued Dividends if not paid on the applicable Regular Dividend Payment Date, (i) no Regular Dividend may be declared with respect to the Series A Preferred Shares unless paid to the Holders immediately in cash (it being understood that no Regular Dividends may be declared and paid in securities or otherwise “in kind”) and (ii) no Regular Dividend shall be declared or paid in anticipation of a redemption of the Series A Preferred Shares or any liquidation of the Company.

(d) No dividend or other distribution on the Class A Common Stock (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid unless, at the time(s) of such declaration and payment, an equivalent dividend or distribution is declared and paid, respectively, on the Series A Preferred Shares (such a dividend or distribution on the Series A Preferred Shares, a “Participating Dividend,” and such corresponding dividend or distribution on the Class A Common Stock, the “Common Stock Participating Dividend”), such that (1) the record date and the payment date for such Participating Dividend occur on the same dates as the record date and payment date, respectively, for such Common Stock Participating Dividend and (2) the kind and amount of consideration payable per share of Series A Preferred Shares in such Participating Dividend is the same kind and amount of consideration that would be payable in the Common Stock Participating Dividend in respect of a number of shares of Class A Common Stock equal to the number of shares of Class A Common Stock that would be issuable in respect of one share of Series A Preferred Shares that is converted pursuant to an Optional Conversion (without giving effect to any limitations on conversion set forth in the proviso to Section 5.01 or Section 5.04) with a Conversion Date occurring on such record date (subject to the same arrangements, if any, in such Common Stock Participating Dividend not to issue or deliver a fractional portion of any security or other property). Notwithstanding the foregoing, no Participating Dividend will be required to be declared or paid in respect of any event for which an adjustment to the Conversion Price is required pursuant to Section 5.03. If the Redemption Date for any shares of Series A Preferred Shares is on or after the close of business on a record date set for payment of any Participating Dividends and prior to the applicable Dividend Payment Date, the Holder of such shares as of such record date shall be entitled to receive such Participating Dividend, notwithstanding the redemption of such shares prior to the applicable Dividend Payment Date.

(e) If the Conversion Date for any shares of Series A Preferred Shares is prior to the close of business on a record date set for the payment of any Dividends, the Holder of such shares will not be entitled to such Dividend in respect of such record date. If the Conversion Date for any shares of Series A Preferred Shares is on or after the close of business on a record date set for payment of any Dividends and prior to the applicable Dividend Payment Date, the Holder of such shares as of such record date shall be entitled to receive such Dividend, notwithstanding the conversion of such shares prior to the applicable Dividend Payment Date.

Section 2.03 Ranking. The Series A Preferred Shares (inclusive of any and all Dividends thereon) shall rank senior in priority of payment to all existing and future Preferred Stock and other Capital Stock in respect of dividends and with respect to any distribution upon any liquidation, dissolution or winding up of the Company as set forth in Article III, and until the Series A Preferred Shares have in their entirety been redeemed or converted into Class A Common Stock in accordance with the terms of this Certificate of Designation, no dividends or distributions on, or purchases or redemptions of, other Preferred Stock and other Capital Stock, shall be made, paid or declared (except for Restricted Payments permitted under Section 3.1 of the Investors Rights Agreement and liquidating distributions pursuant to Section 3.01).

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ARTICLE III

LIQUIDATION RIGHTS

Section 3.01 Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Holders shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any other Preferred Stock and other Capital Stock and subject to the rights of the Company’s existing and future creditors, to receive in full a liquidating distribution in cash and in the amount per share of Series A Preferred Shares equal to the greater of (i) the sum of (A) the Current Liquidation Preference with respect to such share as of the date of such liquidating distribution plus (B) the Accrued Dividends with respect to such share as of the date of such liquidating distribution and (ii) the amount such Holders would have received had such Holders converted such shares of Series A Preferred Shares into Class A Common Stock pursuant to Article V (without regard to any of the limitations on convertibility contained in the proviso to Section 5.01 or Section 5.04) with a Conversion Date immediately prior to such liquidating distribution. Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 3.01 and will have no right or claim to any of the Company’s remaining assets.

Section 3.02 Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Article III, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, nor shall the merger, consolidation, statutory exchange or any other business combination transaction of the Company into or with any other Person or the merger, consolidation, statutory exchange or any other business combination transaction of any other Person into or with the Company be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

ARTICLE IV

REDEMPTION

Section 4.01 Notices to Holders. If the Company elects to redeem the Series A Preferred Shares pursuant to Section 4.07 hereof or is required to redeem the Series A Preferred Shares pursuant to Section 4.08 hereof, it shall furnish to each Holder a notice in accordance with Section 4.03 hereof.

Section 4.02 Selection of Series A Preferred Shares to Be Redeemed. If less than all of the Series A Preferred Shares are to be redeemed at any time, the Series A Preferred Shares of all Holders shall be redeemed on a pro rata basis in proportion to the aggregate Current Liquidation Preference of all Series A Preferred Shares held by each Holder.

Provisions herein that apply to shares of Series A Preferred Shares called for redemption also apply to portions of Series A Preferred Shares called for redemption.

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Section 4.03 Notice of Redemption. The Company shall deliver electronically or mail or cause to be mailed by first-class mail, postage prepaid, a notice of redemption not less than 10 Business Days and not more than 30 Business Days before the Redemption Date to each Holder of shares of Series A Preferred Shares to be redeemed (except in connection with a redemption that is subject to one or more conditions precedent, in which case such Redemption Date may extend until all such conditions are satisfied or waived by the Company). To the extent requested by the Company in accordance with Section 2.4(y) of the Investors Rights Agreement, the applicable Holder shall provide a statement to the Issuer in connection with such redemption that such Holder does not have actual knowledge of any facts or circumstances (after reasonable inquiry, provided that, for the avoidance of doubt, the Holder shall not be required to make any inquiries of its limited partners, shareholders, or other holders of equity in it) that would reasonably be expected to cause such redemption to fail to qualify for sale or exchange treatment under Section 302(b) of the Code as a result of directly, indirectly or constructively (within the meaning of Section 302 of the Code) owning any other class of equity of the Company.

The notice shall identify the Series A Preferred Shares to be redeemed and shall state:

(a) the section of this Certificate of Designation pursuant to which the redemption shall occur;

(b) the Current Liquidation Preference of the Series A Preferred Shares to be redeemed;

(c) the Redemption Date;

(d) the Redemption Price;

(e) if the Company is not permitted by Applicable Law to redeem all of the Series A Preferred Shares required to be redeemed or if the Series A Preferred Shares is to be redeemed in part only (subject to Section 4.02), the portion of the Current Liquidation Preference of the Series A Preferred Shares to be redeemed and that, after the Redemption Date upon surrender of such Series A Preferred Shares, a new certificate for such Series A Preferred Shares in a Current Liquidation Preference equal to the unredeemed portion of the original Series A Preferred Shares will be issued in the name of the Holder upon cancellation of the original certificate representing such Series A Preferred Shares;

(f) that the certificate representing the Series A Preferred Shares (or an affidavit of loss in lieu thereof in customary form) called for redemption must be surrendered to the Company to collect the Redemption Price (provided that, for the avoidance of doubt, such failure by the holder to deliver such certificate (or such an affidavit of loss in lieu thereof) shall not affect the effectiveness of the redemption as to such Series A Preferred Shares on the Redemption Date, including with respect to the cessation of the accrual of Dividends on the Series A Preferred Shares or the portions of Series A Preferred Shares called for redemption, other than the Company’s entitlement to delay payment of the Redemption Price until such certificate (or such an affidavit of loss in lieu thereof) has been surrendered to the Company);

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(g) that, unless the Company defaults in making such redemption payment, the Series A Preferred Shares called for redemption shall cease to accrue Dividends on and after the Redemption Date; and

(h) any condition to such redemption (which may be waived by the Company in its sole discretion).

Solely in the case of optional redemption in accordance with Section 4.07, such notice of redemption, and the related redemption, may, at the Company’s discretion, be subject to one or more conditions precedent, and the surrender of any certificate(s) representing the Series A Preferred Shares (or an affidavit of loss in lieu thereof) called for redemption (which may be waived by the Company in its sole discretion). In addition, if such redemption is subject to the satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date as stated in such notice, or by the redemption date as so delayed. The Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption may be performed by another Person; provided that the Company shall remain liable for any failure by such Person to pay such Redemption Price or perform such obligations.

Section 4.04 Effect of Notice of Redemption. Once notice of redemption is delivered to the Holders in accordance with Section 4.03 hereof, subject to satisfaction, or waiver by the Company, of any conditions precedent relating thereto specified in the applicable notice of redemption, the Redemption Price of the Series A Preferred Shares called for redemption shall become irrevocably due and payable on the Redemption Date. The notice, if delivered, mailed or caused to be mailed in a manner specified in Section 9.01 hereof, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.

Section 4.05 Deposit of Redemption Price.

(a) The aggregate Redemption Price will be due and payable, and paid in cash in immediately available funds, to the respective holders of the Series A Preferred Shares on the applicable Redemption Date subject to satisfaction, or waiver by the Company, of any conditions precedent relating thereto specified in the applicable notice of redemption. Prior to 4:00 p.m., New York City time, on the Redemption Date, the Company shall deposit with each Holder money sufficient to pay the Redemption Price of all Series A Preferred Shares of such Holder to be redeemed on that Redemption Date, subject to satisfaction or waiver by the Company of any conditions precedent relating thereto specified in the applicable notice of redemption. Each such Holder shall promptly return to the Company any money deposited with the Holders by the Company in excess of the amounts necessary to pay the Redemption Price of, and, pursuant to Section 4.09, Dividends on, all Series A Preferred Shares of such Holder to be redeemed.

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(b) If the Company complies with the provisions of Section 4.05(a), on and after the Redemption Date, Dividends shall cease to accrue on the Series A Preferred Shares or the portions of Series A Preferred Shares called for redemption. If the amounts required to be paid in respect of any share of Series A Preferred Shares called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with Section 4.05(a), without prejudice to any other rights that a Holder may have under Applicable Law or in equity, the Company shall pay on the date on which such amounts are actually paid, an additional amount equal to the amount of Dividends that would have accrued (i) on the unpaid Current Liquidation Preference of such share of Series A Preferred Shares, from the Redemption Date until such Current Liquidation Preference is paid, and (ii) to the extent lawful, on any Regular Dividends accumulated to the Redemption Date on such unpaid Current Liquidation Preference, in each case, at the Dividend Rate.

Section 4.06 Series A Preferred Shares Redeemed in Part. Upon surrender of any Series A Preferred Shares certificate that is redeemed in part, the Company shall issue a new Series A Preferred Shares certificate equal in Current Liquidation Preference to the unredeemed portion of the Series A Preferred Shares surrendered.

Section 4.07 Optional Redemption.

(a) At any time from and after the second anniversary of the Issue Date, the Company may on one or more occasions redeem all (or a part, in accordance with Section 4.02) of the outstanding shares of Series A Preferred Shares held by the Holders on a pro rata basis, upon written notice as described under Section 4.03 hereof for an amount per share equal to the Optional Redemption Price that shall be paid in cash, subject to the satisfaction, or waiver by the Company of, any conditions precedent, on the Redemption Date set forth in the notice required under Section 4.03.

(b) Any redemption pursuant to this Section 4.07 shall be made pursuant to the provisions of Sections 4.01 through Section 4.06 hereof and, may, for the avoidance of doubt, at the Company’s option, be subject to one or more conditions precedent (which may be waived by the Company in its sole discretion).

(c) In addition to any redemption pursuant to this Section 4.07, the Company may at any time and from time to time purchase Series A Preferred Shares in open market and privately negotiated transactions.

(d) In any event, notwithstanding the Company’s delivery of any notice of an optional redemption pursuant to the foregoing provisions of this Section 4.07, each Holder will have the right, by complying with Article V prior to the applicable Redemption Date, to convert all, or any whole number of Series A Preferred Shares that is less than all, of its Series A Preferred Shares into Class A Common Stock pursuant to Section 5.01 prior to any such optional redemption pursuant to this Section 4.07.

Section 4.08 Mandatory Redemption.

(a) The Company shall, concurrently with the occurrence of any Change of Control, redeem all outstanding Series A Preferred Shares at a price per share equal to the Change of Control Redemption Price (any such redemption, a “Change of Control Redemption”). Notwithstanding anything in Section 4.01 or Section 4.03 to the contrary, the Company shall provide notice of such Change of Control Redemption at least twenty (20) days before the

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applicable Redemption Date. Notwithstanding the Company’s delivery of any notice of a Change of Control Redemption pursuant to the foregoing sentence, each Holder will have the right by complying with Article V prior to the applicable Redemption Date, to convert (which conversion shall permit such Holder to participate in such Change of Control in the same manner as other holders of Class A Common Stock) all, or any whole number of Series A Preferred Shares that is less than all, of its Series A Preferred Shares into Class A Common Stock pursuant to Section 5.01 prior to any such Change of Control Redemption.

(b) The Company shall, concurrently with the occurrence of any Refinancing Event, redeem all outstanding Series A Preferred Shares at a price per share equal to the Refinancing Redemption Price (any such redemption, a “Refinancing Redemption”). Notwithstanding anything in Section 4.01 or Section 4.03 to the contrary, the Company shall provide notice of such Refinancing Redemption at least twenty (20) days before the applicable Redemption Date. Notwithstanding the Company’s delivery of any notice of a Refinancing Redemption pursuant to the foregoing sentence, each Holder will have the right by complying with Article V prior to the applicable Redemption Date, to convert all, or any whole number of Series A Preferred Shares that is less than all, of its Series A Preferred Shares into Class A Common Stock pursuant to Section 5.01 prior to any such Refinancing Redemption.

(c) At any time on or after the seventh anniversary of the Issue Date, at the request of the Holder Majority, the Company will cause all Series A Preferred Shares then outstanding to be redeemed in cash at a price per share (expressed as a percentage of the Current Liquidation Preference per share of the Series A Preferred Shares) equal to 150.00% (such price, the “Holder Redemption Price” and such redemption, a “Holder Redemption”) and the Redemption Date for such redemption shall be a date not later than 90 days after such request is received by the Company; provided that, notwithstanding the foregoing provisions of this clause (c), at any time on or after the seventh anniversary of the Issue Date, at the request of MINKE IMC Inc. (so long as MINKE IMC Inc. is at such time a Holder hereunder), the Company will cause all Series A Preferred Shares then outstanding and held by MINKE IMC Inc. to be redeemed in cash at a price per share (expressed as a percentage of the Current Liquidation Preference per share of the Series A Preferred Shares) equal to the Holder Redemption Price and the Redemption Date for such redemption shall be a date not later than 90 days after such request is received by MINKE IMC Inc.

(d) If a Material Event Redemption is triggered and the Company does not have funds legally available for the redemption of all outstanding shares of Series A Preferred Shares, the Company shall redeem a pro rata portion of each Holder’s shares of Series A Preferred Shares (to the extent not converted as provided herein) to the fullest extent of such funds legally available, based on the respective amounts which would otherwise be payable in respect of the Series A Preferred Shares to be redeemed if the Company’s legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares of Series A Preferred Shares as soon as practicable after the Company has funds legally available therefor. At any time thereafter when additional funds are legally available for the redemption of the Series A Preferred Shares such funds will immediately be used to redeem the balance of the Series A Preferred Shares or such portion thereof as the Company is then able to redeem.

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Section 4.09 Accrued and Unaccumulated Dividends. Any redemption of Series A Preferred Shares, whether optional or mandatory, will be accompanied by the payment of all Accrued Dividends on the Series A Preferred Shares so redeemed to the applicable Redemption Date.

ARTICLE V

CONVERSION

Section 5.01 Optional Conversion. Subject to the conversion procedures set forth in Section 5.02, at any time, each Holder shall have the right, at such Holder’s option, to convert all, or any whole number of Series A Preferred Shares that is less than all, of such Holder’s Series A Preferred Shares into the number of shares of Class A Common Stock equal to the quotient obtained by dividing (I) the sum of (x) the Current Liquidation Preference for such shares of Series A Preferred Shares subject to conversion, plus (y) the aggregate amount of any Accrued Dividends on such shares of Series A Preferred Shares subject to conversion (other than any such Accrued Dividends for which the payment has been declared, and the applicable record date for such payment has occurred), by (II) the Conversion Price, in each case, as of immediately before the close of business on such Conversion Date (an “Optional Conversion”); provided that, prior to the expiration or early termination of any applicable waiting period under the HSR Act with respect to an Optional Conversion, such Optional Conversion shall be effected only with respect to that number of shares of such Holder’s Series A Preferred Shares that can be converted without exceeding such Holder’s Individual Holder Conversion Cap, and, after such expiration or early termination, such Optional Conversion shall be effected with respect to the remainder of such Holder’s Series A Preferred Shares.

Section 5.02 Conversion Procedures and Effect of Conversion.

(a) Conversion Procedure. A Holder must do each of the following to exercise such Holder’s right to an Optional Conversion:

(i) complete and manually or electronically sign a conversion notice in the form attached hereto as Annex A or such other form of conversion notice as has then most recently been provided to such Holder by the Company (a “Conversion Notice”) and deliver such notice to the Company in accordance with Section 9.01;

(ii) deliver to the Company the certificate or certificates (if any) representing the shares of Series A Preferred Shares to be converted or a loss affidavit reasonably acceptable to the Company; and

(iii) if required, furnish appropriate endorsements and transfer documents and pay any required documentary, stamp or similar issuance or transfer taxes.

The “Conversion Date” means the first date on which such Holder has complied with the procedures in this Section 5.02(a), except that, in the case of an Optional Conversion that is effected as to less than all of such Holder’s shares of Series A Preferred Shares pursuant to the proviso in Section 5.01, such date shall be the Conversion Date only as to those shares as to which such Optional Conversion is being effected, and the Conversion Date with respect to the remainder of such Holder’s Series A Preferred Shales shall be the first date on which such Holder has complied with such procedures as to such remaining shares.

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The Company shall, no later than five (5) Trading Days after the applicable Conversion Date, issue the number of whole shares of Class A Common Stock issuable upon such Optional Conversion.

(b) Effect of Conversion. Effective immediately prior to the close of business on the Conversion Date applicable to any shares of Series A Preferred Shares, Dividends shall no longer be declared or, subject to Section 2.02(e), paid on such shares of Series A Preferred Shares, and such shares of Series A Preferred Shares shall cease to be outstanding.

(c) Record Holder of Underlying Securities as of Conversion Date. The Person or Persons entitled to receive the Class A Common Stock upon conversion of Series A Preferred Shares on a Conversion Date shall be treated for all purposes as the record holder(s) of such shares of Class A Common Stock as of the close of business on such Conversion Date. In the case of an Optional Conversion as to which such Holder shall not in its Conversion Notice have designated the name in which shares of Class A Common Stock to be delivered upon conversion of shares of Series A Preferred Shares should be registered, or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares in the name of the Holder and in the manner shown on the records of the Company. The Company may, in its sole and absolute discretion, deliver shares of Class A Common Stock deliverable in any Optional Conversion either in book-entry form through the facilities of The Depositary Trust Company (including, without limitation, the Direct Registration System service of The Depository Trust Company) or in the form of physical stock certificates or in book-entry form with the transfer agent for the Class A Common Stock. Unless otherwise agreed to by the Company and the applicable Holder, each certificate or book-entry position representing shares of Class A Common Stock issuable upon conversion shall bear such a restrictive legend substantially in the form set forth in Appendix I hereto, which is hereby incorporated in and expressly made a part of this Certificate of Designation, and will be subject to the restrictions set forth therein. In addition, each such certificate or book-entry position may have notations, additional legends or endorsements required by Applicable Law, stock exchange rules, and agreements to which the Company and all of the Holders in their capacity as Holders are subject, if any.

(d) Status of Converted or Reacquired Shares. Shares of Series A Preferred Shares converted in accordance with this Certificate of Designation, or otherwise acquired by the Company in any manner whatsoever, shall be retired promptly after the conversion or acquisition thereof. All such shares shall, upon their retirement and any filing required by the DGCL, become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the board of directors pursuant to the provisions of the Certificate of Incorporation and, if applicable this Certificate of Designation.

(e) Reservation of Shares of Common Stock. The Company shall at all times reserve and keep available out of its authorized and unissued Class A Common Stock, solely for issuance upon an Optional Conversion, such number of shares of Class A Common Stock as shall from time to time be issuable upon an Optional Conversion of all the shares of Series A Preferred Shares then outstanding, assuming all such shares of Series A Preferred Shares are held by a single Holder. Any shares of Class A Common Stock issued upon an Optional Conversion shall be duly authorized, validly issued, fully paid and nonassessable.

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(f) Fractional Shares. No fractional shares of Class A Common Stock will be delivered to the Holders upon conversion of Series A Preferred Shares. In lieu of fractional shares otherwise issuable to a Holder, such Holder will be entitled to receive one additional whole share of Class A Common Stock. The determination of the number of shares of Class A Common Stock to be delivered to a Holder upon the conversion of such Holder’s shares of Series A Preferred Shares and whether such number of shares would include a fractional share shall be based on the aggregate number of shares of Series A Preferred Shares of such Holder that are being converted on the applicable Conversion Date.

Section 5.03 Anti-Dilution Adjustments.

(a) The Conversion Price shall be subject to adjustment, without duplication, as set forth in this Section 5.03. If the Company, at any time while shares of the Series A Preferred Shares are outstanding (i) subdivides the outstanding shares of Class A Common Stock into a larger number of shares of Class A Common Stock (which for purposes hereof shall include additional shares of Common Stock as a dividend on outstanding shares of Common Stock), (ii) combines (including by way of a reverse stock split) the outstanding shares of Class A Common Stock into a smaller number of shares of Class A Common Stock or (iii) reclassifies the outstanding shares of Class A Common Stock into a larger or smaller number of shares of Class A Common Stock, then in each such case the Conversion Price shall be adjusted based on the following formula:

CP1 = CP0 x (OS0 / OS1)

where

CP0 =	the Conversion Price in effect immediately prior to the close of business on the effective date of such subdivision, combination or reclassification,

CP1 =	the new Conversion Price in effect immediately after the close of business on the effective date of such subdivision, combination or reclassification,

OS0 =	the number of shares of Class A Common Stock outstanding immediately prior to the close of business on the effective date of such subdivision, combination or reclassification, and

OS1 =	the number of shares of Class A Common Stock that would be outstanding immediately after, and solely as a result of, the completion of such event.

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Any adjustment made pursuant to this subsection (a) shall be effective immediately after the close of business on the effective date of such subdivision or combination, as applicable. If any such event is announced or declared but does not occur, the Conversion Price shall be readjusted, effective as of the date the Company announces that such event shall not occur, to the Conversion Price that would then be in effect if such event had not been announced or declared. Notwithstanding anything to the contrary, no adjustment to the Conversion Price shall be made for any dividend or distribution with respect to Class A Common Stock in connection with which the Holders are entitled to a Dividend pursuant to Section 2.02.

(b) Calculation of Adjustments. All calculations with respect to the Conversion Price and adjustments thereto will be made to the nearest 1/100th of a cent (with 5/1,000ths rounded upward).

(c) Successive Adjustments. After an adjustment to the Conversion Price under this Section 5.03, any subsequent event requiring an adjustment under this Section 5.03 shall cause an adjustment to each such Conversion Price as so adjusted.

(d) Notice of Adjustments. Whenever the Conversion Price is adjusted as provided under this Section 5.03, the Company shall as soon as reasonably practicable following the occurrence of an event that requires such adjustment compute the adjusted applicable Conversion Price in accordance with this Section 5.03 and provide a written notice to the Holders advising them of the occurrence of such event and setting forth the adjusted applicable Conversion Price.

Section 5.04 Beneficial Ownership Limitation. Notwithstanding anything in this Certificate of Designation to the contrary, the Company shall not effect any conversion of the Series A Preferred Shares, and a Holder shall not have the right to convert any portion of the Series A Preferred Shares, to the extent that, after giving effect to the conversion set forth on the applicable Conversion Notice, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Class A Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Class A Common Stock issuable upon conversion of the Series A Preferred Shares with respect to which such determination is being made, but shall exclude the number of shares of Class A Common Stock which are issuable upon (i) conversion of the remaining, unconverted Stated Value of Series A Preferred Shares beneficially owned by such Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Series A Preferred Shares) beneficially owned by such Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 5.04, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 5.04 applies, the determination of whether the Series A Preferred Shares are convertible (in relation to other securities owned by such Holder together with any Affiliates) and of how many shares of Series A Preferred Shares are convertible shall be in the sole discretion of such Holder, and the submission of a Conversion Notice shall be deemed to be such Holder’s determination of whether the shares of Series A Preferred Shares may be converted (in relation to other securities owned by such Holder together with any Affiliates) and how many shares of the Series A Preferred Shares are convertible, in each case subject to the Beneficial

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Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Company each time it delivers a Conversion that such Conversion Notice has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 5.04, in determining the number of outstanding shares of Class A Common Stock, a Holder may rely on the number of outstanding shares of Class A Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the SEC, as the case may be, (ii) a more recent public announcement by the Company or (iii) a more recent written notice by the Company or the applicable transfer agent setting forth the number of shares of Class A Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two trading days confirm orally and in writing to such Holder the number of shares of Class A Common Stock then outstanding. In any case, the number of outstanding shares of Class A Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Series A Preferred Shares, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Class A Common Stock was reported.

The “Beneficial Ownership Limitation” shall initially be 9.99% of the number of shares of the Class A Common Stock outstanding immediately after giving effect to the issuance of shares of Class A Common Stock issuable upon conversion of Series A Preferred Shares held by the applicable Holder. Notwithstanding the foregoing, by written notice to the Company, which will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, the Holder may reset the Beneficial Ownership Limitation percentage to a higher or lower percentage; provided that such notice shall not be required in the event of a Material Event Redemption. Upon such a change by a Holder to the Beneficial Ownership Limitation, the Beneficial Ownership Limitation may not be further amended by such Holder without first providing the minimum 61- day notice required by this Section 5.04 (except in the event of a Material Event Redemption). The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5.04 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Series A Preferred Shares.

ARTICLE VI

TRANSFERS

Section 6.01 Transfers.

(a) Subject to Section 1.1 of the Investors Rights Agreement, a Holder of shares of Series A Preferred Shares can transfer any share of Series A Preferred Shares to a Person pursuant to a Permitted Transfer, at any time. Other than pursuant to a Permitted Transfer and subject to Section 1.1 of the Investors Rights Agreement, a Holder may not transfer a share of Series A Preferred Shares to another Person.

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(b) If physical certificates evidencing the Series A Preferred Stock are issued, the Company shall, upon the request and surrender of the record holder of such certificate other than in connection with a redemption of all of the Series A Preferred Shares represented by such certificate, promptly (but in any event within two (2) Business Days after such request) execute and deliver (at the Company’s expense) a new certificate or certificates in exchange therefor representing Series A Preferred Shares with an aggregate Stated Value of the Series A Preferred Shares represented by the surrendered certificate. The issuance of new certificates will be made without charge to the Holders of the Series A Preferred Shares, and the Company shall pay for any cost incurred by the Company in connection with such issuance; provided that the Company shall not pay for any documentary, stamp or similar issuance or transfer tax in respect of the preparation, execution and delivery of such new certificates pursuant to this Section 6.01. All transfers and exchanges of the Series A Preferred Shares will be made promptly by direct registration on the books and records of the Company and the Company shall take all such other actions as may be required to reflect and facilitate, including by direct registration on the books and records of the Company, all transfers and exchanges permitted pursuant to this Section 6.01.

(c) Upon receipt of evidence reasonably satisfactory to the Company (it being understood that an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Series A Preferred Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the Series A Preferred Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

(d) Unless otherwise agreed to by the Company and the applicable Holder, each certificate or book-entry position representing the Series A Preferred Shares will bear a restrictive legend substantially in the form set forth in Appendix I hereto, which is hereby incorporated in and expressly made a part of this Certificate of Designation, and will be subject to the restrictions set forth therein. In addition, each such certificate or book-entry position may have notations, additional legends or endorsements required by Applicable Law, stock exchange rules, and agreements to which the Company and all of the Holders in their capacity as Holders are subject, if any.

(e) Notwithstanding anything to the contrary herein, no transfer by any Holder shall be permitted unless such transfer is made in compliance with all applicable securities laws.

ARTICLE VII

TRIGGER EVENTS AND REMEDIES

Section 7.01 Trigger Events. A “Trigger Event” wherever used in this Certificate of Designation, means (i) the failure of the Company to pay accrued Regular Dividends under Section 2.02(a) in cash or Participating Dividends under Section 2.02(d) on any applicable Dividend Payment Date (whether or not payment of such Dividends in cash is permitted by law)

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or (ii) any breach in any material respect (unless the relevant provision is subject to a materiality qualification, in which case, in any respect) by the Company of (x) its obligations pursuant to Article III of the Investors Rights Agreement, or (y) payment of the applicable Redemption Price in cash for all Series A Preferred Shares to be redeemed pursuant to Section 4.08 hereunder (whether or not payment of such Redemption Price is permitted by law or is excused by the last paragraph of Section 4.08). If such breach occurs and is continuing and is actually known to an Officer of the Company, the Company must send to each Holder notice of such breach promptly after it is known to an Officer of the Company.

Section 7.02 Remedies for Trigger Event. If a Trigger Event occurs and is continuing, the Dividend Rate will be subject to an increase (during the occurrence of a single Trigger Event or multiple concurrent Trigger Events) by 2.0% per annum; provided, that the Dividend Rate shall increase by only 2.00% per annum if there are multiple Trigger Events occurring and continuing (as opposed to 2.00% per annum multiplied by the number of Trigger Events). The exercise of the remedy contained in this Section 7.02 by the Holders shall not prevent the exercise of any other right or remedy by the Holders in respect of any Trigger Event.

Section 7.03 Waiver of Past Triggering Events. A Holder Majority, by written notice to the Company, may, on behalf of the Holders of all of the Series A Preferred Shares, waive any existing Trigger Event and its consequences under Section 7.02. Upon any such waiver, such Trigger Event shall be deemed to have been cured for every purposes herein; but no such waiver shall extend to any subsequent or other Trigger Event or impair any right consequent thereon.

ARTICLE VIII

VOTING RIGHTS

Section 8.01 Voting Rights General.

(a) Except as set forth in this Article VIII or as otherwise required by Applicable Law, the Series A Preferred Shares shall not be entitled to vote on any matters presented to the holders of Capital Stock issued by the Company.

(b) Subject to Section 8.01(b), the vote or written consent of a Holder Majority, given in writing or by vote at a meeting, shall be required for: (i) any amendment to the Certificate of Incorporation or the Bylaws that would adversely affect the rights, preferences or privileges of the Series A Preferred Shares, (ii) the authorization or issuance of any (a) additional shares of Series A Preferred Shares or (b) new class or series of equity securities of the Company ranking senior to or pari passu with the Series A Preferred Shares in with respect to liquidation, dissolution, dividends or any other distributions, (iii) any de-listing of the Class A Common Stock of the Company, (iv) the commencement of any bankruptcy or insolvency proceeding or (v) any amendment or waiver of any of the matters described under Article III of the Investors Rights Agreement.

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(c) Notwithstanding Section 8.01(a) above, no amendment, modification, supplement or waiver (in each case, including by merger, consolidation or otherwise) of the terms of this Certificate of Designation or the preferences, powers or rights of the Holders of the Series A Preferred Shares shall be made or given effect without the written consent of (x) in the case of clauses (i) through (iv) below, each Holder affected thereby (as to the Series A Preferred Shares held by such affected Holder) and (y) in the case of clause (v) below, all Holders, to the extent that the same shall:

(i) reduce the Current Liquidation Preference or Redemption Price or change the Conversion Price in a manner adverse to the Holder (except as set forth in Section 5.03) of any such share of Series A Preferred Shares;

(ii) except as set forth in Section 7.03, reduce the Dividend Rate of or change the time for accrual of Regular Dividends on any share of Series A Preferred Shares;

(iii) except as set forth in Section 7.03, waive a default in the payment of Dividends on any share of Series A Preferred Shares, Current Liquidation Preference or Redemption Price of the Series A Preferred Shares;

(iv) make any change to this Article VIII that is materially adverse to the Holder; or

(v) make any change to Section 4.02 or Section 4.07 regarding the pro rata treatment of all Holders in connection with any redemption referred to therein.

(d) Promptly, and in no event later than two (2) Business Days, after an amendment, supplement or waiver under this Section 8.01 becomes effective, the Company shall deliver to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 8.02 Minority Rights. The Company shall not pay or cause to be paid, directly or indirectly, any consideration to or for the benefit of any Holder for or as an inducement to any consent, amendment, modification or waiver unless such consideration is offered in writing to be paid to all Holders, and is paid to all Holders that approve such consent, amendment, modification or waiver.

Section 8.03 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a share of Series A Preferred Shares or portion of a share of Series A Preferred Shares that evidences the same share as the consenting Holder’s Series A Preferred Shares, even if notation of the consent is not made on any certificate representing a share of Series A Preferred Shares. However, any such Holder or subsequent Holder may revoke the consent as to its share of Series A Preferred Shares if the Company and the Holders receive written notice of revocation before the date the consent becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

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ARTICLE IX MISCELLANEOUS

Section 9.01 Notices. Any notice or other communication required or permitted to be delivered to any party under this Certificate of Designation will be in writing and delivered by, unless otherwise provided herein, (a) email or (b) overnight delivery via a national courier service, with respect to any Holder, at the email address or physical address on file with the Company and, with respect to the Company, to the following email address or physical address, as applicable:

Evolent Health, Inc.

800 N. Glebe Road,

Suite 500

Arlington, Virginia 22203

Attention: John Johnson, Chief Financial Officer

Email: JPJohnson@evolenthealth.com

with a copy (which will not constitute notice) to:

King & Spalding LLP

1185 Avenue of the Americas New York, NY 10036

Attention: Elizabeth Morgan; zcochran@kslaw.com

Email: EMorgan@kslaw.com; ZCochran@kslaw.com

Notice or other communication pursuant to this Section 9.01 will be deemed given or received when delivered, except that (i) any notice or communication received by email transmission on a non-Business Day or on any Business Day after 5:00 p.m. addressee’s local time or by overnight delivery on a non-Business Day will be deemed to have been given and received at 9:00 a.m. addressee’s local time on the next Business Day and (ii) any notice given by first-class mail shall be deemed given when sent.

Section 9.02 Severability. Whenever possible, each provision hereof will be interpreted in a manner as to be effective and valid under Applicable Law, but if any provision hereof is held to be prohibited by or invalid under Applicable Law, then such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof.

Section 9.03 Governing Law. This Certificate of Designation and all questions relating to the interpretation or enforcement of this Certificate of Designation will be governed by and construed in accordance with the laws of the State of Delaware without regard to the laws of the State of Delaware or any other jurisdiction that would call for the application of the substantive laws of any jurisdiction other than the State of Delaware.

Section 9.04 No Reissuance of the Series A Preferred Shares. No share of Series A Preferred Shares acquired by the Company by reason of redemption, purchase or otherwise will be reissued or held in treasury for reissuance, and the Company will take all necessary action to cause such shares to be cancelled and retired. All such shares shall, upon their cancellation and

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retirement and any filing required by the DGCL, become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the board of directors pursuant to the provisions of the Certificate of Incorporation and, if applicable this Certificate of Designation.

Section 9.05 Rights and Remedies of Holders. The rights provided to holders of Series A Preferred Shares set forth under this Certificate of Designation are for the benefit of such holders of the Series A Preferred Shares and will be enforceable by them, including by one or more actions for specific performance. Except as expressly set forth herein, all remedies available under this Certificate of Designation, at law, in equity or otherwise, will be deemed cumulative and not alternative or exclusive of other remedies. The exercise by any Holder of a particular remedy will not preclude the exercise of any other remedy.

Section 9.06 Agents. The Company may appoint and remove one or more transfer agents, conversion agents, registrars and paying agents with respect to the Series A Preferred Shares. Upon any such removal or appointment, the Company shall send notice thereof by electronic mail or by first-class mail, postage prepaid, to the Holders.

Section 9.07 Facts Ascertainable. When the terms of this Certificate of Designations refer to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Company shall maintain a copy of such agreement or document at the principal executive offices of the Company and a copy thereof shall be provided free of charge to any Holder upon request.

Section 9.08 No Preemptive Rights or Sinking Fund. The Holders shall not have any preemptive rights, and the shares of Series A Preferred Shares shall not be subject to or entitled to the operation of any retirement or sinking fund.

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IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be signed by a duly authorized officer as of the date first written above.

THE COMPANY:

EVOLENT HEALTH, INC.

By:	/s/ Seth Blackley
Name:	Seth Blackley
Title:	CEO

[Signature Page to Certificate of Designation (Series A Convertible Preferred Shares)]

APPENDIX I

to

Certificate of Designation of

Series A Convertible Preferred Shares of Evolent Health, Inc.

Restrictive Legend to the Series A Convertible Preferred

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

THE SECURITIES REPRESENTED HEREBY ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERS SET FORTH IN (I) ARTICLE VI OF THE CERTIFICATE OF DESIGNATION GOVERNING THE CUMULATIVE SERIES A CONVERTIBLE PREFERRED SHARES AND FILED WITH THE SECRETARY OF STATE FOR THE STATE OF DELAWARE PURSUANT TO SECTION 151 OF THE DELAWARE GENERAL CORPORATION LAW (THE “CERTIFICATE OF DESIGNATION”) AND (II) THE INVESTORS RIGHTS AGREEMENT (SERIES A CONVERTIBLE PREFERRED SHARES) BY AND AMONG EVOLENT HEALTH, INC. (THE “COMPANY”), AND CERTAIN HOLDERS OF COMPANY SECURITIES PARTY THERETO (THE “INVESTORS RIGHTS AGREEMENT”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED HEREBY MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE CERTIFICATE OF DESIGNATION AND THE INVESTORS RIGHTS AGREEMENT. A COPY OF THE CERTIFICATE OF DESIGNATION AND THE INVESTORS RIGHTS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER UPON REQUEST.

Restrictive Legend to the Class A Common Stock

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

ANNEX A

to

Certificate of Designation of

Series A Convertible Preferred Shares of Evolent Health, Inc.

Form of Notice of Conversion

to be Executed by Registered Holder to Convert Shares of Series A Preferred Shares

NOTICE OF CONVERSION

The undersigned Holder hereby irrevocably elects to convert [ ] of such Holder’s shares of Series A Convertible Preferred Shares into shares of Class A Common Stock, par value $.01 per share (the “Class A Common Stock”), of Evolent Health, Inc., a Delaware corporation (the “Corporation”). Capitalized terms used but not defined herein have the meaning ascribed to such terms in the certificate of designation of the Corporation’s Series A Convertible Preferred Shares (the “Certificate of Designation”) filed by the Corporation with the Secretary of State of the State of Delaware.

Instruction to Holder: Attach additional signed copies of this page as needed.

Name of Person in the name of which shares are to be registered:

Address for delivery of physical stock certificates:

Instructions for book-entry delivery of shares through the Deposit/Withdrawal at Custodian facility of The Depository Trust Company:

DTC Participant Name:

DTC Participant Number:

Account Name:

Account Number:

Contact Name:

Contact Telephone Number:

Contact Email Address:

[HOLDER]

By:
Name:
Title:
Date:

[Notice of Conversion of Shares of Series A Convertible Preferred Shares]

EXHIBIT C

Investors Rights Agreement

INVESTORS RIGHTS AGREEMENT (Series A Convertible Preferred Shares)

This INVESTORS RIGHTS AGREEMENT (Series A Convertible Preferred Shares) (this “Agreement”), dated as of January 20, 2023, is made by and among (i) the Purchasers named in Schedule I hereto (collectively, the “Purchasers”), (ii) Evolent Health, Inc., a Delaware corporation (the “Issuer”), and (iii) the Holders who become party hereto by the execution of a joinder agreement substantially in the form of Exhibit A hereto (the Purchasers, the Holders and the Issuer, collectively, the “Parties”). Reference is made to that certain Securities Purchase Agreement (Series A Convertible Preferred Shares), dated as of the date hereof (the “Securities Purchase Agreement”), by and among the Purchasers and the Issuer, and that certain Registration Rights Agreement (Series A Convertible Preferred Shares), dated as of the date hereof (the “Registration Rights Agreement”), by and among the Purchasers and the Issuer. Capitalized terms used herein but not otherwise defined have the meanings specified in that certain Certificate of Designation of Cumulative Series A Convertible Preferred Shares of the Issuer (the “Certificate of Designation”).

PRELIMINARY STATEMENTS

A. Concurrently with the execution and delivery hereof, the Issuer will issue and sell to the Purchasers, and the Purchasers will purchase, such number of Series A Preferred Shares as set forth in and on the terms and subject to the conditions set forth in the Securities Purchase Agreement and having the powers, preferences and rights, and the qualifications, limitations and restrictions, as set forth in the Certificate of Designation, which has been duly adopted and filed with the Secretary of State of the State of Delaware.

B. The Parties each desire to enter into this Agreement to establish certain additional rights of the Holders that are party hereto.

The Parties agree as follows:

ARTICLE I

TRANSFER RESTRICTIONS GOVERNING THE SERIES A PREFERRED SHARES

Section 1.1 Transfer Restrictions.

(a) The Series A Preferred Shares are only transferable pursuant to a Permitted Transfer.

(b) Subject to any limitations under Applicable Law, the Series A Preferred Shares may be transferred by a Purchaser to (i) Affiliates or Approved Funds of such Purchaser, (ii) other holders of Series A Preferred Shares and (iii) with the Issuer’s prior consent, such consent not to be unreasonably withheld, conditioned or delayed, other third parties (other than third parties that are at such time Disqualified Institutions); provided, however, that upon the occurrence and during the continuance of any Material Trigger Event, the Series A Preferred Shares may be transferred by the Purchasers (including to any Disqualified Institutions) without the Issuer’s prior consent. In each case, the Issuer will reasonably cooperate with such Purchaser in connection with such permitted transfer and the Issuer will recognize and register on its books any such transfer so long as (x) the transferor provides customary documentation (including, if reasonably requested, customary legal opinions) in form reasonably satisfactory to the Company confirming that such transfer complies with Applicable Law, and (y) such Series A Preferred Shares are transferred (i) to any person or entity and (ii) (other than in relation to any transfer to any Affiliate or Approved Fund of a Purchaser) solely in amounts of shares with no less than $5.0 million Stated Value (in aggregate across all Affiliates and Approved Funds of such Purchaser) as of the time of such transfer (unless such transfer would result in the transfer of all Series A Preferred Shares held by such Holder). At the request of a Purchaser in connection with a proposed permitted resale of the Series A Preferred Shares to qualified institutional buyers without registration under the Securities Act under Rule 144A, the Issuer will agree to, while the Series A Preferred Shares remain outstanding and constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, during any period in which the Issuer is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act and not exempt from reporting under Rule 12g3-2(b) under the Exchange Act, furnish to holders of the Series A Preferred Shares and prospective purchasers of the Series A Preferred Shares designated by such Holders, upon the request of such Holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. A list of Disqualified Institutions shall be made available by the Issuer to any Holder upon written request of such Holder.

(c) In addition and subject to the transfer restrictions set forth in the Certificate of Designation, the Series A Preferred Shares are transferable, if, and only if, the transferee of such shares (who is not already a party to this Agreement) executes and delivers to the Issuer a joinder to this Agreement in the form of Exhibit A hereto.

(d) Notwithstanding anything in this Section 1.1 to the contrary, any Purchaser or any of its Affiliates may pledge or grant a security interest in all or any portion of its Series A Preferred Shares to any bona fide third-party lender to such Purchaser (including, in respect of any Holder that is an Affiliate or Approved Fund of Ares Capital Management LLC (any such Holder, an “Ares Holder”), Ares Capital Corporation) or such Affiliate (including to a lender successor thereto or as a result of a refinancing thereof), for purposes of securing its obligations or the obligations of any of its Affiliates to the extent required under the obligations governing such entity’s or its Affiliates’ indebtedness provided by such lender, without need of any consent, written agreement to be bound by this Agreement or other documents, instruments, opinions or certificates or any other action on the part of such Purchaser or any pledgee of such Purchaser; provided that any transfer of shares of Series A Preferred Shares by any pledgee shall remain subject to all requirements set forth in this Section 1.1.

ARTICLE II

AFFIRMATIVE COVENANTS OF THE ISSUER AND PURCHASERS

Section 2.1 Financial Statements. Issuer hereby agrees that, so long as any of the Series A Preferred Shares remain outstanding and unpaid or any other amount is owing to any Holder, Issuer shall furnish to the Holders copies of the financial information required to be delivered pursuant to Section 8.01(b) and (c) of the Credit Agreement (as in effect on the date hereof). Any information filed publicly with the SEC and available on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) database shall be delivered for purposes of this Section 2.1.

Section 2.2 Other Information. Issuer hereby agrees, upon reasonable request by any Purchaser, to make members of management reasonably available with reasonable promptness for discussion with such requesting Purchaser during the Issuer’s ordinary business hours; provided that such discussions shall be scheduled in such a way as to minimize disruption to the Issuer’s and its Subsidiaries regular business operations.

Section 2.3 Tax Status. From and after the Issue Date and for so long as any Series A Preferred Shares are outstanding, the Issuer will be treated as a C corporation for U.S. federal income tax purposes and will not take (or fail to take) any action that would cause it not to be treated as a C corporation for U.S. federal income tax purposes or that could otherwise cause any Holder to own an interest in an entity that is not treated as a C corporation for U.S. federal income tax purposes, in each case without the consent of each of the Holders, which consent may be withheld in such Holder’s discretion.

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Section 2.4 Withholding. The Issuer (and its applicable withholding agent(s) and paying agent(s)) may deduct and withhold, or cause to be deducted and withheld, any amounts required to be deducted and withheld under applicable Law with respect to the Series A Preferred Shares (and may set off any such amounts required to be deducted and withheld against any Dividends, distributions or other payments on the Series A Preferred Shares). Any amounts that are so deducted and withheld shall be treated as having been paid to the Holder in respect of whom such deduction and withholding was made. Each Holder shall provide the Issuer a properly completed and duly executed IRS Form W-9 (or applicable IRS Form W-8 together with all required attachments) promptly upon becoming a party to this Agreement, and shall provide an updated copy of any such form prior to its expiration or becoming inaccurate in any material respect.

Section 2.5 Tax Treatment. The Parties acknowledge and agree that it is their intention that for U.S. federal income tax purposes (such tax treatment, the “Intended Tax Treatment”): (w) the Series A Preferred Shares are intended to be treated as equity (and not indebtedness) for U.S. federal income tax purposes, (x) the Holders shall not be required to include in income as a dividend any Dividends in respect of the Series A Preferred Shares at the Dividend Rate under Section 305(c) of the Code unless and until such Dividends are declared and paid in cash thereon in accordance with the terms of the Certificate of Designation, and (y) any redemption of the Series A Preferred Shares, whether in part or in full, qualifies as a sale or exchange of such Series A Preferred Shares (and not, in whole or in part, as a distribution), other than with respect to any dividends already declared on such shares. The Issuer will report consistently with, and take no positions or actions inconsistent with, the Intended Tax Treatment unless otherwise required by (a) a change in Law or official interpretation thereof that is binding on the Issuer or (b) a final determination of a taxing authority within the meaning of Section 1313(a) of the Code, that is binding on the Issuer.

Section 2.6 FIRPTA Certificate. The Issuer shall (a) provide to any Holder, upon such Holder’s written request in connection with a transfer of Series A Preferred Shares and within ten (10) Business Days following such request, a certification that the Series A Preferred Shares held by such Holder do not constitute a “United States real property interest” pursuant to Section 897(c)(2) of the Code, in accordance with Treasury Regulations Section 1. 1445-2(c)(3), or written notice of its legal inability to do so, and (b) in connection with the provision of any certification pursuant to the preceding clause (a), comply with the notice provisions set forth in Treasury Regulations Section 1.897-2(h).

Section 2.7 Provision of Tax Information. The Issuer shall use commercially reasonable efforts to provide any information reasonably requested by the Holders and necessary to enable the Holders to comply with their U.S. federal income tax reporting obligations, including, but not limited to, an estimate or determination of the amount of the Issuer’s current and accumulated earnings and profits with respect to any taxable year where such estimate or determination is reasonably necessary to determining the amount (if any) of any distribution received by the Holders from the Issuer that is properly treated as a dividend for U.S. federal income tax purposes.

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ARTICLE III

NEGATIVE COVENANTS OF THE ISSUER

Section 3.1 Limitation on Restricted Payments.

Without the consent of the Holder Majority, on or after the Issue Date, the Issuer will not, and will not permit any of its Subsidiaries to, make any Restricted Payment, or make any deposit for any Restricted Payment, other than:

(a) payments by any Subsidiary of the Issuer to such Subsidiary’s direct parent or to the Issuer (and, in the case of a Restricted Payment by a non-wholly owned Subsidiary of the Issuer, to the Issuer, any Company and any other Subsidiaries of the Issuer and to each other owner of Capital Stock of such Subsidiary based on their relative ownership interests of the relevant class of Capital Stock);

(b) Restricted Payments by the Issuer or any of its Subsidiaries to pay dividends with respect to its Capital Stock payable solely in additional shares of its common stock (other than Disqualified Capital Stock);

(c) any redemptions, repurchases, retirements, acquisitions, dividends or other payments with respect to the Series A Preferred Shares made in accordance with the Certificate of Designation;

(d) Restricted Payments by any Company or any of its Subsidiaries to the Issuer to enable the Issuer to pay any applicable income or franchise Taxes then due and payable, to the extent such Taxes are attributable to the activities or income of the Company and its Subsidiaries;

(e) redemptions, repurchases, retirements or other acquisitions of Capital Stock (i) deemed to occur on the exercise of options by the delivery of Capital Stock in satisfaction of the exercise price of such options or (ii) in consideration of withholding or similar taxes payable by any future, present or former officer, employee, director, member of management, or consultant (or their respective estates, executors, administrators, heirs, family members, legatees, distributees, spouses, former spouses, domestic partners and former domestic partners), including deemed repurchases in connection with the exercise of stock options; provided, that, any Restricted Payments made pursuant to this clause (d) are not be made in cash;

(f) to the extent no Triggering Event has occurred and is continuing at the time of such distribution (both before and after giving effect thereto), the Issuer and any of its Subsidiaries may make distributions in an amount sufficient to make payments (with (x) cash or (y) Indebtedness consisting of promissory notes issued by the Issuer or its Subsidiaries to former employees, officers, former officers, directors and former directors of the Issuer or its Subsidiaries (or any spouses, ex-spouses, beneficiaries, or estates of any of the foregoing) to purchase or redeem Capital Stock of the Issuer (“Shareholder Redemption Notes”)) on account of the purchase, redemption, or other acquisition or retirement of any shares of the Capital Stock of the Issuer or such Subsidiary from former employees, officers or directors of the Issuer and its Subsidiaries (or any spouses, ex-spouses, beneficiaries or estates of any of the foregoing) which may be in the form of forgiveness of Indebtedness, and the Issuer may make such payments (with cash or Shareholder Redemption Notes) on account of the purchase, redemption, or other acquisition or retirement of any shares of its Capital Stock, and, in each case, make distributions to satisfy any tax liabilities arising in connection with such transactions; provided that the amount of such distributions and repurchases (including any such distributions or repurchases in the form of forgiveness of Indebtedness) may

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not exceed the sum of (x) $2,400,000 in any Fiscal Year plus (y) the amount of the cash proceeds of any permitted issuance of Qualified Capital Stock received by the Issuer or Evolent for the purpose of making such payments and used solely for such purpose plus (z) key man life insurance proceeds received by the Issuer, the Companies or any of their respective Subsidiaries during such Fiscal Year;

(g) the making of any Restricted Payment within 60 days after the date of declaration thereof, if at the date of such declaration such Restricted Payment would have complied with another provision of this Section 3.1; provided that the making of such Restricted Payment will reduce capacity for Restricted Payments pursuant to such other provision when so made;

(h) (i) the redemption, repurchase, retirement or other acquisition of any Capital Stock (“Retired Capital Stock”) of the Issuer in exchange for, or out of the proceeds of, the substantially concurrent sale of, Capital Stock of the Issuer or contributions to the equity capital of the Issuer (other than any Disqualified Capital Stock) (collectively, including any such contributions, “Refunding Capital Stock”) and (ii) the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale of Refunding Capital Stock;

(i) the Issuer and its Subsidiaries may make any payments required by the terms of the TRA;

(j) the Issuer or any of the Subsidiaries may pay cash in lieu of fractional Capital Stock in connection with any dividend, split or combination thereof, any Permitted Acquisition (as defined in the Credit Agreement as in effect on the date hereof) or any exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock;

(k) to the extent constituting Restricted Payments, the Companies and their respective Subsidiaries may enter into and consummate transactions permitted by Section 9.04 of the Credit Agreement (other than Section 9.04(e) of the Credit Agreement) and Section 9.05 of the Credit Agreement (other than Section 9.05(l) of the Credit Agreement);

(l) any liquidating distribution payable pursuant to Section 3.01 of the Certificate of Designations;

(m) any declaration and payment of dividends or other distributions on shares of Class A Common Stock to the extent that (i) the applicable Participating Dividends (as defined in the certificate of Designations) are simultaneously declared and paid, as applicable, consistent with the terms of the Certificate of Designations and (ii) so long as immediately after giving effect to such dividend or distribution (and the incurrence of any Indebtedness in connection therewith), the Total Leverage Ratio (calculated including the Series A Preferred Shares, any other Preferred Stock or any Disqualified Capital Stock of the Issuer or any of its Subsidiaries) does not exceed 3.40:1.00; and

(n) any repurchase of shares of Class A Common Stock to the extent that (i) all Regular Dividends (as defined in the Certificate of Designations) have been paid in cash on each of the four most recent Regular Dividend Payment Dates (as defined in the Certificate of Designations) and (ii) so long as immediately after giving effect to such repurchase (and the incurrence of any Indebtedness in connection therewith), the Total Leverage Ratio (calculated including the Series A Preferred Shares, any other Preferred Stock or any Disqualified Capital Stock of the Issuer or any of its Subsidiaries) does not exceed 3.40:1.00.

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To the extent that the Issuer or its Subsidiaries are permitted to make any Restricted Payments pursuant to this Section 3.1, the same may be made as a loan or advance to the recipient thereof, and in such case the amount of such loan or advance so made shall reduce the amount of Restricted Payments that may be made by the Issuer or its Subsidiaries in respect thereof.

Section 3.2 Limitation on Incurrence of Indebtedness.

Without the consent of the Holder Majority, on or after the Issue Date, the Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, suffer to exist or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Funded Debt, in each case, unless the Total Leverage Ratio does not exceed 4.40:1.00.

The accrual of interest and the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 3.2. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Issuer dated such date prepared in accordance with GAAP.

Section 3.3 Limitations on Issuer. Notwithstanding anything to the contrary set forth herein (including in Section 3.2), Issuer shall not (a) issue (i) additional shares of Series A Preferred Shares or (ii) a new class or series of equity securities senior to or pari passu with the Series A Preferred Shares, (b) form or create any “holding” companies between the Issuer and the Companies, or (c) reclassify or recapitalize any securities of the Issuer or any of its Subsidiaries by any means (including by merger) in any manner that adversely affects the rights of the holders of the Series A Preferred Shares under this Agreement or the Certificate of Designation.

Section 3.4 Corporate Actions. The Issuer shall (a) at any time that any Series A Preferred Share is outstanding, take all action necessary to at all times have authorized, and reserved for the purpose of issuance from and after the date hereof and free from preemptive rights, the number of Class A Common Stock issuable upon conversion of the Series A Preferred Shares in accordance with the terms of the Certificate of Designation; and (b) not effect any voluntary deregistration under the Exchange Act or any voluntary delisting with the New York Stock Exchange in respect of the Class A Common Stock. All shares of Common Stock delivered upon conversion of the Series A Preferred Shares shall be newly issued shares or shares held in treasury by the Company, shall have been duly authorized, validly issued, fully paid and nonassessable shares, and shall be free from preemptive rights and free of any Lien (other than generally applicable restrictions on transfer under applicable securities Laws or liens created by the Purchaser).

Section 3.5 Anti-Layering. Without the consent of the Holder Majority, (i) the Issuer shall not, nor shall it permit its Subsidiaries to, create, incur, issue, assume, guarantee, suffer to exist or otherwise become directly or indirectly liable, contingently or otherwise, for, any Indebtedness of the type set forth in clause (a) of the definition therefor, other than (a) Indebtedness that is pari passu in right of payment in right of security with the Obligations under the Credit Agreement (as in effect on the date hereof) or (ii) Indebtedness in the form of senior unsecured convertible notes that are pari in right of payment with the Issuer’s Convertible Senior Notes (as defined in the Credit Agreement as in effect on the date hereof), and (ii) no Subsidiary of the Issuer shall authorize or issue any new Capital Stock of such Subsidiary, sell or reclassify any existing Capital Stock of such Subsidiary, or authorize, issue, sell or reclassify any Capital Stock, or Indebtedness or debt securities, in each case convertible into, Capital Stock of such Subsidiary (other than by (i) a wholly-owned Subsidiary of the Issuer to the Issuer or another wholly-owned Subsidiary of Issuer, (ii) a non-wholly-owned Subsidiary of the Issuer to the Issuer or another wholly-owned Subsidiary of Issuer and to each other owner of Capital Stock of such non-wholly-owned Subsidiary based on their relative ownership interests or (iii) a Subsidiary that was a non-wholly-owned Subsidiary of the Issuer as of the date hereof).

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ARTICLE IV

MISCELLANEOUS

Section 4.1 Entire Agreement; Parties in Interest. This Agreement (including the exhibits hereto), the Certificate of Designation, the Securities Purchase Agreement, the Registration Rights Agreement and the Commitment Letter (to the extent the obligations that are expressly stated in the Commitment Letter to survive termination thereof as set forth therein) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof. This Agreement will be binding upon and inure solely to the benefit of each Party and its respective successors, legal representatives and permitted assigns, and nothing in this Agreement, express or implied, is intended to or will confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except for the provisions of Section 4.2, which will be enforceable by the beneficiaries contemplated thereby.

Section 4.2 No Recourse. Notwithstanding anything to the contrary in this Agreement, this Agreement may only be enforced by a Party against, and any related proceedings that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may only be made by such Party, against another Party and no Related Parties not party to the Agreement will have any liability for any losses of a Party in respect of any claim (whether in tort, contract or otherwise) based on, in respect of, by reason of, or in connection with this Agreement. In no event will a Party or any of its Affiliates, and such Party agrees not to, and to cause its Affiliates not to, seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover losses or other damages from, any Related Party not party to this Agreement.

Section 4.3 Governing Law. This Agreement and all questions relating to the interpretation or enforcement of this Agreement will be governed by and construed in accordance with the laws of the State of Delaware without regard to the laws of the State of Delaware or any other jurisdiction that would call for the application of the substantive laws of any jurisdiction other than the State of Delaware.

Section 4.4 Jurisdiction. Each Party hereby irrevocably and unconditionally, for itself and its property, submits to the exclusive jurisdiction of the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery is unavailable, in the Complex Commercial Litigation Division of the Superior Court in the City of Wilmington, New Castle County, Delaware, and if jurisdiction in the Complex Commercial Litigation Division of the Superior Court in the City of Wilmington, New Castle County, Delaware is unavailable, in the federal courts of the U.S. sitting in the State of Delaware), and any appellate court from any thereof (such courts in such jurisdictional priority, the “Forum”), in any proceeding arising out of or relating to this Agreement or any transaction contemplated hereby, and agrees that all claims in respect of such proceeding may be heard and determined in the Forum, and each of the Parties hereby irrevocably and unconditionally (a) agrees not to commence any such proceeding except in the Forum, (b) agrees that any claim in respect of any such proceeding may be heard and determined in the Forum, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding in the Forum, and (d) waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such proceeding in the Forum. Each Party hereby agrees that service of summons, complaint or other process in connection with any proceeding contemplated hereby may be made by registered or certified mail addressed to such Party at the address specified pursuant to Section 4.6 of this Agreement, and that service so made shall be effective as if personally made in the State of Delaware. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING BETWEEN OR AMONG THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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Section 4.5 Specific Performance; Remedies.

(a) Each Party hereby acknowledges and agrees that the subject matter of this Agreement, including the Certificate of Designation, is unique, that the other Party would be damaged irreparably in the event any of the provisions of this Agreement and/or the Certificate of Designation are not performed in accordance with their specific terms or otherwise are breached, and that remedies at law would not be adequate to compensate such other Parties not in default or in breach. Accordingly, each Party agrees that the other Parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and/or the Certificate of Designation and to enforce specifically the terms and provisions of this Agreement and/or the Certificate of Designation in addition to any other remedy to which they may be entitled, at law or in equity. The Parties waive any defense that a remedy at law is adequate and any requirement to prove special damages, post bond or provide similar security in connection with actions instituted for injunctive relief or specific performance of this Agreement.

(b) All remedies available under this Agreement, at law or otherwise, will be deemed cumulative and not alternative or exclusive of other remedies. The exercise by any Party of a particular remedy will not preclude the exercise of any other remedy.

Section 4.6 Notice.

(a) Except as otherwise provided in this Agreement, any notice or other communication required or permitted to be delivered to any Party under this Agreement will be in writing and delivered by (i) email or (ii) registered mail via a national courier service to the following email address or physical address, as applicable:

The Issuer:

Evolent Health, Inc.

800 N. Glebe Road

Suite 500

Arlington, VA 22203

Attention: John Johnson, Chief Financial Officer

Email: JPJohnson@evolenthealth.com

with a copy (which will not constitute notice) to:

King & Spalding LLP

1185 Avenue of the Americas

New York, NY 10036

Attention: Elizabeth Morgan; Zachary Cochran

Email: EMorgan@kslaw.com; ZCochran@kslaw.com

The Purchasers (as applicable):

c/o Ares Capital Corporation

245 Park Avenue, 44th Floor New York, NY 10167

Email: agency@aresmgmt.com

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with a copy (which will not constitute notice) to:

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036

Attention: Justin Breen; Scott Patrick Thurman

Email: jbreen@proskauer.com; sthurman@proskauer.com

(b) Notice or other communication pursuant to Section 4.6(a) will be deemed given or received when delivered, except that any notice or communication received by email transmission on a non-Business Day or on any Business Day after 5:00 p.m. addressee’s local time or by overnight delivery on a non-Business Day will be deemed to have been given and received at 9:00 a.m. addressee’s local time on the next Business Day. Any Party may specify a different address, by written notice to the other Parties. The change of address will be effective upon the other Parties’ receipt of the notice of the change of address.

Section 4.7 Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by a Holder Majority and the Issuer, or in the case of a waiver, by the Party against whom the waiver is to be effective. No knowledge, investigation or inquiry, or failure or delay by the Issuer or any Holder in exercising any right hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. No waiver of any right or remedy hereunder will be deemed to be a continuing waiver in the future or a waiver of any rights or remedies arising thereafter.

Section 4.8 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which constitutes an original, and all of which taken together constitute one (1) instrument. A signature delivered by facsimile or other electronic transmission (including e-mail) will be considered an original signature.

Section 4.9 Assignment. This Agreement will be binding upon and will inure to the benefit of the Parties and their respective permitted assigns and successors. None of the rights, privileges or obligations set forth in, arising under or created by this Agreement may be assigned or transferred by the Issuer without the prior written consent of the Purchasers. The Holders may assign this Agreement and the rights, privileges and obligations hereunder only in connection with a transfer of the Series A Preferred Shares in accordance with Section 1.1 hereof and the Certificate of Designation. Any assignment or transfer in violation of this Section 4.9 shall be null and void.

Section 4.10 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void, invalid or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such illegal, void, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that achieves, to the extent possible, the economic, business and other purposes of such illegal, void, invalid or unenforceable provision.

Section 4.11 Certain Issuer Acknowledgements. The Issuer acknowledges on its behalf and on behalf of its Subsidiaries and other Affiliates that:

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(a) The Holders and their respective Affiliates are involved in a broad range of transactions and may have economic interests that conflict with those of the Issuer or any of its Subsidiaries. Each Holder is and will act under this Agreement as an independent contractor. Nothing in this Agreement or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty of the Holders to the Issuer or any of its Subsidiaries or any Affiliate or equity holder thereof. The rights and obligations contemplated by this Agreement are the result of arm’s-length commercial negotiations between the Holders, on the one hand, and the Issuer, on the other hand. In connection with such rights and obligations, each of the Holders is acting solely as a principal and not as agent or fiduciary of the Issuer or any of its Subsidiaries or member of management, equity holders or creditors thereof or any other Person.

(b) None of the Holders or any of their respective Affiliates or Representatives will have any obligation to use in connection with the matters contemplated by this Agreement, or to furnish to the Issuer or any of its Subsidiaries or its Affiliates or equity holders, confidential information obtained by them from other Persons.

(c) Notwithstanding anything herein to the contrary, nothing contained in this Agreement, nor the fact that any Ares Holder owns Preferred Stock or Common Stock of the Company, shall affect, limit or impair the rights and remedies of any Ares Holder or any of their respective Affiliates that is a lender to the Issuer or any of its Subsidiaries in such Ares Holder’s (or its Affiliates’) capacity as a lender(s) to the Issuer or any of its Subsidiaries pursuant to the Credit Agreement. Without limiting the generality of the foregoing, any such Person, in exercising its rights as a lender, including making any decisions contemplated by the Credit Agreement, will have no duty to consider (a) its status as a direct or indirect equityholder of the Issuer or any of the Companies, (b) the interests of the Issuer or any of the Companies or (c) any duty it may have any other direct or indirect equityholder of the Issuer or any of the Companies, except as may be required under the Credit Agreement or by commercial law applicable to creditors generally.

Section 4.12 Rights of Third Parties. Except for the Related Parties of the Parties, who shall be third party beneficiaries of Section 4.2 or as otherwise expressly stated in this Agreement, this Agreement does not confer any rights on any person other than the Parties.

Section 4.13 Conflict of Provisions. If there is any inconsistency between any of the provisions of this Agreement and the provisions of the Certificate of Designation, the provisions of this Agreement shall prevail.

Section 4.14 Confidentiality. Each Person that is currently or at any time in the past was a Holder (collectively referred to as a Holder for purposes of this Section 4.14) shall treat confidentially all information received by it from the Issuer or its Affiliates or Representatives in connection with its status as a holder of Series A Preferred Shares or the exercise of its rights pursuant to the Preferred Stock Documentation, including, without limitation, the terms and existence of the Preferred Stock Documentation (other than information available to the public through the filing of the Certificate of Designation with the Delaware Secretary of State and the filing of this Agreement, the Securities Purchase Agreement, the Registration Rights Agreement and the Certificate of Designation with the U.S. Securities and Exchange Commission) and only use such information for the purpose of its investment in the Series A Preferred Shares; provided, however, that nothing herein shall prevent such Holder from disclosing any such information (a) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by Applicable Law or compulsory legal process based on the reasonable advice of counsel (in which case such Holder agrees (except with respect to any audit or examination conducted by bank accountants or any governmental or regulatory authority exercising routine examination or regulatory authority), to the extent practicable and not prohibited by

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Applicable Law, to inform the Issuer promptly thereof prior to disclosure), (b) upon the request or demand of any regulatory authority (including any self-regulatory authority) having jurisdiction over such Holder or any of its Affiliates (in which case such Holder agrees (except with respect to any audit or examination conducted by bank accountants or any governmental or regulatory authority (including any self-regulatory authority) exercising routine examination or regulatory authority), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform the Issuer promptly thereof prior to disclosure), (c) to the extent that such information becomes publicly available other than by reason of disclosure by such Holder or any of its Affiliates or their respective Related Parties thereto in violation of any confidentiality obligations owing to the Issuer or any of its Affiliates (including those set forth in this Section 4.14), (d) to the extent that such information is received by such Holder from a third party that is not, to such Holder’s knowledge, subject to contractual or fiduciary confidentiality obligations owing to the Issuer or its Affiliates or Related Parties, (e) to the extent that such information is independently developed by such Holder, (f) to such Holder’s Affiliates and to its and their respective limited partners, lenders, investors, managed accounts and rating agencies, and to the respective officers, directors, employees, legal counsel, independent auditors, professionals and other experts or agents of each of the foregoing, in each case, who need to know such information in connection with the transactions contemplated hereby (including in connection with the evaluation, monitoring or administration of such Holder’s investment in the Series A Preferred Shares) and who are subject to customary confidentiality obligations and who have been informed of the confidential nature of such information and are or have been advised of their obligation to keep such information confidential (with such Investor responsible for such person’s compliance with this Section 4.14), (g) for purposes of establishing a “due diligence” defense, (h) to prospective transferees (other than Disqualified Institutions) of such Holder’s Series A Preferred Shares, in each case who agree to be bound by the terms of this Section 4.14 (or language substantially similar to this Section 4.14); provided that the disclosure of any such information to any prospective transferee referred to above shall be made subject to the acknowledgement and acceptance by such prospective transferee, on behalf of itself and its advisors, that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to such Holder and the Issuer), or (i) with the Issuer’s prior written consent. Notwithstanding anything to the contrary herein, for so long as any Ares Holder is subject to periodic public filing requirements under the rules and regulations promulgated by the Securities and Exchange Commission, such Ares Holder shall be permitted to disclose the nature and existence of its investment pursuant hereto in accordance with such rules and regulations.

ARTICLE V

DEFINITIONS

Section 5.1 Certain Definitions.

(a) The following words and phrases have the meanings specified in this Section 5.1:

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, that, no Purchaser shall be an Affiliate of the Issuer solely by reason of such Purchaser’s holding Series A Preferred Shares. The term “Control” means either (a) the power to vote, or the beneficial ownership of, ten (10%) or more of the Voting Stock of such Person or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Applicable Laws” or “Laws” shall mean, with respect to any Person, the common law and any federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including

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administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or Products or to which such Person or any of its property or Products is subject. For the avoidance of doubt, the term “Applicable Laws” shall include FATCA and any intergovernmental agreements with respect thereto between the United States and another jurisdiction.

“Approved Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Purchaser, (b) an Affiliate of a Purchaser or (c) an entity or an Affiliate of an entity that administers, advises or manages a Purchaser.

“Attributable Indebtedness” shall mean, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Business Day” shall mean any day excluding Saturday, Sunday, and any day which is a legal holiday under the laws of the State of New York.

“Capital Stock” shall mean any and all shares, interests, participations, units or other equivalents (however designated) of capital stock of a corporation, membership interests in a limited liability company, partnership interests of a limited partnership, any and all equivalent ownership interests in a Person and any and all warrants, rights or options to purchase any of the foregoing, but, to avoid doubt, shall not include any debt securities convertible into or exchangeable for any securities otherwise constituting Capital Stock pursuant to this definition.

“Capitalized Lease Obligations” shall mean, as applied to any Person, all obligations under Capitalized Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities on the balance sheet (excluding the footnotes thereto) of such Person in accordance with GAAP.

“Capitalized Leases” shall mean, as applied to any Person, all leases of property that have been or should be, in accordance with GAAP, recorded as capitalized leases on the balance sheet of such Person or any of its Subsidiaries, on a consolidated basis; provided, that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability on the balance sheet (excluding the footnotes thereto) of such Person in accordance with GAAP; provided, that, any lease classified as an operating lease on December 31, 2018 (assuming for purposes hereof that such lease was in existence on December 31, 2018) shall continue to be treated as an operating lease regardless of its treatment under GAAP. For the avoidance of doubt, “Capitalized Leases” shall not include obligations or liabilities of any Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations would be required to be classified and accounted for as an operating lease under GAAP as existing on December 31, 2018; provided, that financial reporting obligations shall not be affected by this sentence.

“Class A Common Stock” means the Class A Common Stock, par value $.01 per share, of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

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“Commitment Letter” means that certain Commitment Letter (Preferred Stock), dated as of November 17, 2022, by and between the Issuer and Ares Capital Management LLC.

“Companies” shall mean, collectively, Evolent Health LLC, a Delaware limited liability company (“Evolent”), TPG Growth Iceman Parent, Inc., Delaware corporation (“TPG”), and Provider Group, Inc., a Delaware corporation (“Implantable”).

“Competitor” means any Person that is an operating company engaged in substantially similar business operations as the Companies.

“Consolidated Adjusted EBITDA” shall mean, for a specified Test Period, an amount determined for the Investor and its Subsidiaries on a consolidated basis equal to:

(a) Consolidated Net Income,

plus

(b) to the extent deducted in calculating Consolidated Net Income for such period (other than with respect to clause (b)(xiii) below), the sum of, without duplication, amounts for:

(i) Consolidated Interest Expense (net of interest income);

(ii) (a) provisions for Taxes based on income and (b) any payments actually made pursuant to the TRA;

(iii) total depreciation expense;

(iv) total amortization expense;

(v) other non-cash charges reducing Consolidated Net Income (excluding any such non-cash item (x) to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period or (y) relating to a write-down, write off or reserve with respect to receivables or inventory);

(vi) losses, costs and expenses on asset sales, disposals or abandonments (other than (i) of current assets and (ii) asset sales, disposals or abandonments in the ordinary course of business);

(vii) fees and expenses incurred in connection with a Permitted Acquisition (as defined in the Credit Agreement as in effect on the date hereof), other Investments permitted hereunder, Dispositions (other than in the ordinary course of business) permitted hereunder, Restricted Payments (as defined in the Credit Agreement as in effect on the date hereof) permitted hereunder or the refinancing or redemption of Indebtedness permitted under the Credit Agreement (as in effect on the date hereof); provided, that, to the extent such transactions have not been consummated, such costs, fees and expenses (any such costs, fees and expenses, “Unconsummated Deal Expenses”) (x) shall not exceed $3,000,000 in any Test Period and (y) shall not exceed the aggregate amount of any adjustments made pursuant to this clause (b)(vii) during such period shall not exceed 25% of Consolidated Adjusted EBITDA (calculated together with clause (b)(xi) and clause (b)(xv)) for such period (calculated before giving effect to any such adjustments); provided that, the foregoing caps shall not include fees and expenses incurred prior to the Closing Date (as defined in the Credit Agreement as in effect on the date hereof) in connection with the transaction previously identified to the Purchasers as “Project Holiday”, so long as such amount does not exceed $3,500,000 in the aggregate;

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(viii) fees and expenses incurred in connection with the consummation of the Transactions (as defined in the Credit Agreement as in effect on the date hereof) on the Closing Date (as defined in the Credit Agreement as in effect on the date hereof) in an aggregate amount not to exceed $6,000,000, and to the extent disclosed to the Agents (as defined in the Credit Agreement as in effect on the date hereof);

(ix) non-cash adjustments pursuant to any management equity or equity-based plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholders agreement;

(x) (1) the effects of adjustments in the Issuer’s and its Subsidiaries’ consolidated financial statements pursuant to GAAP (including in the property and equipment, software, goodwill, intangible assets, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions (as defined in the Credit Agreement as in effect on the date hereof) or any consummated acquisition or the amortization of any amounts thereof, (2) any non-cash losses, charges or adjustments resulting from the application of Accounting Standards Codification 606 and (3) earnout obligations and other similar contingent consideration;

(xi) costs, fees and expenses relating to restructuring, severance, recruiting, retentions and relocations, signing and stay bonuses, payments made to employees or producers who are subject to non-compete agreements, and curtailments or modifications to pension and post-retirement employee benefits plans; provided, that, the aggregate amount included in this clause (xi) during any Test Period shall not exceed 25% of Consolidated Adjusted EBITDA (calculated together with clause (b)(vii) (solely to the extent relating to Unconsummated Deal Expenses) and clause (b)(xv) for such period (calculated before giving effect to any such adjustments);

(xii) charges, losses or expenses to the extent paid for, reimbursed or indemnified by a Person other than the Issuer and its Subsidiaries or reimbursed through insurance by a Person other than the Issuer and its Subsidiaries, in each case to the extent such expenses are actually paid or refunded to Issuer or any of its Subsidiaries (to the extent such payments or refunds are included in Consolidated Net Income);

(xiii) proceeds received from business interruption insurance;

(xiv) to the extent included in Consolidated Net Income, losses attributable to non-controlling interests; and

(xv) extraordinary, unusual and non-recurring costs, expenses and losses in any Test Period; provided, that, the aggregate amount included in this clause (xv) during any Test Period shall not exceed provided, that, the aggregate amount included in this clause (xv) during any Test Period shall not exceed 25% of Consolidated Adjusted EBITDA (calculated together with clause (b)(vii) (solely to the extent relating to Unconsummated Deal Expenses) and clause (b)(xi)) as of the end of the most recently ended Test Period as calculated before giving effect to the add-back in this clause (xv);

minus

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(c) to the extent included in calculating Consolidated Net Income for such period (other than with respect to clause (c)(iv)), the sum of, without duplication, amounts for:

(i) other non-cash gains increasing Consolidated Net Income for such period (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for a potential cash item in any prior period),

(ii) extraordinary, unusual and non-recurring gains and income;

(iii) gains on asset sales, disposals or abandonments (other than (A) of current assets and (B) asset sales, disposals or abandonments in the ordinary course of business); and

(iv) any software development costs to the extent capitalized during such period.

Provided, however, for purposes of determining the Total Leverage Ratio, Consolidated Adjusted EBITDA shall be determined on a Pro Forma Basis.

“Consolidated Interest Expense” shall mean, for any specified Test Period, for the Issuer and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, the sum of: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capitalized Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) in respect of Hedging Obligations relating to interest during such period (whether or not actually paid or received during such period).

“Consolidated Net Income” shall mean, for any specified Test Period, the consolidated net income (or loss) of the Issuer and its Subsidiaries determined in accordance with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than consolidated Subsidiaries of the Issuer) in which any Person (other than the Issuer or any of its consolidated Subsidiaries) has a joint ownership interest or that is accounted for by the equity method of accounting, except to the extent of the amount of dividends or other distributions actually paid to the Issuer or any of its consolidated Subsidiaries by such Person during such specified Test Period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a consolidated Subsidiary of the Issuer or is merged into or consolidated with the Issuer or any of its consolidated Subsidiaries or such Person’s assets are acquired by the Issuer or any of its consolidated Subsidiaries, and (iii) the income of any consolidated Subsidiary of the Issuer to the extent that the declaration or payment of dividends or similar distributions by that consolidated Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, governmental regulation applicable to that consolidated Subsidiary or would require governmental (including regulatory) consent; provided, that, the income (or loss) of any consolidated Subsidiary of the Issuer shall not be excluded from this definition to the extent governmental (including regulatory) consent has been received for the declaration or payment of dividends or similar distributions by that consolidated Subsidiary of its income.

“Contingent Liability” shall mean, for any Person, any agreement, undertaking or arrangement by which such Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Stock of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

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“Credit Agreement” shall mean that certain Credit Agreement, dated as of August 1, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, and as amended by that certain Amendment No. 1 to Credit Agreement on the date hereof (“Amendment No. 1 to Credit Agreement”), by and among, inter alios, the Companies, the Issuer, Ares Capital Corporation, a Maryland corporation, as administrative agent, and ACF Finco I LP, a Delaware limited partnership, as collateral agent.

“Current Liquidation Preference” shall have the meaning of such term as set forth in the Certificate of Designation.

“Disposition” shall mean, with respect to any Person, any sale, transfer, lease, contribution, division or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of such Person’s or their respective Subsidiaries’ assets (including receivables and Capital Stock of Subsidiaries) to any other Person in a single transaction or series of transactions; provided that “Disposition” and “Dispose” shall not include any issuance by the Company of any of its Capital Stock to another Person.

“Disqualified Capital Stock” shall have the meaning of such term set forth in the Credit Agreement as in effect on the date hereof.

“Disqualified Institution” means any Person that is (a) designated by the Issuer, by written notice delivered to the Purchasers on or prior to the date hereof, as a (i) disqualified institution or (ii) Competitor or (b) clearly identifiable, solely on the basis of such Person’s name, as an Affiliate of any Person referred to in clause (a)(i) or (a)(ii) above; provided, however, Disqualified Institutions shall (A) exclude any Person that the Issuer has designated as no longer being a Disqualified Institution by written notice delivered to the Purchasers from time to time, (B) exclude any bona fide debt fund, investment vehicle, regulated bank entity or unregulated lending entity (other than any person separately identified as a Disqualified Institution in accordance with clause (a)(ii) above or any Affiliate of a Person identified under clause (b) above) that is engaged in making, purchasing, holding or otherwise investing in commercial loans or similar extensions of credit in the ordinary course of business and (C) include (I) any Person that is added as a Competitor and (II) any Person that is clearly identifiable, solely on the basis of such Person’s name, as an Affiliate of any Person referred to in clause (C)(I), pursuant to a written supplement to the list of Competitors that are Disqualified Institutions, that is delivered by the Issuer after the date hereof to the Purchasers. Such supplement shall become effective two (2) Business Days after the date that such written supplement is delivered to the Purchasers, but which shall not apply retroactively to disqualify any Persons that have previously transferred Series A Preferred Shares as permitted herein.

“Dividends” shall have meaning of such term set forth in the Certificate of Designation.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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“Existing Earnouts” shall have the meaning of such term set forth in the Credit Agreement as in effect on the date hereof.

“Fiscal Quarter” shall mean each quarterly period corresponding to the Fiscal Year.

“Fiscal Year” shall mean any of the annual accounting periods of the Issuer ending on December 31 of each year.

“Funded Debt” shall mean, as of any date of determination, all then outstanding Indebtedness of the Issuer and its Subsidiaries, on a consolidated basis, of the type described in clauses (a), (b) (excluding the amount of any undrawn or cash collateralized letters of credit), (d) and (f) of the defined term “Indebtedness.”

“GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect from time to time; provided, that if the Issuer notifies the Purchasers that the Issuer requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Holder Majority notifies the Issuer that the Holder Majority request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the Holder Majority and the Issuer shall negotiate in good faith to effect such amendment and such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Governmental Authority” shall mean the government of the United States, any foreign country or any multinational authority, or any state, commonwealth, protectorate or political subdivision thereof, and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the PBGC and other quasi-governmental entities established to perform such functions.

“Guarantee Obligations” shall mean, as to any Person, any Contingent Liability of such Person or other obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the date hereof, entered into in connection with any acquisition or disposition of assets (other than with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

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“Hedge Termination Value” shall mean, in respect of any one or more Hedging Obligations, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Obligations, (a) for any date on or after the date such Hedging Obligations have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Obligations, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Obligations.

“Hedging Obligations” shall mean, with respect to any Person, any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (a) any and all Hedging Transactions (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (c) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions.

“Hedging Transaction” of any Person shall mean (a) any transaction (including an agreement with respect to any such transaction) permitted under Section 9.11 of the Credit Agreement as in effect on the date hereof now existing or hereafter entered into by such Person that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot transaction, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Holder” means, as of a particular time, any Person that, as of such time, is the holder of record of at least one share of the Series A Preferred Shares, including, as of the date hereof, the Purchasers.

“Holder Majority” means, as of a particular time, holders of at least a majority of the then outstanding aggregate Current Liquidation Preference (as defined in the Certificate of Designation) of the Series A Preferred Shares then outstanding.

“Indebtedness” shall mean, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all indebtedness of such Person for borrowed money and all indebtedness of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) available under all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) the Hedge Termination Value of all Hedging Obligations of such Person;

(d) all obligations of such Person to pay the deferred purchase price of property or services, including earn-out obligations (including, but not limited to the Existing Earnout) (other than (i) trade accounts payable in the ordinary course of business and (ii) any earn-out obligation (including, but not limited to the Existing Earnout) until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP);

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(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Capital Stock; and

(h) all Guarantee Obligations of such Person in respect of any of the foregoing,

provided, that Indebtedness shall not include (i) prepaid or deferred revenue arising in the ordinary course of business, (ii) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warranties or other unperformed obligations of the seller of such asset, (iii) endorsements of checks or drafts arising in the ordinary course of business, (iv) trade accounts payable in the ordinary course of business, and (v) preferred Capital Stock to the extent not constituting Disqualified Capital Stock.

The amount of any net Hedging Obligations on any date shall be deemed to be the Hedge Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) above shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property of such Person encumbered thereby as determined by such Person in good faith.

“Insolvency Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Purchasers, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that an Insolvency Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Investment” shall mean, relative to any Person, (a) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such first Person of any bonds, notes, debentures or other debt securities of any such other Person, (b) Contingent Liabilities in favor of any other Person and (c) any Capital Stock or other investment held by such Person in any other Person. The amount of any Investment at any time shall be the original principal or capital amount thereof less all returns of principal or equity thereon made on or before such time and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

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“Lien” shall mean any mortgage, pledge, security interest, hypothecation, assignment for collateral purposes, lien (statutory or other) or similar encumbrance, and any easement, right-of-way, license, restriction (including zoning restrictions), defect, exception or irregularity in title or similar charge or encumbrance (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided, that in no event shall an operating lease entered into in the ordinary course of business or any precautionary UCC filings made pursuant thereto by an applicable lessor or lessee, be deemed to be a Lien.

“Material Trigger Event” means (i) the occurrence of any Insolvency Event of the Company, or (ii) the breach in any material respect (unless the relevant provision is subject to a materiality qualification, in which case, in any respect) by the Issuer of its obligations pursuant to (A) Article III of the Certificate of Designation or (B) Sections 3.2 of this Agreement, and in the case of subclause (ii)(B) such breach is continuing for 15 Business Days following written notice to the Issuer by the Holder Majority of such breach.

“Organization Documents” shall mean: (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Permitted Transfer” means any transfer of shares of the Issuer pursuant to Section 1.1(b), provided such transferees sign a joinder agreement in the form of Exhibit A hereto and who shall thereby be deemed to become a Purchaser.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.

“Preferred Stock” means any Capital Stock with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Pro Forma Basis” shall mean, for purposes of calculating the Total Leverage Ratio:

(a) Investments, acquisitions, mergers, consolidations and dispositions of any Subsidiary, line of business or division, that have been made by the specified Person or any of its Subsidiaries, or any Person or any of its Subsidiaries acquired by, merged or consolidated with the specified Person or any of its Subsidiaries, and including any related financing transactions and incurrences of Indebtedness, and including increases in ownership of Subsidiaries, during the applicable reference period or subsequent to such reference period and on or prior to the date of determination will be given pro forma effect, as if they had occurred on the first day of the applicable reference period;

(b) any Person that is a Subsidiary on the date of determination will be deemed to have been a Subsidiary at all times during such reference period; and

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(c) any Person that is not a Subsidiary on the date of determination will be deemed not to have been a Subsidiary at any time during such reference period;

For purposes of this definition, whenever pro forma effect is given to a transaction, the pro forma calculations shall be made in good faith by an Authorized Officer of the Issuer and shall be reasonably satisfactory to the Holder Majority. Any such pro forma calculation may include adjustments appropriate, in the good faith determination of the Issuer as set forth in an officers’ certificate, to reflect operating expense reductions (but not revenue increases) expected to result from the applicable pro forma event if such adjustments are reasonably satisfactory to the Holder Majority.

“Products” shall mean any item or any service that is researched or developed, created, tested, packaged, labeled, distributed, manufactured, managed, performed, or otherwise used, offered, marketed, sold, or handled by or on behalf of the Issuer or any of its Subsidiaries, whether marketed or in development.

“Qualified Capital Stock” shall mean any Capital Stock that is not Disqualified Capital Stock.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees, advisors of such Person and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Restricted Payment” shall mean, with respect to any Person, the declaration or payment of any dividend on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any class of Capital Stock of such Person or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or the making of any other distribution in respect thereof, either directly or indirectly, whether in cash or property (it being understood, for the avoidance of doubt, that payments in the form of Capital Stock pursuant to an employee benefit plan shall not constitute Restricted Payments).

“SEC” means the U.S. Securities and Exchange Commission.

“Series A Preferred Shares” shall have the meaning of such term as set forth in the Securities Purchase Agreement.

“Stated Value” shall have the meaning of such term as set forth in the Certificate of Designation.

“Subsidiary” of any Person shall mean and include (a) any corporation more than fifty percent (50%) of whose Voting Stock having by the terms thereof power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person, directly or indirectly, through Subsidiaries and (b) any partnership, association, joint venture or other entity in which such Person, directly or indirectly, through Subsidiaries, has more than a fifty percent (50%) voting equity interest at the time. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Investor. Notwithstanding the foregoing, solely to the extent the Securities Exchange Commission has permitted the Investor to treat Justify Holdings, Inc. as being an unconsolidated entity, then for the purposes of the definition of “Consolidated Adjusted EBITDA,” “Consolidated Net Income,” “Funded Debt” and Section 2.1, Justify Holdings, Inc. shall not be considered a “Subsidiary.”

“Taxes” shall mean all income, stamp or other taxes, duties, levies, imposts, charges, assessments, fees, deductions or withholdings, now or hereafter imposed, enacted, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties, additions to tax or similar liabilities with respect thereto.

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“Test Period” shall mean, for any date of determination under this Agreement, the four (4) consecutive Fiscal Quarters of the Issuer most recently ended as of such date of determination.

“Total Leverage Ratio” shall mean, as of the last day of any Test Period, the ratio of (a) the outstanding principal amount of all Funded Debt of the Issuer or any of its Subsidiaries as of such date to (b) Consolidated Adjusted EBITDA for such Test Period.

“TRA” shall mean that certain Income Tax Receivables Agreement, dated as of June 4, 2015, by and among the Issuer, Evolent, TPG Eagle Holdings, L.P., Ptolemy Capital, LLC, The Advisory Board Company, UPMC, TPG Growth II BDH, L.P., Premier Health Partners, Oxeon Partners, LLC, and Medstar Health, Inc., as amended, restated, supplemented or otherwise modified from time to time.

“U.S.” and “United States” shall mean the United States of America.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Voting Stock” shall mean, with respect to any Person, shares of such Person’s Capital Stock having the right to vote for the election of directors (or Persons acting in a comparable capacity) of such Person under ordinary circumstances.

Section 5.2 Other Interpretive Provisions. With reference to this Agreement:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any document entered into in connection with this Agreement shall refer to such document as a whole and not to any particular provision thereof.

(c) Article, Section, Exhibit and Schedule references are to the document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(g) Section headings herein and in the other documents entered into in connection with this Agreement are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other document.

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Section 5.3 Accounting Terms and Determination. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Historical Financial Statements (as defined in the Credit Agreement as in effect on the date hereof) set forth in clause (a) of such definition, except as otherwise specifically prescribed herein. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and the Total Leverage Ratio shall be made, without giving effect to any election under Accounting Standards Codification 825-10 or 470-20 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Issuer or any of its Subsidiaries at “fair value.”

Section 5.4 Rounding. Any financial ratios required to be maintained or complied with by the Issuer pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 5.5 References to Agreements, Laws, etc. Unless otherwise expressly provided herein, (a) references to Organization Documents and agreements shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted by this Agreement; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

Section 5.6 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 5.7 Timing of Payment of Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.

Section 5.8 Corporate Terminology. Any reference to officers, shareholders, stock, shares, directors, boards of directors, corporate authority, articles of incorporation, bylaws or any other such references to matters relating to a corporation made herein or in any other documented entered into in connection with this Agreement with respect to a Person that is not a corporation shall mean and be references to the comparable terms used with respect to such Person.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

THE ISSUER:

EVOLENT HEALTH, INC.

By:	/s/ Seth Blackley
Name:	Seth Blackley
Title:	Chief Executive Officer

[Signature Page to Investors Rights Agreement (Series A Convertible Preferred Shares)]

PURCHASERS:

ARES CAPITAL CORPORATION

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

CION ARES DIVERSIFIED CREDIT FUND

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

ARES CENTRE STREET PARTNERSHIP, L.P.
By: Ares Centre Street GP, Inc. as general partner

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

ARES PRIVATE CREDIT SOLUTIONS II, L.P.
By: Ares Capital Management LLC, its investment manager

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

ARES PRIVATE CREDIT SOLUTIONS (OFFSHORE) II, L.P.
By: Ares Capital Management LLC, its investment manager

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

[Signature Page to Investors Rights Agreement (Series A Convertible Preferred Shares)]

ARES JASPER FUND, L.P.
By: Ares Centre Street GP, Inc., as general partner

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

ARES ND CREDIT STRATEGIES FUND LLC
By: Ares Capital Management, its account manager

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

ARES CREDIT STRATEGIES INSURANCE DEDICATED FUND SERIES INTERESTS OF THE SALI MULTI-SERIES FUND, L.P.
By: Ares Management LLC, its investment subadvisor
By: Ares Capital Management LLC, as subadvisor

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

ARES SENIOR DIRECT LENDING MASTER FUND II DESIGNATED ACTIVITY COMPANY
By: Ares Capital Management LLC, its investment manager

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

ARES SENIOR DIRECT LENDING PARALLEL FUND (L) II, L.P.
By: Ares SDL II Capital Management LLC, its Manager

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

[Signature Page to Investors Rights Agreement (Series A Convertible Preferred Shares)]

ARES SENIOR DIRECT LENDING PARALLEL (U) II, L.P.
By: Ares SDL II Capital Management LLC, its Manager

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

ARES SFERS CREDIT STRATEGIES FUND LLC
By: Ares Capital Management LLC, its servicer

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

ARES COMMERCIAL FINANCE LP
By: Ares Commercial Finance Management LP, as manager

By:	/s/ Ryan T. Magee
Name:	Ryan T. Magee
Title:	Authorized Signatory

ARES DIRECT FINANCE I LLP
By: Ares Capital Management LLC, its investment manager

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

AO MIDDLE MARKET CREDIT L.P.
By: OCM Middle Market Credit G.P. Inc., its general partner

By:	/s/ K. Patel
Name:	K. Patel
Title:	Director
By:	/s/ Jeremy Ehrlich
Name:	Jeremy Ehrlich
Title:	Director

[Signature Page to Investors Rights Agreement (Series A Convertible Preferred Shares)]

LUOMUS FUND, L.P.
By: Ares PE Co-Invest GP LLC, its general partner

By:	/s/ Matthew Jill
Name:	Matthew Jill
Title:	Authorized Signatory

MINKE IMC INC.

By:	/s/ Jatinder Mall
Name:	Jatinder Mall
Title:	Vice President

[Signature Page to Investors Rights Agreement (Series A Convertible Preferred Shares)]

JOINDER TO

INVESTORS RIGHTS AGREEMENT (SERIES A CONVERTIBLE PREFERRED SHARES)

This JOINDER (this “Joinder”) to the Investors Rights Agreement (Series A Convertible Preferred Shares) (the “Agreement”), dated as of January 20, 2023, by and among the Issuer, the Purchasers identified therein and the Holders who become party thereto by the execution of a joinder agreement substantially in the form of this Joinder, is made as of [•] by [•], a [•] (the “Joining Investor”). Capitalized terms used herein but not otherwise defined have the meanings set forth in the Agreement.

Pursuant to Section 1.1(c) of the Agreement, shares of the Series A Preferred Shares are transferable to the Joining Investor if, and only if, the Joining Investor executes and delivers to the Issuer this Joinder.

The Joining Investor agrees as follows:

1. Upon execution of this Joinder, the Joining Investor will become a party to the Agreement and will be fully bound by, and subject to, all of the terms and conditions of the Agreement.

2. This Joinder and all questions relating to the interpretation or enforcement of this Joinder will be governed by and construed in accordance with the laws of the State of Delaware without regard to the laws of the State of Delaware or any other jurisdiction that would call for the application of the substantive laws of any jurisdiction other than the State of Delaware.

3. The Joining Investor shall be deemed a “Purchaser” under the Agreement.

4. This Joinder may be executed in two (2) or more counterparts, each of which constitutes an original, and all of which taken together constitute one (1) instrument. A signature delivered by facsimile or other electronic transmission (including e-mail) will be considered an original signature.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Joining Investor has caused this Joinder to be duly executed and delivered as of the date first written above.

[•]

By:
Name:
Title:

[Signature Page to Joinder to Investors Rights Agreement (Series A Convertible Preferred Shares)]

SCHEDULE I

Purchasers

•	Ares Capital Corporation

•	Cion Ares Diversified Credit Fund

•	Ares Centre Street Partnership, L.P.

•	Ares Private Credit Solutions II, L.P.

•	Ares Private Credit Solutions (Offshore) II, L.P.

•	Ares Jasper Fund, L.P.

•	Ares ND Credit Strategies Fund LLC

•	Ares Credit Strategies Insurance Dedicated Fund Series Interests Of The SALI Multi-Series Fund, L.P.

•	Ares Senior Direct Lending Master Fund II Designated Activity Company

•	Ares Senior Direct Lending Parallel Fund (L) II, L.P.

•	Ares Senior Direct Lending Parallel Fund (U) II, L.P.

•	Ares SFERS Credit Strategies Fund LLC

•	Ares Commercial Finance LP

•	Luomus Fund, L.P.

•	Ares Direct Finance I LP

•	AO Middle Market Credit L.P.

•	Minke IMC Inc.

Schedule I

EXHIBIT D

Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (as may be further amended, modified and supplemented from time to time, this “Agreement”), dated as of January 20, 2023, is by and among Evolent Health, Inc., a Delaware corporation (the “Corporation”), the Stockholders named in Schedule I hereto (each individually, a “Stockholder” and collectively, the “Stockholders”) and any other person who may become a party hereto pursuant to Section 12(c).

WHEREAS, the parties hereto are parties to that certain Series A Securities Purchase Agreement, dated as of January 20, 2023, as the same may hereafter be amended from time to time (the “Series A Securities Purchase Agreement”) whereby the Corporation will issue and sell to the Stockholders, and the Stockholders will purchase, such number of shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) as set forth in and on the terms and subject to the conditions set forth in the Series A Securities Purchase Agreement and having the powers, preferences and rights, and the qualifications, limitations and restrictions, as set forth in that certain Certificate of Designation of Series A Convertible Preferred Stock of the Issuer (“Series A Certificate of Designation”), which has been duly adopted and filed with the Secretary of State of the State of Delaware;

WHEREAS, the shares of Series A Preferred Stock are convertible into shares of Class A Common Stock pursuant to the Series A Securities Purchase Agreement and the Series A Certificate of Designation;

WHEREAS, the parties hereto desire to have certain registration and other rights with respect to the Registrable Securities (as defined below); and

WHEREAS, the Corporation has agreed to provide registration rights with respect to the Registrable Securities (as defined below), as set forth in this Agreement, and each Stockholder has agreed to act in good faith in order to assist in effectuating the registration rights set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows effective as of (and not prior to) the Closing Date:

Section 1.

Definitions. As used in this Agreement, the following terms shall have the following meanings, and terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Series A Securities Purchase Agreement:

“Additional Piggyback Rights” shall have the meaning set forth in Section 3(a) hereof.

“Additional Piggyback Securities” shall have the meaning set forth in Section 3(b) hereof.

“Agreement” shall have the meaning set forth in the Preamble.

“Automatic Shelf Registration Statement” shall have the meaning set forth in Section 6(w) hereof.

“Closing Date” shall mean January 20, 2023.

“Common Stock” shall mean the Corporation’s Class A common stock, par value $0.01 per share and any shares of capital stock that are issued with respect to Common Stock in connection with a successor security.

“Corporation” shall have the meaning set forth in the Preamble hereto.

“Demand Notice” shall have the meaning set forth in Section 3(a) hereof and includes any Take-Down Notice.

“Demand Registration” shall have the meaning set forth in Section 3(a) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Piggyback Notice” shall have the meaning set forth in Section 5(a) hereof.

“Piggyback Registration” shall have the meaning set forth in Section 5(a) hereof.

“Postponement Period” shall have the meaning set forth in Section 3(d)(i) hereof.

“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A, 430B or 430C promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Public Offering” shall mean the sale of Common Stock or Series A Preferred Stock to the public pursuant to an effective Registration Statement (other than Form S-4 or Form S-8 or any similar or successor form) filed under the Securities Act or any comparable law or regulatory scheme of any foreign jurisdiction.

“Qualified Independent Underwriter” means a “qualified independent underwriter” within the meaning of FINRA Rule 5121.

“Registrable Securities” shall mean, at any time, (i) any shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock held or owned by the Shareholders, their Affiliates or transferees in accordance with the Investor Rights Agreement, and (ii) any other securities issued or issuable with respect to any such shares of Common Stock by way of share split, share dividend, recapitalization, merger, exchange or similar event or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities (i) when they are sold pursuant to an effective Registration Statement under the Securities Act, (ii) when they shall have ceased to be outstanding, (iii) when they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities or they have been sold pursuant to Rule 144, or (iv) when the holder of such securities together with its Affiliates beneficially owns less than one percent (1%) of the issued and outstanding shares of Common Stock. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities, and the Registrable Securities will be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person will be entitled to exercise the rights of a holder of Registrable Securities hereunder.

“Registration Statement” shall mean any registration statement of the Corporation under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Required Shelf” shall have the meaning set forth in Section 4(a) hereof.

“Rule 144” shall mean Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 144A” shall mean Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” shall mean the U.S. Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Section 3(b) Sale Amount” shall have the meaning set forth in Section 3(b) hereof.

“Section 5(b) Sale Amount” shall have the meaning set forth in Section 5(b) hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Sellers” means Magellan Health, Inc.

“Sellers Registration Rights Agreement” shall have the meaning set forth in Section 3(b) hereof.

“Series A Preferred Stock” shall have the meaning set forth in the recitals hereto.

“Series A Securities Purchase Agreement” shall have the meaning set forth in the recitals hereto.

“Shelf Take-Down” shall have the meaning set forth in Section 3(d)(i) hereof.

“Shelf Underwritten Offering” shall have the meaning set forth in Section 3(c) hereof.

“Stockholder” shall have the meaning set forth in the Preamble.

“Take-Down Notice” shall have the meaning set forth in Section 3(c) hereof.

“underwritten registration” or “underwritten offering” shall mean a registration in which securities of the Corporation are sold to an underwriter for reoffering to the public.

“Valid Business Reason” shall have the meaning set forth in Section 3(d)(i) hereof.

“WKSI” shall have the meaning set forth in Section 6(z) hereof.

Section 2.	Holders of Registrable Securities. [reserved.]

Section 3.	Demand Registrations.

(a)

Requests for Registration. Subject to the following paragraphs of this Section 3(a) the Stockholders shall, subject to Section 3(d), have the right, by delivering or causing to be delivered a written notice to the Corporation, to require the Corporation to register, pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the number of Registrable Securities held by the Stockholders requested to be so registered pursuant to the terms of this Agreement (any such written notice, a “Demand Notice” and any such registration, a “Demand Registration”); provided, that, the Corporation shall not be obligated to file a Registration Statement relating to any registration request under this Section 3(a) within a period of ninety (90) days after any Shelf Underwritten Offering or the effective date of any other Registration Statement relating to any registration request under this Section 3(a). The Stockholders may request pursuant to a Demand Notice that the Corporation register Registrable Securities on an appropriate form, including a shelf Registration Statement, and, if the Corporation is a WKSI, an Automatic Shelf Registration Statement. Following receipt of a Demand Notice for a Demand Registration in accordance with this Section 3(a), the Corporation shall, subject to Section 3(d), use its reasonable best efforts to file a Registration Statement as promptly as practicable no later than fifteen (15) days after the date of the related Demand Notice and, if not automatically effective, shall use its reasonable best efforts to cause such Registration Statement to be declared effective no event later than sixty (60) days after the date of the related Demand Notice. The Stockholders shall be limited to one Demand Notice on Form S-1 or any similar long-form registration statement.

No Demand Registration shall be deemed to have occurred for purposes of this Section 3 if (i) the Registration Statement relating thereto does not become effective, (ii) such Registration Statement is not maintained effective for the period required pursuant to this Section 3, or (iii) the offering of the Registrable Securities pursuant to such Registration Statement is subject to a stop order, injunction, or similar order or requirement of the SEC during such period, in which case, the Stockholders shall be entitled to an additional Demand Registration in lieu thereof.

The Corporation may, subject to Section 3(c) hereof, elect to include in any Registration Statement and offering pursuant to a Demand Registration, (i) authorized but unissued shares of Common Stock or shares of Common Stock held by the Corporation as treasury shares and (ii) any other shares of Common Stock which are requested to be included in such registration pursuant to the exercise of piggyback registration rights (x) granted by the Corporation after the date hereof and which are not inconsistent with the rights granted in, or otherwise conflict with the terms of, this Agreement or (y) pursuant to a registration rights agreement entered into on or prior to the date hereof (“Additional Piggyback Rights”).

All requests made pursuant to this Section 3 will specify the number of Registrable Securities to be registered and/or the intended methods of disposition thereof.

The Corporation shall use its reasonable best efforts to maintain the effectiveness of the Registration Statement with respect to any Demand Registration for a period of at least one hundred eighty (180) days after the effective date thereof (or, in the case of a shelf Registration Statement, until the date as of which all Registrable Securities registered by such shelf Registration Statement have been sold in a transaction in which they cease to be Registrable Securities or have otherwise ceased to be Registrable Securities) (the “Effective Period”) or such shorter period during which all Registrable Securities included in such Registration Statement have actually been sold; provided, however, that (i) such Effective Period shall be extended for a period of time equal to the period the Stockholders refrain from selling any securities included in such Registration Statement at the request of the Corporation pursuant to the provisions of this Agreement and (ii) the Corporation shall use its reasonable best efforts to file any replacement or additional shelf Registration Statement and use its reasonable best efforts to cause such replacement or additional shelf Registration Statement to become effective prior to the expiration of the initial shelf Registration Statement.

(b)

Priority on Demand Registration. If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter or underwriters advise the holders of such securities in writing that, in their view, the total amount of securities proposed to be sold in such offering (including, without limitation, securities proposed to be included by any Persons exercising Additional Piggyback Rights (“Additional Piggyback Securities”)) exceeds the largest amount (the “Section 3(b) Sale Amount”) that can be sold in an orderly manner in such underwritten offering within a price range acceptable to the Stockholders, then there shall be included in such firm commitment underwritten offering an amount of securities not exceeding the Section 3(b) Sale Amount, and such amount of securities shall be allocated as follows:

(i)

first, pro rata as between the Stockholders and the Sellers with respect to any Additional Piggyback Securities requested to be included in such underwritten offering pursuant to the Sellers Registration Rights Agreement;

(ii)	second, any securities for which inclusion in such Demand Registration was requested by the Corporation on its own behalf; and

(iii)

third, pro rata among all Persons (other than the Persons included in clauses (i) and (ii) above) requesting that Additional Piggyback Securities be included in such underwritten offering, on the basis of the number of Additional Piggyback Securities then owned by each such Person requesting inclusion in relation to the aggregate number of Additional Piggyback Securities owned by all such Persons requesting inclusion.

For purposes of any underwriter’s cutback, all Registrable Securities held by the Stockholder shall also include any Registrable Securities held by Affiliates to whom or which Common Stock or Series A Preferred Stock shall have been distributed, transferred or contributed prior to the execution of the underwriting agreement in connection with such underwritten offering; provided that the Stockholder and such other Persons shall be deemed to be a single selling holder of Registrable Securities, and any pro rata reduction with respect to such selling holder shall be based upon the aggregate amount of Registrable Securities owned by all Persons included with such selling holder pursuant to this paragraph. No Registrable Securities excluded from the underwriting by reason of the underwriter’s cutback shall be included in such underwritten offering. Notwithstanding anything herein to the contrary, in no event will the piggyback registration rights granted to the Sellers pursuant to the Registration Rights Agreement entered into by and among the Sellers and the Corporation as of the date hereof (as may be further amended, supplemented or modified therein) (the “Sellers Registration Rights Agreement”), have priority over the Stockholders’ registration rights pursuant to this Agreement.

(c)	Shelf-Take Downs.

(i)

At any time that a shelf Registration Statement covering Registrable Securities is effective, if the Stockholder delivers a Demand Notice to the Corporation (a Demand Notice pursuant to this Section 3(c), a “Take-Down Notice”) stating that it intends to effect an underwritten offering of all or part of its Registrable Securities included by it on the shelf Registration Statement (a “Shelf Underwritten Offering”), then, subject to Section 3(d), the Corporation shall amend or supplement the shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering (taking into account the inclusion of Registrable Securities by any other holders pursuant to this Section 3(c)) and otherwise use its reasonable best efforts to facilitate such Shelf Underwritten Offering as expeditiously as reasonably possible and in any event within ten (10) days after the receipt of the Take-Down Notice; provided that any Take-Down Notice shall be required to be in respect of at least $100 million in anticipated net proceeds in the aggregate. The Corporation shall not be obligated to take any action to effect any Shelf Underwritten Offering if a Demand Registration or a Shelf Underwritten Offering was consummated within the preceding ninety (90) days (unless otherwise consented to by the Board of Directors of the Company). In connection with any Shelf Underwritten Offering:

(a)	[reserved]; and

(b)

in the event that the managing underwriter or underwriters advise the Corporation and the Stockholders in writing that, in their view, the total amount of securities which would otherwise be included in such take-down offering exceeds the largest amount that can be sold in an orderly manner in such take-down offering within a price range acceptable to the Stockholders, the managing underwriter or underwriters shall limit the amount of securities which would otherwise be included in such take-down offering in the same manner as described in Section 3(b) with respect to a limitation of the amount of securities to be included in a Demand Registration.

(ii)

Notwithstanding the time periods in respect of Take-Down Notices set forth in Section 3(c)(i) to the contrary, subject to required notice periods under any registration rights agreement entered into prior to the date hereof, if the Stockholders wish to engage in an underwritten block trade (or similar transaction) off of a shelf Registration Statement (through a take-down from a shelf Registration Statement covering Registrable Securities), then the Stockholders only need to provide the Take-Down Notice for such offering to the Corporation of the block trade Shelf Underwritten Offering at least 48 hours prior to the expected time of the pricing of such offering and such other holders who are able to participate must elect whether or not to participate within the time period specified in such Take-Down Notice (which time period shall be at least 24 hours prior to the expected time of the pricing of such offering), and the Corporation shall as expeditiously as possible use its reasonable best efforts to facilitate such Shelf Underwritten Offering (which may close as early as two (2) business days after the date it commences); provided that each demanding Stockholder requesting such underwritten block trade (or similar transaction) shall use commercially reasonable efforts to work with the Corporation beginning at least ten (10) days prior to notifying the Corporation of its request for an underwritten block trade (or similar transaction) in order to facilitate preparation of the prospectus and other offering documentation related to the underwritten block trade (or similar transaction).

(iii)	The offer price for a Shelf Underwritten Offering shall be determined by the party delivering the Take-Down Notice.

(d)	Postponement of Registration.

(i)

Notwithstanding anything to the contrary herein, if the board of directors of the Corporation, in its good faith reasonable judgment, determines that any registration of Registrable Securities or offering of Registrable Securities off of a shelf Registration Statement (a “Shelf Take-Down”), including any Demand Registration, a Required Shelf, any other shelf registration or automatic shelf registration or any Shelf Underwritten Offering, should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization, merger, share exchange or similar transaction or event involving the Corporation or any of its subsidiaries or because the Corporation does not yet have appropriate financial statements of acquired or to be acquired entities available for filing or because the Corporation has material, confidential information that may be required to be disclosed in a registration statement and which the board of directors of the Corporation deems reasonably inappropriate to disclose at such time (in each case, a “Valid Business Reason”), then (x) the Corporation may postpone filing a Registration Statement relating to a Demand Registration, a Required Shelf or any other shelf registration or automatic shelf registration and suspend the offering and sale of Registrable Securities off of any shelf Registration Statement, until five

(ii)

(5) business days after such Valid Business Reason no longer exists, but in no event, without the consent of the Stockholders, for more than ninety (90) days after the date the board of directors of the Corporation determines a Valid Business Reason exists and (y) in case a Registration Statement has been filed relating to a Demand Registration, if the Valid Business Reason has not resulted from actions taken by the Corporation, the Corporation may, to the extent determined in the good faith reasonable judgment of the board of directors of the Corporation to be reasonably necessary to avoid interference with any of the transactions described above, cause such Registration Statement to be withdrawn and its effectiveness terminated (other than a shelf Registration Statement, which shall not be subject to withdrawal or termination pursuant to this Section 3(d)) or postpone amending or supplementing such Registration Statement until five (5) business days after such Valid Business Reason no longer exists, but in no event, without the consent of the Stockholders, for more than ninety (90) days after the date the board of directors of the Corporation determines a Valid Business Reason exists (such period of suspension, postponement or withdrawal under clause (x) or (y) of this Section 3(d), the “Postponement Period”). The Corporation shall give written notice to the holders of Registrable Securities that were (or would have had the right) to be included in such Demand Registration, Required Shelf or other shelf registration or automatic shelf registration or have the right to initiate a Shelf Take-Down of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof and the holders of Registrable Securities shall keep any information obtained in connection with such notice confidential; provided, however, that the Corporation shall not be permitted to postpone or withdraw a Registration Statement more than twice in any twelve (12) month period or for an aggregate of more than one hundred twenty (120) days in any twelve (12) month period, in each case without the consent of the Stockholders. If the Corporation shall give any notice of suspension, postponement or withdrawal of any Registration Statement or Shelf Take-Down pursuant to the foregoing paragraph, the Corporation shall not, during the Postponement Period, register any Common Stock, other than pursuant to a registration statement on Form S-4 or Form S-8 (or any similar or successor form). Each Stockholder agrees that, upon receipt of any written notice from the Corporation that the Corporation has determined to suspend, withdraw, terminate or postpone amending or supplementing any Registration Statement or Shelf Take-Down pursuant to the foregoing paragraph, such holder will for a corresponding period discontinue its disposition of Registrable Securities pursuant to such Registration Statement. If the Corporation shall have withdrawn or prematurely terminated a Registration Statement filed pursuant to Section 3(a) or Section 4(a) (whether pursuant to the foregoing paragraph or as a result of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court or for any other reason permitted hereunder), the Corporation shall not be considered to have effected an effective registration for the purposes of this Agreement until the Corporation shall have filed a new Registration Statement covering the Registrable Securities covered by the withdrawn or terminated Registration Statement and such Registration Statement shall have been declared effective and shall not have been withdrawn. If the Corporation shall give any notice of suspension, withdrawal or postponement of a Registration Statement or Shelf Take-Down, the Corporation shall, not later than five (5) business days after the Valid Business Reason that caused such suspension, withdrawal or postponement no longer exists (but in no event later than ninety (90) days after the date of the postponement or withdrawal), use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities covered by the withdrawn or postponed Registration Statement in accordance with this Section 3 or Section 4, as applicable (unless the Stockholders shall have withdrawn such request, in which case the Corporation shall not be considered to have effected an effective registration for the purposes of this Agreement), and such registration shall not be withdrawn or postponed pursuant to the foregoing paragraph.

(e)

Cancellation of a Demand Registration. The Stockholders shall have the right to notify the Corporation that they have determined that the Registration Statement or a Shelf Underwritten Offering be abandoned or withdrawn, in which event the Corporation shall abandon or withdraw such Registration Statement or Shelf Underwritten Offering, as applicable, and concurrently advise in writing the Stockholders.

(f)

Number of Demand Notices. In connection with but subject to the provisions of this Section 3, the Stockholders shall have an unlimited number of Demand Notices which they are permitted to deliver (or cause to be delivered) to the Corporation hereunder.

Section 4.	Automatic Shelf Registrations.

(a)

Filing. The Corporation shall use reasonable best efforts to (i) file a shelf Registration Statement for a public offering of all Registrable Securities pursuant to Rule 415 promulgated under the Securities Act (the “Required Shelf”) no later than the date that is ninety (90) days following the Closing Date and (ii) if not automatically effective, cause the Required Shelf to become effective as soon as reasonably possible thereafter.

(b)

Continued Effectiveness. The Corporation shall use its reasonable best efforts to keep the Required Shelf continuously effective under the Securities Act in order to permit the Prospectus or any free writing prospectus forming a part thereof to be usable by the holders of Registrable Securities until the date as of which all Registrable Securities registered by the Required Shelf have been sold or have otherwise ceased to be Registrable Securities. Subject to the Corporation’s rights under Section 3(d), the Corporation shall not be deemed to have used its reasonable best efforts to keep the shelf Registration Statement effective during such period if the Corporation voluntarily takes any action, or omits to take any commercially reasonable action, that would result in the holders of Registrable Securities not being able to offer and sell any Registrable Securities pursuant to the Required Shelf pursuant to, and in accordance with, its rights set forth in Section 3 or Section 5 hereof during such period, unless such action or omission is (x) a suspension or postponement permitted pursuant to Section 3(e) or (y) required by applicable law, rule or regulation. The Corporation shall use its reasonable best efforts to file any replacement or additional shelf Registration Statement and use its reasonable best efforts to cause such replacement or additional shelf Registration Statement to become effective prior to the expiration of the initial shelf Registration Statement.

Section 5.	Piggyback Registration.

(a)

Right to Piggyback. Except with respect to a Demand Registration, the procedures for which are addressed in Section 3, if the Corporation proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock whether or not for sale of its own account (other than a registration statement (A) on Form S-4, Form S-8 or any successor forms thereto or (B) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan), then, the Corporation shall give prompt written notice of such proposed filing at least five (5) business days before the anticipated filing date (the “Piggyback Notice”) to each Stockholder. The Piggyback Notice shall offer the Stockholders the opportunity to include (or cause to be included) in such registration statement the number of Registrable Securities as the Stockholders may request (a “Piggyback Registration”). Subject to Section 5(b) hereof, the Corporation shall include in each such Piggyback Registration all Registrable Securities with respect to which the Corporation has received written requests for inclusion therein within three (3) business days after notice has been given to each Stockholder. The Stockholders shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration by giving written notice to the Corporation of their request to withdraw; provided, however, that such request must be made prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and otherwise may only be made in accordance with procedures reasonably determined by the underwriters in connection with any underwriting arrangements. The foregoing piggyback rights shall expire on the first date on which the Stockholders no longer own any Registrable Securities.

(b)

Priority on Piggyback Registrations. The Corporation shall use reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit Registrable Securities in respect of which the Stockholders have submitted a timely request for inclusion in response to a Piggyback Notice in connection with such offering to include in such offering all Registrable Securities included in the Stockholders’ response on the same terms and conditions as other shares of capital stock, if any, of the Corporation included in the offering. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering have informed the Corporation in writing that, in their view, the total amount of securities that such holders, the Corporation and any other Persons having rights to participate in such registration intend to include in such offering exceeds the largest amount (the “Section 5(b) Sale Amount”) that can be sold in an orderly manner in such underwritten offering without adversely affecting the price of the offering, then there shall be included in such registration an amount of securities not exceeding the Section 5(b) Sale Amount, and such amount of securities shall be allocated as follows:

(i)

first, (x) 100% of the securities that the Corporation, or any person other than the Stockholders exercising a contractual right pursuant to a registration rights agreement entered into prior to the date hereof (excluding the Sellers Registration Rights Agreement) to demand registration, as the case may be, requests to be registered, (y) in the event that the Sellers exercise a contractual right to demand an underwritten offering pursuant to the terms of the Sellers Registration Rights Agreement, pro rata among the Sellers and the Stockholders or (z) in the event that any Person other than the Stockholders or the Sellers exercises a contractual right to demand an underwritten offering pursuant to a registration rights agreement entered into after the date hereof, pro rata among the Stockholders, the Sellers (if the Sellers have requested securities be included in such registration) and such Person;

(ii)

second, and only if all the securities referred to in clause (i)(x) have been included, pro rata among the Stockholders, the Sellers (if the Sellers have requested securities be included in such registration) and any other Person requesting registration pursuant to a contractual right to piggyback pursuant to a registration rights agreement entered prior to the date hereof; and

(iii)

third, and only if all the securities referred to in clause (ii) have been included, pro rata among all Persons (other than the Persons included in clauses (i) and (ii) above) requesting that securities be included in such registration, on the basis of the number of securities then owned by each such Person (other than the Persons included in clauses (i) and (ii) above) requesting registration in relation to the aggregate number of securities owned by all such Persons (other than the Persons included in clauses (i) and (ii) above) requesting registration.

Section 6.

Registration Procedures. In connection with the Corporation’s obligations under Section 3, Section 4 and Section 5, the Corporation shall use its reasonable best efforts to effect such registration and to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Corporation shall:

(a)

as promptly as is reasonably practicable prepare and file the required Registration Statement, including all exhibits and financial statements required under the Securities Act to be filed therewith, and, before filing a Registration Statement or Prospectus or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to the holders of the Registrable Securities covered by such Registration Statement, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and such holders and their respective counsel, (y) subject to applicable law, make such changes in such documents concerning the holders prior to the filing thereof as such holders, or their counsel, may reasonably request and (z) subject to applicable law, not file any Registration Statement or Prospectus or amendments or supplements thereto to which the Stockholders or the underwriters, if any, shall reasonably object;

(b)

as promptly as is reasonably practicable prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and supplements to the Prospectus as may be (x) reasonably requested by the Stockholders, or (y) necessary to keep such Registration Statement effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(c)

notify the Stockholders and the managing underwriter or underwriters, if any, and confirm such notice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Corporation (a) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or any amendment or supplement thereto has been filed, (b) of any written comments by the SEC, or any request by the SEC or other federal or state governmental authority for amendments or supplements to such Registration Statement or such Prospectus, or for additional information (whether before or after the effective date of the Registration Statement) or any other correspondence with the SEC relating to, or which may affect, the Registration, (c) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (d) if, at any time, the representations and warranties of the Corporation in any applicable underwriting agreement cease to be true and correct in all material respects and (e) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(d)

promptly notify the Stockholders and the managing underwriter or underwriters, if any, in writing when the Corporation becomes aware of the happening of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the Stockholders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus, which shall correct such misstatement or omission or effect such compliance;

(e)

to the extent the Corporation is eligible under the relevant provisions of Rule 430B under the Securities Act, if the Corporation files any Shelf Registration Statement, the Corporation shall include in such Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Stockholders) in order to ensure that the Stockholders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment;

(f)	use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order or notice preventing or suspending the use of any preliminary or final Prospectus;

(g)

promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment such information as the managing underwriter or underwriters and the Stockholders agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;

(h)

furnish to the Stockholders and each underwriter, if any, or any financial institution facilitating the sale of Registrable Securities pursuant to a Registration Statement without charge, as many conformed copies as the Stockholders or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment or supplement thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(i)

deliver to the Stockholders and each underwriter, if any, or any financial institution facilitating the sale of Registrable Securities pursuant to a Registration Statement without charge, as many copies of the applicable Prospectus (including each preliminary prospectus) and any amendment or supplement thereto and such other documents as the Stockholders, financial institution or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by the Stockholders or underwriter (it being understood that the Corporation shall consent to the use of such Prospectus or any amendment or supplement thereto by the Stockholders and the underwriters, if any, or financial institution in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto);

(j)

on or prior to the date on which the applicable Registration Statement becomes effective, use its reasonable best efforts to register or qualify, and cooperate with the Stockholders, the managing underwriter or underwriters, if any, or any financial institution facilitating the sale of Registrable Securities pursuant to a Registration Statement and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction as the Stockholders, managing underwriter or underwriters, if any, or any financial institution facilitating the sale of Registrable Securities pursuant to a Registration Statement or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 3 or Section 4, as applicable; provided that the Corporation shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(k)

cooperate with the Stockholders and the managing underwriter or underwriters, if any, or any financial institution facilitating the sale of Registrable Securities pursuant to a Registration Statement to enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least three (3) Business Days prior to any sale of Registrable Securities to the underwriters;

(l)

use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(m)	not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities if other than the CUSIP for the publicly traded Common Stock;

(n)

make such representations and warranties to the Stockholders of Registrable Securities being registered, and the underwriters or agents, if any, or any financial institution facilitating the sale of Registrable Securities pursuant to a Registration Statement in form, substance and scope as are customarily made by issuers in public offerings similar to the offering then being undertaken;

(o)

enter into such customary agreements (including underwriting, purchase and indemnification agreements) and take all such other actions as the Stockholders, the managing underwriter or underwriters, if any, or any financial institution facilitating the sale of Registrable Securities pursuant to a Registration Statement reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(p)

obtain for delivery to the Stockholders being registered and to the underwriter or underwriters, if any, or any financial institution facilitating the sale of Registrable Securities pursuant to a Registration Statement an opinion or opinions from counsel for the Corporation dated the most recent effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting or purchase agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to the Stockholders or underwriters or financial institution, as the case may be, and their respective counsel;

(q)

obtain for delivery to the Corporation and the managing underwriter or underwriters, or any financial institution facilitating the sale of Registrable Securities pursuant to a Registration Statement with copies to the Stockholders, a comfort letter from the Corporation’s independent certified public accountants or independent auditors (and, if necessary, any other independent certified public accountants or independent auditors of any subsidiary of the Corporation or any business acquired by the Corporation for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter or underwriters or applicable financial institution reasonably request, dated the date of execution of the underwriting or similar agreement and brought down to the closing under the underwriting agreement;

(r)

cooperate with each seller of Registrable Securities and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(s)

use its reasonable best efforts to comply with all applicable securities laws and, if a Registration Statement was filed, make available, including through the SEC’s EDGAR filing system or any successor system, to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(t)

provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(u)

use its reasonable best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on the securities exchange on which the Common Stock is then listed or quoted and on each inter-dealer quotation system on which the Common Stock is then quoted;

(v)

make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by the Stockholders, by any underwriter or financial institution participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by the Stockholders or any such underwriter or financial institution, all pertinent financial and other records and pertinent corporate documents and properties of the Corporation, and cause all of the Corporation’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Corporation and to supply all information reasonably requested by any such Person in connection with such Registration Statement;

(w)

in the case of a marketed public offering, cause the senior executive officers of the Corporation to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(x)	take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(y)

take all reasonable action to ensure that any Issuer Free Writing Prospectus utilized in connection with any registration complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(z)	take all such other reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the terms of this Agreement.

To the extent the Corporation is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any Demand Registration is submitted to the Corporation, and such Demand Registration requests that the Corporation file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”) on Form S-3, the Corporation shall file an Automatic Shelf Registration Statement which covers those Registrable Securities which are requested to be registered. If the

Corporation does not pay the filing fee covering the Registrable Securities at the time the Automatic Shelf Registration Statement is filed, the Corporation agrees to pay such fee at such time or times as the Registrable Securities are to be sold. If the Automatic Shelf Registration Statement has been outstanding for at least three (3) years, prior to the end of the third year the Corporation shall file a new Automatic Shelf Registration Statement covering the Registrable Securities. If at any time when the Corporation is required to re-evaluate its WKSI status the Corporation determines that it is not a WKSI, the Corporation shall use its commercially reasonable best efforts to refile the shelf Registration Statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

If the Corporation files any shelf Registration Statement for the benefit of the holders of any of its securities other than the holders of Registrable Securities, and the holders of Registrable Securities do not request that their Registrable Securities be included in such shelf Registration Statement, the Corporation agrees that it shall, to the extent permitted by applicable law, include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the holders of Registrable Securities) in order to ensure that the holders of Registrable Securities may be added to such shelf Registration Statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

The Corporation may require each Stockholder to furnish to the Corporation such customary information regarding the distribution of such securities and such other information relating to such Stockholder and its ownership of Registrable Securities as the Corporation may from time to time reasonably request in writing and the Corporation may exclude from such Registration or sale the Registrable Securities of such Stockholder if such Stockholder unreasonably fails to furnish such information within a reasonable time after receiving such request. Each Stockholder agrees to furnish such information to the Corporation and to cooperate with the Corporation as reasonably necessary to enable the Corporation to comply with the provisions of this Agreement. In connection with each sale of Registrable Securities conducted as an underwritten offering, each Stockholder agrees, if requested, to become bound by and to execute and deliver a lock-up agreement with the underwriter(s) of such offering for a period of no longer than sixty (60) days restricting such Stockholder’s right to (a) transfer, directly or indirectly, any Registrable Securities or (b) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of Registrable Securities, subject to customary exceptions to which the underwriter(s) of such underwritten offering may agree, provided that in no event shall such lock-up be greater than the period agreed to by the Company, its directors or officers.

If any Registration Statement or comparable statement under state “blue sky” laws refers to any Stockholder by name or otherwise as the Stockholder of any securities of the Corporation, then such Stockholder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to the Stockholder and the Corporation, to the effect that the holding by the Stockholder of such securities is not to be construed as a recommendation by the Stockholder of the investment quality of the Corporation’s securities covered thereby and that such holding does not imply that such Stockholder will assist in meeting any future financial requirements of the Corporation, or (ii) in the event that such reference to any Stockholder by name or otherwise is not in the judgment of the Corporation, as advised by counsel, required by the Securities Act or any similar federal statute or any state “blue sky” or securities law then in force, the deletion of the reference to the Stockholder.

The Stockholders agrees that, as promptly as possible after receipt of any notice from the Corporation of the happening of any event of the kind described in Section 6(d) hereof, the Stockholders will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until its receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(d), or until advised in writing by the Corporation that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus, or any amendments or supplements thereto, and if so directed by the Corporation, the Stockholders shall deliver to the Corporation (at the Corporation’s expense) all copies, other than permanent file copies then in the Stockholders’ possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Corporation shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when the Stockholders either receive the copies of the supplemented or amended Prospectus contemplated by Section 7(d) or is advised in writing by the Corporation that the use of the Prospectus may be resumed.

Section 7.

Registration Expenses. All reasonable fees and expenses incident to the performance of or compliance with this Agreement by the Corporation including, without limitation, (i) all registration, listing and filing fees (including, without limitation, fees and expenses (A) paid to the SEC, a stock exchange or FINRA and (B) of compliance with securities or “blue sky” laws, including, without limitation, any fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 6(i)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriters, if any, or by the holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses of the Corporation, (iv) fees and disbursements of counsel for the Corporation, (v) expenses of the Corporation incurred in connection with any road show, (vi) fees and disbursements of all independent certified public accountants referred to in Section 6(p)(ii) hereof (including, without limitation, the expenses of any “cold comfort” letters required by this Agreement) and any other Persons, including special experts retained by the Corporation, (vii) fees and expenses payable to a Qualified Independent Underwriter, and (viii) fees and disbursements of one counsel for the Stockholders if such Registration Statement is pursuant to a Demand Registration initiated by the Stockholders will be borne by the Corporation whether or not any Registration Statement is filed or becomes effective. In addition, the Corporation shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Corporation are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Corporation.

The Corporation shall not be required to pay (i) fees and disbursements of any counsel retained by the Stockholders or by any underwriter (except as set forth in clauses (i)(B) and (viii) of the first paragraph of this Section 7), (ii) any underwriter’s fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Registrable Securities (other than with respect to Registrable Securities sold by the Corporation, and except as set forth in clause (vii) of the first paragraph of this Section 7), or (iii) any other expenses of the holders of Registrable Securities not required to be paid by the Corporation pursuant to the first paragraph of this Section 7.

Section 8.	Indemnification.

(a)

Indemnification by the Corporation. The Corporation shall, and it hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Stockholder, its respective officers, directors, partners, members, managers, stockholders and employees and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons from and against any and all losses, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and reasonable legal expenses or other reasonable expenses actually incurred thereby in connection with investigating or defending any claim or proceeding resulting therefrom) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities are registered or sold under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or any other disclosure document produced by or on behalf of the Corporation or any of its subsidiaries including any report and other document filed under the Exchange Act, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading; provided, that a Stockholder shall not be entitled to indemnification pursuant to this Section 8(a) in respect of any untrue statement or omission contained in any information furnished in writing by such Stockholder to the Corporation specifically for inclusion in a Registration Statement that has not been corrected in a subsequent writing prior to the sale of the Registrable Securities to the Person asserting the claim or (iii) any violation or alleged violation by the Corporation (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law. This indemnity shall be in addition to any liability the Corporation may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the Transfer of such securities by any Stockholder. The Corporation shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

(b)

Indemnification by the Stockholders. Each Stockholder agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Corporation, its directors, officers, partners, members, managers, stockholders and employees and each Person who controls the Corporation (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were registered or sold under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission is contained in any information about the Stockholder furnished in writing by such Stockholder to the Corporation specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim. In no event shall the liability of a Stockholder hereunder be greater in amount than the dollar amount of the net proceeds received by such Stockholder under the sale of Registrable Securities giving rise to such indemnification obligation less any amounts paid by such Holder pursuant to Section 9(d) and any amounts paid by such Stockholder as a result of liabilities incurred under the underwriting agreement, if any, related to such sale. The Corporation shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

(c)

Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (iii) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (iv) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the prior written consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation without the prior written consent of such indemnified party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld or delayed. Notwithstanding the foregoing, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into in good faith more than sixty (60) days after receipt by the indemnifying party of such request and more than thirty (30) days after receipt of the proposed terms of such settlement and (y) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 8(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction.

(d)

Contribution. If for any reason the indemnification provided for in Section 8(a) and Section 8(b) is unavailable to an indemnified party (other than as a result of exceptions contained in Section 8(a) and Section 8(b)) or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Corporation, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 8(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Section 8(a) and Section 8(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. If indemnification is available under this Section 8, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in Section 8(a) and Section 8(b) hereof without regard to the provisions of this Section 8(d). The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. Notwithstanding the provisions of this Section 8, in connection with any Registration Statement filed by the Corporation, a Stockholder shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such Stockholder under the sale of Registrable Securities giving rise to such contribution obligation less any amounts paid by such Stockholder pursuant to Section 8(b) and any amounts paid by such Stockholder as a result of liabilities incurred under the underwriting agreement, if any, related to such sale.

Section 9.

Existing Registration Statements. Notwithstanding anything herein to the contrary and subject to applicable law and regulation, the Corporation may satisfy any obligation hereunder to file a Registration Statement or to have a Registration Statement become effective by a specified date by designating, by notice to the Stockholders, a Registration Statement that previously has been filed with the SEC or become effective, as the case may be, as the relevant Registration Statement for purposes of satisfying such obligation, and all references to any such obligation shall be construed accordingly; provided that such previously filed Registration Statement may be amended or, subject to applicable securities laws, supplemented to add the number of Registrable Securities, and, to the extent necessary, to identify as selling stockholders those Stockholders demanding the filing of a Registration Statement pursuant to the terms of this Agreement. To the extent this Agreement refers to the filing or effectiveness of other Registration Statements, by or at a specified time and the Corporation has, in lieu of then filing such Registration Statements or having such Registration Statements become effective, designated a previously filed or effective Registration Statement as the relevant Registration Statement for such purposes, in accordance with the preceding sentence, such references shall be construed to refer to such designated Registration Statement, as amended.

Section 10.	Rule 144 and Rule 144A.

(a)

The Corporation shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Corporation is not required to file such reports, it will, upon the request of the Stockholders, make publicly available such necessary information for so long as necessary to permit sales that would otherwise be permitted by this Agreement pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time or any similar rule or regulation hereafter adopted by the SEC), and it will take such further action as the Stockholders may reasonably request, including the delivery of customary opinions requested to effectuate such sales pursuant to Rule 144, all to the extent required from time to time to enable such Holder to sell Registrable Securities without Registration under the Securities Act in transactions that would otherwise be permitted by this Agreement and within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Stockholders, the Corporation will deliver to the Stockholders a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

Section 11.

Underwritten Registrations. In connection with any Demand Registration or Shelf Underwritten Offering, the Stockholders shall have the right to designate the lead managing underwriters in connection with any underwritten offering pursuant to such registration and each other managing underwriter for any such underwritten offering; provided that in all cases any such underwriters shall be reasonably acceptable to the Corporation.

Section 12.	Miscellaneous.

(a)	Amendments and Waivers. This Agreement may be amended, supplemented or changed only by a written instrument signed by the Stockholders and the Corporation.

(b)

Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt by nonautomatic means, whether electronic or otherwise), (ii) when sent by email (with written confirmation of transmission) or (c) one (1) Business Day after the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses and email addresses (or to such other address or email address as a party may have specified by notice given to the other party under this Section 11(b)):

if to the Stockholders, each as set forth on Schedule I attached hereto, with copies (which shall not be notice) to:

Proskauer Rose LLP

Eleven Times Square

New York, New York 11036

Attention: Justin Breen

Email: jbreen@proskauer.com

if to the Corporation, as follows:

Evolent Health, Inc. 800 N. Glebe Road
Suite 500
Arlington, VA 22203
Attention: John Johnson, Chief Financial Officer
Email: JPJohnson@evolenthealth.com

with a copy (which shall not be notice) to:

King & Spalding LLP 1185 Avenue of the Americas
New York, NY 10036
Attention: Elizabeth Morgan; Zachary Cochran
Email: EMorgan@kslaw.com; ZCochran@kslaw.com

(c)

Successors and Assigns; Stockholder Status. The rights and obligations contained in this Agreement shall be assignable to any transferee of Registrable Securities and shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective successors and permitted assigns; provided, however, that such successor or assign shall not be entitled to such rights unless the successor or assign shall have executed and delivered to the Corporation an Addendum Agreement substantially in the form of Exhibit A hereto (which shall also be executed by the Corporation promptly following the acquisition of such Registrable Securities, in which event such successor or assign shall be deemed a Stockholder for purposes of this Agreement. Except as provided in Section 8 with respect to an indemnified party, nothing herein is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever.

(d)

Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall be one (1) and the same instrument. Delivery of an executed counterpart hereof by electronic transmission (including email or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall be effective as delivery of an original counterpart hereof.

(e)

Severability. Any term or provision hereof that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(f)

Entire Agreement. This Agreement, the Series A Securities Purchase Agreement and the Investor Rights Agreement are the entire agreement, and supersede all prior agreements and understandings, both written and oral, among or between any of the parties related to the subject matter hereof and thereof.    There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein, with respect to the registration rights granted by the Corporation with respect to Registrable Securities.

(g)

Securities Held by the Corporation or Its Subsidiaries. Whenever the consent or approval of holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Corporation or its subsidiaries shall not be counted in determining whether such consent or approval was given by the holders of such required percentage.

(h).

Specific Performance. Except as otherwise provided herein, all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy. The parties acknowledge and agree that irreparable damage would occur if any of the provisions hereof were not performed in accordance with their specific terms or were otherwise breached and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, the parties shall be entitled to equitable relief (including an injunction or injunctions) to prevent breaches or threatened breaches hereof and to enforce specifically the performance of terms and provisions hereof, in each case, in any court referred to in Section 12(b), without proof of actual damages (and each party waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. No party shall assert (i) that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason or (ii) that a remedy of monetary damages would provide an adequate remedy for any such breach.

(i)

No Inconsistent Agreements. The Corporation shall not hereafter enter into any agreement with respect to its securities that is inconsistent in any material respects with the rights granted to the Stockholders in this Agreement.

(j)

Effective Time; Term. This Agreement shall become effective at (and not prior to) the Closing Date. This Agreement shall terminate on the date on which the Stockholders cease to own Registrable Securities; provided that such Stockholders’ rights and obligations pursuant to Section 8, as well as the Corporation’s obligations to pay expenses pursuant to Section 7, shall survive with respect to any registration statement in which any Registrable

Securities of the Stockholders were included and any underwriter lock-up that the Stockholders have executed prior to the termination of this Agreement with respect to the Stockholders in accordance with this Section 12(i) at the time of such termination, shall remain in effect in accordance with its terms.

(k)

Applicable Law; Jurisdiction; WAIVER OF JURY TRIAL. This Agreement, and all claims and causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) that may be based on, arise out of or relate hereto or the negotiation, execution, performance or subject matter hereof, shall be governed by the Laws of the State of New York applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law. With respect to any such claim or cause of action, each party (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, (ii) agrees that all such claims and causes of action shall be heard and determined exclusively in the courts identified in clause (i) of this Section 11(k), (iii) waives any objection to laying venue in any such claim or cause of action in such courts, (iv) waives any objection that any such court is an inconvenient forum or does not have jurisdiction over any party and (v) agrees that service of process upon such Party in any such claim or cause of action shall be effective if such process is given as a notice under Section 12(b). EACH PARTY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM OR CAUSE OF ACTION that may be based on, arise out of or relate HERETO or the negotiation, execution, performance or subject matter hereof.

(l)	Construction. Section 7.2 of the Series A Securities Purchase Agreement shall apply to this Agreement, mutatis mutandis.

(m)

Opt-Out Requests. Each Stockholder shall have the right, at any time and from time to time (including after receiving information regarding any potential public offering), to elect to not receive any notice that the Corporation or any other Stockholders otherwise are required to deliver pursuant to this Agreement regarding an Underwritten Offering, a Take-Down Notice or a Piggyback Registration Statement (except any Suspension Notice or any other notice as required by law, rule or regulation) by delivering to the Corporation a written statement signed by such Stockholder that it does not want to receive any such notices hereunder (an “Opt-Out Request”), in which case, and notwithstanding anything to the contrary in this Agreement, the Corporation and other Stockholders shall not be required to, and shall not, deliver any such notice or other related information required to be provided to Stockholders hereunder to the extent that the Corporation or such other Stockholders reasonably expect such notice or information would result in a Stockholder acquiring material non-public information within the meaning of Regulation FD promulgated under the Exchange Act. An Opt-Out Request may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely. A Stockholder that has previously given the Corporation an Opt-Out Request may revoke such request at any time, and there shall be no limit on the ability of a Stockholder to issue and revoke subsequent Opt-Out Requests. Notwithstanding the foregoing, this shall not prohibit any communications or notices to employees, officers and directors or agents of the Company, or notices or communications pursuant to any other agreements.

[Signature Page Follows]

EVOLENT HEALTH, INC.

By:	/s/ Seth Blackley
Name:	Seth Blackley
Title:	CEO

ARES CAPITAL CORPORATION

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

CION ARES DIVERSIFIED CREDIT FUND

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

ARES CENTRE STREET PARTNERSHIP, L.P.
By:	Ares Centre Street GP, Inc. as general partner

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

ARES PRIVATE CREDIT SOLUTIONS II, L.P.
By:	Ares Capital Management LLC, its investment manager

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

ARES PRIVATE CREDIT SOLUTIONS (OFFSHORE) II, L.P.
By:	Ares Capital Management LLC, its investment manager

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

ARES JASPER FUND, L.P.
By:	Ares Centre Street GP, Inc., as general partner

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

ARES ND CREDIT STRATEGIES FUND LLC
By:	Ares Capital Management, its account manager

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

ARES CREDIT STRATEGIES INSURANCE DEDICATED FUND SERIES INTERESTS OF THE SALI MULTI-SERIES FUND, L.P.
By:	Ares Management LLC, its investment subadvisor
By:	Ares Capital Management LLC, as subadvisor

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

ARES SENIOR DIRECT LENDING MASTER FUND II DESIGNATED ACTIVITY COMPANY
By:	Ares Capital Management LLC, its investment manager

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

ARES SENIOR DIRECT LENDING PARALLEL FUND (L) II, L.P.
By:	Ares SDL II Capital Management LLC, its Manager

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

ARES SENIOR DIRECT LENDING PARALLEL (U) II, L.P.
By:	Ares SDL II Capital Management LLC, its Manager

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

ARES SFERS CREDIT STRATEGIES FUND LLC
By:	Ares Capital Management LLC, its servicer

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

ARES COMMERCIAL FINANCE LP
By:	Ares Commercial Finance Management LP, as manager

By:	/s/ Ryan T. Magee
Name:	Ryan T. Magee
Title:	Authorized Signatory

ARES DIRECT FINANCE I LP
By:	Ares Capital Management LLC, its investment manager

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

AO MIDDLE MARKET CREDIT L.P.
By:	OCM Middle Market Credit G.P. Inc., its general partner

By:	/s/ K. Patel
Name:	K. Patel
Title:	Director

By:	/s/ Jeremy Ehrlich
Name:	Jeremy Ehrlich
Title:	Director

LUOMUS FUND, L.P.
By:	Ares PE Co-Invest GP LLC, its general partner

By:	/s/ Matthew Jill
Name:	Matthew Jill
Title:	Authorized Signatory

MINKE IMC INC.

By:	/s/ Jatinder Mall
Name:	Jatinder Mall
Title:	Vice President

[Signature Page to Registration Rights Agreement]

SCHEDULE I

Stockholders

1.	Ares Capital Corporation (245 Park Avenue, 44th Floor; New York, New York, 10167; E-mail: sweidlich@ares.com)

2.	Cion Ares Diversified Credit Fund (2000 Avenue of the Stars, 12th Floor; Los Angeles, California, 90067; E-mail: sweidlich@ares.com)

3.	Ares Centre Street Partnership, L.P. (2000 Avenue of the Stars, 12th Floor; Los Angeles, California, 90067; E-mail: sweidlich@ares.com)

4.	Ares Private Credit Solutions II, L.P. (245 Park Avenue, 44th Floor; New York, New York, 10167; E-mail: sweidlich@ares.com)

5.	Ares Private Credit Solutions (Offshore) II, L.P. (245 Park Avenue, 44th Floor; New York, New York, 10167; E-mail: sweidlich@ares.com)

6.	Ares Jasper Fund, L.P. (2000 Avenue of the Stars, 12th Floor; Los Angeles, California, 90067; E-mail: sweidlich@ares.com)

7.	Ares ND Credit Strategies Fund LLC (2000 Avenue of the Stars, 12th Floor; Los Angeles, California, 90067; E-mail: sweidlich@ares.com)

8.	Ares Credit Strategies Insurance Dedicated Fund Series Interests of the SALI Multi-Series Fund, L.P. (2000 Avenue of the Stars, 12th Floor; Los Angeles, California, 90067; E-mail: sweidlich@ares.com)

9.	Ares Senior Direct Lending Master Fund II Designated Activity Company (2000 Avenue of the Stars, 12th Floor; Los Angeles, California, 90067; E-mail: sweidlich@ares.com)

10.	Ares Senior Direct Lending Parallel Fund (L) II, L.P. (245 Park Avenue, 44th Floor; New York, New York, 10167; E-mail: sweidlich@ares.com)

11.	Ares Senior Direct Lending Parallel Fund (U) II, L.P. (245 Park Avenue, 44th Floor; New York, New York, 10167; E-mail: sweidlich@ares.com)

12.	Ares SFERS Credit Strategies Fund LLC (245 Park Avenue, 44th Floor; New York, New York, 10167; E-mail: sweidlich@ares.com)

13.	Ares Commercial Finance LP (2000 Avenue of the Stars, 12th Floor; Los Angeles, California, 90067; E-mail: sweidlich@ares.com)

14.	Luomus Fund, L.P. (Salmisaarentanta 11 P.O. Box 4, Helsinki, Finland, FI00098 VARMA; E-mail: sweidlich@ares.com)

15.	Ares Direct Finance I LP (2000 Avenue of the Stars, 12th Floor; Los Angeles, California, 90067; E-mail: sweidlich@ares.com)

16.	AO Middle Market Credit L.P. (2000 Avenue of the Stars, 12th Floor; Los Angeles, California, 90067; E-mail: sweidlich@ares.com)

17.	Minke IMC Inc. (75 Pandora Avenue; Victoria, BC, Canada, V8W0E4; E-mail: sweidlich@ares.com)

Schedule I

EXHIBIT A

ADDENDUM AGREEMENT

This Addendum Agreement is made this ___ day of __________, 20___, by and between ________________ (the “New Stockholder”) and the Corporation (the “Corporation”), pursuant to a Registration Rights Agreement dated as of [________] (as amended, supplemented or modified from time to time, the “Agreement”), between and among the Corporation and the Stockholders. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WITNESSETH:

WHEREAS, the Corporation has agreed to provide registration rights with respect to the Registrable Securities as set forth in the Agreement; and

WHEREAS, the New Stockholder has acquired Registrable Securities directly or indirectly from the Stockholder and

WHEREAS, the Corporation and the Stockholders have required in the Agreement that all persons desiring registration rights must enter into an Addendum Agreement binding the New Stockholder to the Agreement.

NOW, THEREFORE, in consideration of the mutual promises of the parties, the New Stockholder acknowledges that it has received and read the Agreement and that the New Stockholder shall be bound by, and shall have the benefit of, all of the terms and conditions set out in the Agreement and shall be deemed to be a Stockholder thereunder.

New Stockholder

Address:

Exhibit A-1

AGREED TO on behalf of the Corporation pursuant to Section 12(c) of the Agreement.

THE CORPORATION

By:

Printed Name and Title

Exhibit A-2